UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
TALEND S.A.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

☐    Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

TALEND S.A.
5-7 rue Salomon de Rothschild,
92150 Suresnes, France
NOTICE OF ANNUAL COMBINED GENERAL MEETING OF SHAREHOLDERS
To Be Held at 2:30 p.m. Paris Time on Tuesday, June 29, 2021
Dear Shareholders of Talend S.A.:
The 2021 Annual Combined General Meeting of shareholders (the “Annual General Meeting”) of Talend S.A. (the “Company”), a French société anonyme, will be held on Tuesday, June 29, 2021 at 2:30 p.m. Paris time, at 5-7 rue Salomon de Rothschild, 92150 Suresnes, France,* for the following purposes, as more fully described in the accompanying proxy statement:
Within the authority of the Ordinary Shareholders’ Meeting:
1.
To ratify the provisional appointment of Ms. Elissa Fink as Director;

2.
To ratify the provisional appointment of Mr. Ryan Kearny as Director;

3.
To renew the term of office of Mr. Ryan Kearny as Director;

4.
To renew the term of office of Mr. Patrick Jones as Director;

5.
To renew the term of office of Ms. Christal Bemont as Director;

6.
To approve, on an advisory basis, the compensation of our named executive officers;

7.
To approve the statutory financial statements for the year ended December 31, 2020;

8.
To allocate earnings for the year ended December 31, 2020;

9.
To approve the consolidated financial statements for the year ended December 31, 2020 prepared in accordance with IFRS;

10.
To approve an indemnification agreement entered into with Ms. Elissa Fink (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);

11.
To approve an indemnification agreement entered into with Mr. Ryan Kearny (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);

12.
To approve a consulting agreement entered into with Mr. Michael Tuchen (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);

*
We are monitoring the situation regarding COVID-19 (Coronavirus) closely and we will monitor the need to potentially alter the date, time or location of the Annual General Meeting or switch to a virtual meeting format as provided by government ordinance n°2020-321 dated 25 March 2020 and decree n°2020-418 dated 10 April 2020 as prorogated by decree n°2021-255 dated 9 March 2021, issued upon authorization of the health emergency law n°2020-290 dated 23 March 2020, as amended. If we take any of these or other steps, we will announce the decision to do so in advance by a press release and the filing of additional proxy materials with the Securities and Exchange Commission. Please monitor our website at https://investor.talend.com for updated information and if you intend to attend the meeting in person, please check the website in advance of the meeting.

13.
To approve a separation agreement and release entered into with Mr. Laurent Bride (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);

14.
To ratify the selection of KPMG LLP as the independent registered public accountant for the Company for the fiscal year ending December 31, 2021 with respect to the Company’s financial statements prepared in accordance with generally accepted accounting principles in the United States for SEC reporting purposes;

Within the authority of the Extraordinary Shareholders’ Meeting:
15.
To delegate authority to the board of directors to grant existing and/or newly issued free shares of the Company to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code;

16.
To delegate authority to the board of directors to issue share warrants (bons de souscription d’actions), without shareholders’ preferential subscription right, for the benefit of a category of persons meeting certain characteristics;

17.
To delegate authority to the board of directors to grant options to subscribe for new ordinary shares or options to purchase ordinary shares of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L. 225-180 et seq. of the French Commercial Code;

18.
To limit the amount of issues under Proposal Nos. 15, 16 and 17; and

19.
To delegate authority to the board of directors to increase the share capital by way of the issue of shares of the Company to participants in a company savings plan (plan d’épargne d’entreprise) established in accordance with Articles L. 3332-1 et seq. of the French Labor Code.

These proxy materials will be mailed by JPMorgan Chase Bank, N.A. (the “Depositary”) on or about May 21, 2021 to all holders of the Company’s American Depositary Shares (“ADSs”), each representing one ordinary share of the Company, having a nominal value of €0.08 per share (the “Ordinary Shares” or “Shares”). These proxy materials will be mailed by our registrar BNP Paribas Securities Services on or about June 11, 2021 to all holders of the Company’s Ordinary Shares.
If you are a holder of Ordinary Shares at 12:00 a.m., Paris time, on June 25, 2021, you will be eligible to vote at the Annual General Meeting. You may (i) vote in person at the Annual General Meeting, (ii) vote by submitting your proxy card by mail, (iii) grant your voting proxy directly to the chairman of the Annual General Meeting, or (iv) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union. If you vote in advance of the Annual General Meeting by submitting your proxy card, you will not be able to change your vote and you will not be able to vote in person at the meeting.
If you hold ADSs, you may instruct the Depositary, either directly or through your broker, bank, or other nominee, how to vote the Ordinary Shares underlying your ADSs. Please note that only holders of Ordinary Shares, and not ADS holders, are entitled to vote directly at the Annual General Meeting. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has set the ADS record date for the Annual General Meeting as May 14, 2021 (the “ADS Record Date”). If you wish to have your votes cast at the meeting, you must obtain, complete and timely return a voting instruction form from the Depositary, if you are a registered holder of ADSs, or from your broker, bank, or other nominee in accordance with any instructions provided therefrom.
YOUR VOTE IS IMPORTANT. Please read the proxy statement and the accompanying materials. Whether or not you plan to attend the Annual General Meeting in person, and no matter how many Ordinary

Shares or ADSs you own, please submit your proxy card or voting instruction form, as applicable, in accordance with the procedures described above.
We appreciate your continued support of Talend S.A. and look forward to either greeting you personally at the Annual General Meeting or receiving your proxy.
By order of the board of directors,

Christal Bemont
Chief Executive Officer
April 29, 2021

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	2
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10
Provisionally Appointed Directors Subject to Shareholder Ratification and Nominees for Director	10
Continuing Directors	11
Director Independence	13
Board Leadership Structure	13
Board Meetings and Committees	14
Response to Material Weakness in Internal Control Over Financial Reporting	16
Compensation Committee Interlocks and Insider Participation	17
Considerations in Evaluating Director Nominees	17
Shareholder Recommendations for Nominations to the Board of Directors	17
Communications with the Board of Directors	18
Charter of the Board of Directors and Code of Business Conduct and Ethics	18
Risk Management	18
The Board of Directors’ Role in Cybersecurity Oversight	19
Director Compensation	19
PROPOSAL NOS. 1 TO 5 — ELECTION OF DIRECTORS	23
EXECUTIVE OFFICERS	25
EXECUTIVE COMPENSATION	26
Compensation Discussion and Analysis	26
Leadership Transformation	26
Executive Summary	26
Executive Compensation Philosophy and Program Design	29
Governance of Executive Compensation Program	30
Individual Compensation Elements	33
Other Compensation Policies and Practices	43
Tax and Accounting Considerations	43
Compensation Committee Report	44
2020 Summary Compensation Table	45
2020 Grants of Plan-Based Awards Table	47
2020 Outstanding Equity Awards as of Fiscal Year End Table	48
Option Exercises and Stock Vested in 2020 Table	49
Executive Officer Employment Arrangements	50
Potential Payments Upon Termination or Change of Control	51
CEO Pay Ratio	56
Equity Compensation Plan Information	57
PROPOSAL NO. 6 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	58
PROPOSAL NOS. 7 TO 9 — APPROVAL OF THE 2020 STATUTORY FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH FRENCH GAAP, ALLOCATION OF EARNINGS, AND APPROVAL OF THE 2020 FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH IFRS	59

i

Page
PROPOSAL NOS. 10 TO 13 — VOTE ON THE AGREEMENTS REFERRED TO IN ARTICLES L. 225-38 ET SEQ. OF THE FRENCH COMMERCIAL CODE	60
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	62
Report of the Audit Committee	62
Fees Paid to the Independent Registered Public Accounting Firm	62
Audit and Non-Audit Services Pre-Approval Policy	63
Changes in Independent Registered Public Accountants	63
PROPOSAL NO. 14 — RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM WITH RESPECT TO THE COMPANY’S FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES FOR SEC REPORTING PURPOSES	65
PROPOSAL NO. 15 — DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO CARRY OUT THE FREE ALLOCATION OF SHARES TO EMPLOYEES OF THE COMPANY	66
PROPOSAL NO. 16 — DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO ISSUE AND GRANT NON-EMPLOYEE WARRANTS (BONS DE SOUSCRIPTION D’ACTIONS)	71
PROPOSAL NO. 17 — DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO GRANT OPTIONS TO EMPLOYEES OF THE COMPANY	74
PROPOSAL NO. 18 — APPROVAL OF THE OVERALL LIMITS ON THE NUMBER OF SHARES TO BE ISSUED PURUSANT TO PROPOSAL NOS. 15, 16 AND 17	79
PROPOSAL NO. 19 — SHARE CAPITAL INCREASE FOR THE ISSUANCE OF SHARES TO PARTICIPANTS IN A COMPANY SAVINGS PLAN	83
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	84
RELATED PERSON TRANSACTIONS	86
Transactions with Our Principal Shareholders, Directors and Executive Officers	86
Agreements with our Directors and Officers	87
Other Transactions	88
Policies and Procedures for Related Party Transactions	88
OTHER MATTERS	89
Incorporation by Reference	89
Fiscal Year 2020 Annual Report and SEC Filings	89
ANNEX A	A-1

ii

TALEND S.A.
PROXY STATEMENT
FOR THE 2021 ANNUAL COMBINED GENERAL MEETING OF SHAREHOLDERS
To Be Held at 2:30 p.m. Paris Time on Tuesday, June 29, 2021
This proxy statement and the enclosed form of proxy are furnished to holders of ordinary shares, nominal value €0.08 per share (“Ordinary Shares”), and American Depositary Shares, each representing one Ordinary Shares (“ADSs”), in connection with the solicitation of proxies by our board of directors for use at the 2021 Annual Combined General Meeting of shareholders of Talend S.A. (the “Company”), a French société anonyme, and any postponements, adjournments or continuations thereof (the “Annual General Meeting”). The Annual General Meeting will be held on Tuesday, June 29, 2021 at 2:30 p.m. Paris time, at 5-7 rue Salomon de Rothschild, 92150 Suresnes, France. We are monitoring the situation regarding COVID-19 (Coronavirus) closely and we will monitor the need to potentially alter the date, time or location of the Annual General Meeting or switch to a virtual meeting format as provided by government ordinance n°2020-321 dated 25 March 2020 and decree n°2020-418 dated 10 April 2020 as prorogated by decree n°2021-255 dated 9 March 2021, issued upon authorization of the health emergency law n°2020-290 dated 23 March 2020, as amended. If we take any of these or other steps, we will announce the decision to do so in advance by a press release and the filing of additional proxy materials with the Securities and Exchange Commission (“SEC”). Please monitor our website at https://investor.talend.com for updated information and if you intend to attend the meeting in person, please check the website in advance of the meeting.
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on June 29, 2021:
The proxy statement and annual report are available at
https://investor.talend.com/shareholder-services/annual-meeting
This proxy statement is being furnished to you by the board of directors of the Company to solicit your proxy to vote your ordinary shares at our 2021 Annual General Meeting. The Annual General Meeting will be held on June 29, 2021 at 2:30 p.m., local time, at 5-7 rue Salomon de Rothschild, 92150 Suresnes, France. This proxy statement and the accompanying proxy card are first being mailed on or about June 11, 2021 to holders of our Ordinary Shares. JPMorgan Chase Bank N.A., as the depositary (the “Depositary”), or a broker, bank, or other nominee, will provide the proxy materials to holders of ADSs. We expect the Depositary will mail the proxy materials to ADS holders on or about May 21, 2021.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What does a Talend ADS represent?
Each ADS represents one Ordinary Share of Talend S.A. Each Ordinary Share is entitled to one vote.
As of March 31, 2021, 32,572,335 Ordinary Shares were outstanding, of which 32,496,918 were represented by ADSs.
If you hold ADSs, how do your rights differ from those who hold Ordinary Shares?
ADS holders do not have the same rights as holders of our Ordinary Shares. French law governs the rights of holders of our Ordinary Shares. The deposit agreement among the Company, the Depositary and holders of ADSs, and all other persons directly and indirectly holding ADSs, sets out the rights of ADS holders as well as the rights and obligations of the Depositary. Each ADS represents one Ordinary Share (or a right to receive one Ordinary Share) deposited with the principal Paris office of BNP Paribas Securities Services as custodian for the Depositary under the deposit agreement or any successor custodian. Each ADS also represents any other securities, cash or other property which may be held by the Depositary in respect of the depositary facility. The Depositary is the holder of the Ordinary Shares underlying the ADSs. The Depositary’s corporate trust office at which the ADSs are administered is located at 500 Stanton Christiana Road — NCC5, FL2 — Newark, Delaware 19713. The Depositary’s principal executive office is located at 383 Madison Avenue, Floor 11, New York, New York, 10179.
What matters will be voted at the Annual General Meeting?
There are 19 proposed resolutions (the “Proposals”) scheduled to be considered and voted on at the Annual General Meeting:
Within the authority of the Ordinary Shareholders’ Meeting:
1.
To ratify the provisional appointment of Ms. Elissa Fink as Director;

2.
To ratify the provisional appointment of Mr. Ryan Kearny as Director;

3.
To renew the term of office of Mr. Ryan Kearny as Director;

4.
To renew the term of office of Mr. Patrick Jones as Director;

5.
To renew the term of office of Ms. Christal Bemont as Director;

6.
To approve, on an advisory basis, the compensation of our named executive officers;

7.
To approve the statutory financial statements for the year ended December 31, 2020;

8.
To allocate earnings for the year ended December 31, 2020;

9.
To approve the consolidated financial statements for the year ended December 31, 2020 prepared in accordance with IFRS;

10.
To approve an indemnification agreement entered into with Ms. Elissa Fink (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);

11.
To approve an indemnification agreement entered into with Mr. Ryan Kearny (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);

12.
To approve a consulting agreement entered into with Mr. Michael Tuchen (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);

13.
To approve a separation agreement and release entered into with Mr. Laurent Bride (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);

14.
To ratify the selection of KPMG LLP as the independent registered public accountant for the Company for the fiscal year ending December 31, 2021 with respect to the Company’s financial statements prepared in accordance with generally accepted accounting principles in the United States for SEC reporting purposes;

Within the authority of the Extraordinary Shareholders’ Meeting:
15.
To delegate authority to the board of directors to grant existing and/or newly issued free shares of the Company to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code;

16.
To delegate authority to the board of directors to issue share warrants (bons de souscription d’actions), without shareholders’ preferential subscription right, for the benefit of a category of persons meeting certain characteristics;

17.
To delegate authority to the board of directors to grant options to subscribe for new ordinary shares or options to purchase ordinary shares of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L. 225-180 et seq. of the French Commercial Code;

18.
To limit the amount of issues under Proposal Nos. 15, 16 and 17; and

19.
To delegate authority to the board of directors to increase the share capital by way of the issue of shares of the Company to participants in a company savings plan (plan d’épargne d’entreprise) established in accordance with Articles L. 3332-1 et seq. of the French Labor Code.

What if another matter is properly brought before the meeting?
At this time, the board of directors is unaware of any matters to be presented at the Annual General Meeting, other than as set forth above and the possible additional shareholder resolutions that may properly be submitted before the Annual General Meeting in accordance with applicable French law.
Holders of Ordinary Shares:   To address the possibility of another matter being presented at the Annual General Meeting, holders of Ordinary Shares who choose to vote by mail may use their proxy card to (i) abstain from voting on such matters, (ii) vote “AGAINST” on such matters, (iii) grant a proxy to the chairman of the Annual General Meeting to vote on any new matters that are proposed during the meeting, or (iv) grant a proxy to another shareholder, a spouse or a partner with whom the holder of Ordinary Shares is in a civil union to vote on such matters. If no instructions are given with respect to matters about which we are currently unaware, your Ordinary Shares will not be voted on such matters.
If a holder of Ordinary Shares chooses to grant a proxy to the chairman of the Annual General Meeting, with respect to either all matters or only any additional matters not disclosed in this proxy statement, the chairman of the Annual General Meeting shall issue a vote in favor of adopting such undisclosed resolutions submitted or approved by the board of directors and a vote against adopting any other such undisclosed resolutions.
Holders of ADSs:   Ordinary Shares underlying ADSs will not be voted on any matter not disclosed in the proxy statement.
How does the board of directors recommend I vote on these proposals?
The board of directors recommends that you vote:
•
“FOR” the nominees of the board of directors in Proposal Nos. 1 to 5 and “FOR” each of Proposal Nos. 6 to 19.

Who is entitled to vote at the Annual General Meeting?
Holders of record of Ordinary Shares at 12:00 a.m., Paris time, on June 25, 2021 will be eligible to vote at the Annual General Meeting. In deciding all matters at the Annual General Meeting, each shareholder will be entitled to one vote for each share of our Ordinary Shares held by them on the record date. We do not have cumulative voting rights for the election of directors.
If you are a registered holder of the ADSs on the books of JPMorgan Chase Bank, N.A. on May 14, 2021 (the “ADS Record Date”), then at or prior to 12:00 p.m. E.T. on June 22, 2021, you may provide instructions to the Depositary as to how to vote the Ordinary Shares underlying your ADSs on the issues set forth in this proxy statement. The Depositary will mail you a voting instruction card if you hold ADSs in your own name on the Depositary’s share register (“Registered Holders”). If, however, on the ADS Record Date you held your ADSs through a bank, broker, custodian or other nominee/agent (“Beneficial Holders”), it is anticipated that such bank, broker, custodian or nominee/agent will forward voting instruction forms to you.
•
Registered Holders.   Registered holders of ADSs must complete, sign, and return a Voting Instruction Form to be actually received by the Depositary on or prior to 12:00 p.m. E.T. on June 22, 2021.

•
Beneficial Holders.   If our ADSs are held on your behalf in a stock brokerage account or by a bank, or other nominee, you are considered the beneficial owner of those ADSs held in “street name,” and this proxy statement was forwarded to you by your broker or nominee. A holder of ADSs held through a broker, bank, or other nominee (a “beneficial holder of ADSs”) should follow the instructions that its broker, bank, or other nominee provides to vote the Ordinary Shares underlying its ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has set the ADS record date for the Annual General Meeting on May 14, 2021.

How will my Ordinary Shares be voted if I do not vote?
If you hold Ordinary Shares and do not (i) vote in person at the Annual General Meeting, (ii) vote by submitting your proxy card by mail, (iii) grant your voting proxy directly to the chairman of the Annual General Meeting, or (iv) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, your Ordinary Shares will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.
If you hold Ordinary Shares and grant your voting proxy directly to the chairman of the Annual General Meeting without specifying how you wish to vote with respect to a particular matter, your Ordinary Shares will be voted in accordance with the board of directors’ recommendations.
If you own Ordinary Shares in “street name” through a broker, bank, or other nominee and you do not direct your broker how to vote your shares on the proposals, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is referred to as a broker non-vote. We believe that Proposal No. 14 — ratification of our registered independent public accounting firm — is a routine matter on which brokers can vote on behalf of clients if clients do not furnish voting instructions. However, we believe the remaining proposals are non-routine matters and your broker cannot vote your shares for which you have not provided voting instructions. Broker non-votes on a particular proposal will not be counted as votes cast and will have no effect on the outcome of the vote with respect to such matter.
How will the Ordinary Shares underlying my ADSs be voted if I do not provide voting instructions to the Depositary or my broker, bank, or other nominee?
With respect to Ordinary Shares represented by ADSs for which no timely voting instructions are received by the Depositary from a holder of ADSs, the Depositary shall not vote such Ordinary Shares. The Depositary will not itself exercise any voting discretion in respect of any Ordinary Shares.
If you own ADSs in “street name” through a broker, bank, or other nominee and you do not direct your broker how to instruct the Depositary how to vote the Ordinary Shares represented by your ADSs on the proposals, your shares will not be voted on any proposal on which the broker does not have discretionary authority to provide voting instructions to the Depositary. This is referred to as a broker non-vote. We believe that Proposal No. 14 — ratification of our registered independent public accounting firm — is a routine matter on which brokers can provide voting instructions to the Depositary on behalf of clients if clients do not furnish voting instructions. However, we believe the remaining proposals are non-routine matters and your broker cannot provide voting instructions to the Depositary with respect to how to vote the Ordinary Shares represented by your ADSs for which you have not provided voting instructions. Broker non-votes on a particular proposal will not be counted as votes cast and will have no effect on the outcome of the vote with respect to such matter.
How will my Ordinary Shares be voted if I grant my proxy to the chairman of the Annual General Meeting?
If you are a holder of Ordinary Shares and you grant your proxy to the chairman of the Annual General Meeting, the chairman of the Annual General Meeting will vote your Ordinary Shares in accordance with the board of directors’ recommendations. As a result, your Ordinary Shares would be voted “FOR” the nominees of the board of directors in Proposal Nos. 1 to 5 and “FOR” each of Proposal Nos. 6 to 19.
How many votes are needed for approval of each proposed resolution?
•
Proposal Nos. 1 to 14:   The affirmative vote of a majority of the total number of votes cast is required for the election of each director nominee in Proposal Nos. 1 to 5 and for the approval of each matter described in Proposal Nos. 6 to 14. Under French law, this means that the votes cast “FOR” a nominee must exceed the aggregate of the votes cast “AGAINST” that nominee, and the votes cast “FOR” a resolution must exceed the aggregate of the votes cast “AGAINST” that resolution.

•
Proposal Nos. 15 to 19:   For approval of Proposal Nos. 15 through 19, the affirmative vote of two-thirds of the total number of votes cast is required.

What is an “abstention” and how would it affect the vote?
With respect to Ordinary Shares, an “abstention” occurs when a shareholder votes by mail with instructions to abstain from voting regarding a particular matter or without making a selection with respect to a particular matter.
With respect to ADSs, an abstention occurs when a holder of ADSs sends proxy instructions to the Depositary to abstain from voting regarding a particular matter or without making a selection with respect to a particular matter.
Abstentions by holders of Ordinary Shares or by holders of ADSs will not be counted toward a quorum and will not be counted as votes cast and will have no effect on the outcome of the vote on matters on which a holder has abstained.
Who will count the votes at the Annual General Meeting?
Representatives of BNP Paribas Securities Services will tabulate the votes and act as inspectors of election.
What are the quorum requirements for the Proposals?
A quorum is the minimum number of shares required to be present at the Annual General Meeting for the Annual General Meeting to be properly held under our By-laws and French law.
The presence, in person or by proxy, of one-third of all issued and outstanding shares of our Ordinary Shares entitled to vote at the Annual General Meeting on the decisions within the authority of the Ordinary Shareholders’ Meeting (i.e., Proposal Nos. 1 to 14) and of one-third of all issued and outstanding shares of our Ordinary Shares entitled to vote at the Annual General Meeting on the decisions within the authority of the Extraordinary Shareholders’ Meeting (i.e., Proposal Nos. 15 to 19) will constitute a quorum at the Annual General Meeting.

How can I vote my Ordinary Shares or ADSs?
If you hold Ordinary Shares, whether in registered or bearer form, you have the right to (i) vote in person at the Annual General Meeting, (ii) vote by submitting your proxy card by mail, (iii) grant your voting proxy directly to the chairman of the Annual General Meeting, or (iv) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, provided in each case that you are the holder of record of such Ordinary Shares at 12:00 a.m., Paris time, on June 25, 2021. You may vote in person at the Annual General Meeting so long as you do not submit your proxy card by mail or appoint a proxy in advance of the meeting. If you would like to submit your proxy card by mail and you are a registered holder of our Ordinary Shares, then you should mark the proxy card provided to you, date, and sign, and return it, in accordance with the instructions. In case your Ordinary Shares are in bearer form, your authorized intermediary must first request a proxy card from BNP Paribas Securities Services. Then, mark the proxy card, date, and sign, and return it, all in accordance with the instructions. If you choose to vote by mail, however, your proxy card must be received by BNP Paribas Securities Services by June 25, 2021 in order to be taken into account. So long as BNP Paribas Securities Services receives your proxy card by that date, your shares, subject to French law, will be voted in accordance with your instructions. If you cast your vote by appointing the chairman of the Annual General Meeting as your proxy, the chairman of the Annual General Meeting will vote your Ordinary Shares in accordance with the board of directors’ recommendations. If you appoint another shareholder, your spouse, or your partner with whom you are in a civil union to act as your proxy, such proxy must be written and made known to the Company.
If you are a holder of ADSs, you may give voting instructions to the Depositary or your broker, bank, or other nominee, as applicable, with respect to the Ordinary Shares underlying your ADSs. If you held ADSs as of the ADS Record Date, you have the right to instruct the Depositary — if you held your ADSs directly — or the right to instruct your broker, bank, or other nominee — if you held your ADSs through such intermediary — how to vote. So long as the Depositary receives your voting instructions on or prior to 12:00 p.m., Eastern Time, on June 22, 2021, it will, to the extent practicable and subject to French law and the terms of the deposit agreement, vote the underlying Ordinary Shares as you instruct. If your ADSs are held through a broker, bank, or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ordinary Shares underlying your ADSs. Please check with your broker, bank, or other nominee, as applicable, and carefully follow the voting procedures provided to you.
As an ADS holder, you will not be entitled to vote in person at the Annual General Meeting. To the extent you provide the Depositary or your broker, bank, or other nominee, as applicable, with voting instructions, the Depositary will vote the Ordinary Shares underlying your ADSs in accordance with your instructions.
You also may exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADSs and withdrawing the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement. However, it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Annual General Meeting as a holder of record of Ordinary Shares. Holders of ADSs may incur additional costs associated with the surrender and withdrawal process.
Can I revoke my proxy and change my vote?
If you hold Ordinary Shares and submit your proxy card to vote by mail or appoint a proxy in advance of the meeting, you will not be able to revoke your proxy and change your vote.
If you hold ADSs, directly or through a broker, bank, or other nominee, you must follow the instructions provided by the Depositary or such broker, bank, or other nominee if you wish to revoke your proxy and change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank, or other nominee, as applicable, will be used to instruct the Depositary how to vote the Ordinary Shares underlying your ADSs.
Who may attend the Annual General Meeting?
Holders of Ordinary Shares as of 12:00 a.m., Paris time, on June 25, 2021, or their duly appointed proxies, may attend the Annual General Meeting. Holders of Ordinary Shares may request an admission card for the Annual General Meeting by checking the appropriate box on the proxy form, dating and signing it, and returning the proxy form by regular mail or may present evidence of their status as a shareholder at the Annual General Meeting as of 12:00 a.m., Paris time, on June 25, 2021.
Holders of ADSs will not be able to attend the Annual General Meeting.
Can I vote in person at the Annual General Meeting?
If you hold Ordinary Shares as of 12:00 a.m., Paris time, on June 25, 2021 you may vote in person at the Annual General Meeting unless you submit your proxy or voting instructions prior to the Annual General Meeting.
If you hold ADSs, you will not be able to vote the Ordinary Shares underlying your ADSs in person at the Annual General Meeting.
Why would you hold a virtual Annual General Meeting?
For the health and wellbeing of our employees and shareholders and due to the public health impact of COVID-19, we are planning for the possibility that the Annual General Meeting may be held virtually. If we take any of these steps, we will announce the decision to do so in advance by a press release and the filing of additional proxy materials with the SEC. Please monitor our website at https://investor.talend.com for updated information and if you intend to attend the meeting in person, please check the website in advance of the meeting. We may decide to hold a virtual meeting this year because of the public health risks associated with gathering our management, directors, and shareholders for an in-person meeting during the COVID-19 pandemic.
From whom will I receive proxy materials for the Annual General Meeting?
If you hold Ordinary Shares in registered form (forme nominative) with our registrar, BNP Paribas Securities Services, you are considered the shareholder of record with respect to those Ordinary Shares and will receive these proxy materials directly from BNP Paribas Securities Services.
If you hold Ordinary Shares in bearer form (forme au porteur), you are considered the beneficial owner of those Ordinary Shares and will receive these proxy materials from your authorized intermediary.
If you hold ADSs in your own name registered on the books of the Depositary, you are considered the registered holder of the ADSs and will receive these proxy materials from the Depositary. If you hold ADSs through a broker, bank, or other nominee, you are considered the beneficial owner of the ADSs and you will receive the proxy materials from your broker, bank, or other nominee.
How are proxies solicited for the Annual General Meeting?
Our board of directors is soliciting proxies for use at the Annual General Meeting. All expenses associated with this solicitation will be borne by us. Copies of solicitation materials will also be made available upon request to brokers, banks, and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks, or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, and employees.
No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners. We have retained Saratoga Proxy Consulting, LLC to help us solicit proxies. We expect to pay Saratoga Proxy a fee of approximately $30,000 for its services and will reimburse Saratoga Proxy for reasonable costs and expenses.
We will make arrangements with the Depositary, brokers, banks, and other nominees for the forwarding of solicitation material to the direct and indirect holders of ADSs, and we will reimburse the Depositary and such intermediaries for their related expenses.

Where can I find the voting results of the Annual General Meeting?
We will announce preliminary voting results at the Annual General Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual General Meeting, then we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.
I share an address with another holder of ADSs and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, ADS holders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the proxy materials for all ADS holders having that address. This procedure reduces our printing costs, mailing costs, and fees. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to any ADS holder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if an ADS holder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such ADS holder may contact us at the following address:
Talend S.A.
Attention: Corporate Legal Group
5-7 rue Salomon de Rothschild
92150 Suresnes, France
Email: ir@talend.com
ADS holders who beneficially own ADSs held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Where can I find documents referenced in this proxy statement?
An English translation of the full text of the resolutions to be submitted to shareholders at the Annual General Meeting is included in Annex A of this proxy statement and this proxy statement will be accompanied by the Company’s Annual Report on Form 10-K, which includes the consolidated financial statements of the Company for the fiscal year ended December 31, 2020 presented in accordance with generally accepted accounting principles in the United States. The Company’s Annual Report on Form 10-K was filed with the SEC on March 1, 2021 and is available on our website at https://investor.talend.com. In addition, once available, the following documents will be posted on our website at https://investor.talend.com: (i) an English translation of the statutory financial statements of the Company for the fiscal year ended December 31, 2020 prepared in accordance with generally accepted accounting principles as applied to companies in France, and the accompanying management report and auditors’ report; (ii) an English translation of the consolidated financial statements of the Company for the fiscal year ended December 31, 2020 prepared in accordance with International Financial Reporting Standards as adopted by the European Union, and the accompanying management report and auditors’ report; (iii) an English translation of the report of the board of directors; and (iv) an English translation of the special report of the statutory auditors concerning the related party transactions being presented to shareholders for approval in Proposal Nos. 10 to 13.
You may obtain additional information, which we make available in accordance with French law, by contacting the Company’s Legal Group at Talend S.A., 5-7 rue Salomon de Rothschild, 92150 Suresnes, France, or by emailing ir@talend.com. Such additional information includes, but is not limited to, the statutory auditors’ reports referenced in the resolutions described below.
What is the deadline to propose actions for consideration at next year’s Annual General Meeting of shareholders or to nominate individuals to serve as directors?
Shareholder Proposals
Any holder of ADSs and/or Ordinary Shares desiring to present a resolution for inclusion in the Company’s proxy statement for the 2022 Annual General Meeting of shareholders must deliver such resolution to the board of directors at the address below no later than January 21, 2022. Only those resolutions that comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be included in the Company’s proxy statement for the 2022 Annual General Meeting of shareholders.
In addition, under French law, holders of Ordinary Shares are permitted to submit a resolution for consideration so long as such matter is received by the Company no later than 25 days prior to the date of the meeting. Holders of Ordinary Shares wishing to present resolutions at the 2022 Annual General Meeting of shareholders made outside of Rule 14a-8 under the Exchange Act must comply with the procedures specified under French law. A shareholder who meets the requirements set forth in Articles L. 225-105 and R. 225-71 of the French Commercial Code may submit a resolution by sending such resolution to the address below by registered letter with acknowledgment of receipt or via e-mail. The resolution must include the text of the proposed resolution, a brief explanation of the reason for such resolution and an affidavit to evidence the shareholder’s holdings. Any holder of Ordinary Shares who meets the requirements set forth in Articles L. 225-105 and R. 225-71 of the French Commercial Code also may submit a director nomination to be considered by the nomination and corporate governance committee for nomination by following the same process outlined above and including the information regarding the director as set forth in Article R. 225-83 5o of the French Commercial Code in their submission.
All submissions to the Company should be made to:
Talend S.A.
5-7 rue Salomon de Rothschild
92150 Suresnes, France
Attention: Legal Representative
Email : ir@talend.com
Nomination of Director Candidates
Shareholders may recommend director candidates for consideration by our nominating and corporate governance committee. For additional information regarding our policy regarding shareholder recommendations for director candidates, see “Board of Directors and Corporate Governance — Shareholder Recommendations for Nominations to the Board of Directors.”

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. Seven of our directors are independent within the meaning of the listing standards of the Nasdaq Stock Market.
The following table sets forth the name, age as of April 1, 2021, tenure, term, and committee assignments for each provisionally appointed director subject to shareholder ratification, each director nominee, and each continuing member of our board of directors:
Name	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Independent	Audit Committee Member	Compensation Committee Member	Nominating and Corporate Governance Committee Member
Provisionally Appointed Directors Subject to Shareholder Ratification
Elissa Fink(1)	57	Director	2020	2022	2022	✓		✓
Ryan Kearny(2)	52	Director	2020	2021	2024	✓	✓
Directors with Terms Expiring at the Annual General Meeting
Christal Bemont	50	Chief Executive Officer and Director	2020	2021	2024
Patrick Jones	76	Director	2015	2021	2024	✓	Chair(3)		Chair
Continuing Directors
Nora Denzel	58	Director	2017	2022	N/A	✓		Chair	✓
Elizabeth Fetter	62	Director	2020	2022	N/A	✓	✓(3)
Steve Singh	59	Chairman	2016	2022	N/A	✓	(3)	✓	✓
Thierry Sommelet	51	Director	2016	2022	N/A	✓	✓(3)

(1)
Ms. Fink was provisionally appointed to the board of directors effective November 17, 2020 for a term expiring in 2022, subject to ratification by shareholders at our Annual General Meeting.

(2)
Mr. Kearny was provisionally appointed to the board of directors effective November 17, 2020, subject to ratification by shareholders at our Annual General Meeting. His term expires at the Annual General Meeting and therefore he is also a nominee for director for a term expiring in 2024.

(3)
Each of Mr. Jones, Ms. Fetter and Mr. Sommelet serve on the audit committee and each has been designated by the board of directors as an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K. Although Mr. Singh is not a member of the audit committee, the board of directors has determined that if he served on the audit committee he would be an audit committee financial expert.

Set forth below is biographical information for each provisionally appointed director subject to shareholder ratification, each director nominee, and each continuing member of our board of directors. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
Provisionally Appointed Directors Subject to Shareholder Ratification and Nominees for Director
Christal Bemont has served as our Chief Executive Officer and a member of our board of directors since January 2020. Prior to joining Talend, Ms. Bemont served as the Chief Revenue Officer at SAP

Concur from April 2019 to January 2020. Before being promoted to the role of Chief Revenue Officer, Ms. Bemont held other executive roles at SAP Concur, including Senior Vice President and General Manager of Global Small, Midsized, and National Business from January 2015 to April 2019 and Vice President of Sales from January 2013 to January 2015. Ms. Bemont holds a B.A. in Marketing and Business Management from Missouri Western State University.
We believe that Ms. Bemont is qualified to serve as a member of our board of directors because of her 25 years of experience with fast growing technology companies spanning a multitude of roles, her background in scaling businesses across the globe, and her service as our Chief Executive Officer.
Elissa Fink has served as a member of our board of directors since November 2020. Ms. Fink served as the Chief Marketing Officer of Tableau Software, Inc., an interactive data visualization software company, from August 2007 to December 2018. Prior to that, Ms. Fink held the position of Executive Vice President at IXI Corporation, a financial services technology company that was acquired by Equifax, Inc. Ms. Fink currently serves on the board of directors of several private technology companies, including Pantheon Systems, Inc. and Qumulo, Inc. Ms. Fink holds an M.B.A. in marketing from the University of Southern California’s Marshall School of Business and a B.A. in English from Santa Clara University.
We believe Ms. Fink is qualified to serve as a member of our board of directors because of her significant marketing experience, most recently having served as Chief Marketing Officer of Tableau Software, Inc.
Patrick Jones has served as a member of our board of directors since November 2015. Mr. Jones has been a private investor since March 2001. Mr. Jones currently serves on the board of directors of Itesoft S.A., a software company that provides solutions for business process automation, and Galileo Acquisition Corp., a special purpose acquisition company. From May 2011 to June 2020, Mr. Jones served on the board of directors of Fluidigm Corporation, which makes devices for genomics research. Mr. Jones served on the board of directors of Inside Secure S.A., a company that makes digital security solutions, from 2007 to 2018, including as Chairman from 2015 to 2018. From June 2005 to May 2015, Mr. Jones served on the board of directors, including as Chairman, of Lattice Semiconductor Corporation, a fabless semiconductor company. Mr. Jones previously served as Chairman of Dialogic Inc. and Senior Vice President and Chief Financial Officer of Gemplus International S.A. (now Thales), a provider of solutions empowered by smart cards. Prior to Thales, he served as Vice President, Finance, and Corporate Controller at Intel Corporation, a producer of microchips, computing, and communications products. Prior to that, Mr. Jones served as Chief Financial Officer of LSI Corporation, a semiconductor company. Mr. Jones holds a B.A. from the University of Illinois and an M.B.A. from Saint Louis University.
We believe that Mr. Jones is qualified to serve as a member of our board of directors because of his significant financial and accounting expertise and international business experience.
Ryan Kearny has served as a member of our board of directors since November 2020. Mr. Kearny has held the position of Chief Technology Officer and Senior Vice President of Development since September 2019 at Lassen Peak, a software security company. Prior to that position, Mr. Kearny served in various increasingly senior roles at F5 Networks, Inc., an application services and application delivery networking company, including serving as Senior Vice President of F5 Networks’ Cloud, Orchestration and Service Provider Product Groups from January 2012 to September 2016, and Chief Technology Officer and Executive Vice President/Senior Vice President of Product Development from September 2016 to May 2019. Mr. Kearny holds a B.S.E.E. degree in electrical and computer engineering from the University of Washington.
We believe that Mr. Kearny is qualified to serve as a member of our board of directors because of his experience driving technology strategy, roadmap, and growth for more than two decades in various executive roles.
Continuing Directors
Nora Denzel has served on our board of directors since July 2017. Ms. Denzel most recently served as interim CEO of Outerwall Inc. from January 2015 to September 2015. She served as Senior Vice President of Big Data, Marketing and Social Product Design at Intuit Inc. from February 2008 to August 2012 and has held a number of senior executive positions at Hewlett Packard Enterprise Company. Ms. Denzel currently serves on the board of directors of Advanced Micro Devices, Inc., a global semiconductor company, Telefonaktiebolaget LM Ericsson, a telecommunications company, and NortonLifeLock Inc., a cybersecurity software and services company. From 2012 to 2016, Mr. Denzel served on the board of directors of Outerwall Inc., a retail products and services company. Ms. Denzel holds an M.B.A. degree from Santa Clara University and a B.S. degree in computer science from the State University of New York.
We believe that Ms. Denzel is qualified to serve as a member of our board of directors because of her operational expertise gained as a senior executive at leading technology companies as well as her knowledge of the technology industry generally.
Elizabeth Fetter has served as a member of our board of directors since January 2020. She has served as a Managing Director of Abundance Hill Enterprises LLC, a real estate firm, since 2015. Since 2017, Ms. Fetter has served on the board of directors of Fox Factory Holdings Corporation, a designer and manufacturer of products for specialty vehicles and applications, and since 2014 has served on the board of directors of McGrath Rentcorp, a diversified business-to-business rental provider. Prior to joining the board of directors of McGrath Rentcorp, Ms. Fetter held numerous chief executive officer roles. From April 2013 to November 2013, she served as the President and Chief Executive Officer of Symmetricom Inc., until it was acquired by Microsemi Corp. Ms. Fetter also served on the board of directors of Symmetricom from 2000 to 2013. Ms. Fetter previously was president and Chief Executive Officer of NxGen Modular LLC from 2011 to 2012 and president and Chief Executive Officer of Jacent Technologies in 2007. Ms. Fetter served as a member of the board of trustees, including a period as chair, of Alliant International University Inc. from 2004 to 2013 and as a member of its board of directors from 2015 to 2017. Ms. Fetter holds a B.A. in communication studies from Penn State University and an M.S. in industrial administration and public policy from Carnegie Mellon University Tepper School of Business.
We believe Ms. Fetter is qualified to serve as a member of our board of directors because of her more than 25 years of public and private company experience as an executive, including as a chief executive officer and board member of several public companies.
Steve Singh has served as a member of our board of directors since October 2016 and as the chairman of our board of directors since November 2017. Since January 2020, Mr. Singh has served as a Managing Director at Madrona Venture Group, a venture capital firm. He also currently serves as Executive Chairman of CenterID, a corporate card program and expense management software solution company, a position he has held since 2014. From May 2017 to May 2019, Mr. Singh served as Chairman and Chief Executive Officer of Docker, Inc., a cloud software company. From December 2014 to April 2017, Mr. Singh served on the Executive Board of SAP SE and as President of Business Networks and Applications, a division of SAP SE, an enterprise applications software company. From February 1996 to December 2014, Mr. Singh was Chief Executive Officer and Chairman of the Board of Concur Technologies, Inc., a business travel and expense management software company, which was acquired by SAP SE in 2014. Mr. Singh currently serves on the board of directors of Washington Federal, Inc., a bank holding company. From May 2017 to December 2020 he served on the board of directors of DocuSign, Inc., an enterprise software company.
We believe that Mr. Singh is qualified to serve as a member of our board of directors because of his significant experience successfully disrupting markets, scaling organizations, and building brands, as well as his significant experience investing in the next generation of technology platforms.
Thierry Sommelet has served on our board of directors since April 2015. Mr. Sommelet has served as a Managing Director of Bpifrance Investissement, the private equity arm of the French public investment bank (formerly known as Fonds Stratégique d’Investissement, or FSI), since May 2015. He also served as Senior Investment Director of Bpifrance Participations SA from July 2013 to April 2015. Mr. Sommelet previously served as Senior Investment Director of FSI from February 2009 to June 2013. Mr. Sommelet currently serves on the board of directors of Orange S.A., a multinational telecommunications corporation, Soitec S.A., a global company specializing in manufacturing semiconductor materials, Technicolor S.A., a manufacturer and distributor of digital media solutions, and Worldline Group S.A., a payment and transaction services company. From 2018 to 2020, he served as a director of Ingenico S.A prior to its acquisition by Worldline Group S.A. Mr. Sommelet graduated from École Nationale des Ponts et Chaussées civil engineering school in Paris and holds an M.B.A. from INSEAD.

We believe that Mr. Sommelet is qualified to serve as a member of our board of directors because of his extensive experience in the private equity industry and his knowledge of technology companies.
Director Independence
Our ADSs representing our Ordinary Shares are listed on the Nasdaq Stock Market. Under the listing standards of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and the listing standards of the Nasdaq Stock Market. In addition, compensation committee members must also satisfy the independence criteria set forth under the listing standards of the Nasdaq Stock Market.
Under the charter of our board of directors, which we also refer to as our corporate governance guidelines, the board of directors believes that there should, at all times, be a majority of independent directors on the board of directors.
Our board of directors has undertaken a review of the independence of each current director, including the provisionally appointed directors subject to shareholder ratification and each nominee, each of whom is a current director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that each of Messrs. Jones, Kearny, Singh and Sommelet and Mmes. Denzel, Fink and Fetter do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the Nasdaq Stock Market. Former directors Messrs. Brennan, Lillie, and Nelson and Ms. Caldwell, each of whom served as a director for a portion of the last completed fiscal year, each qualified as independent during the period they served on the board of directors. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director, the transactions involving them described in the section titled “Related Person Transactions,” and other transactions that were deemed immaterial to a director’s independence involving the sale of products and services in the ordinary course of business between the Company and other organizations where our non-employee directors also serve as members of the board of directors. In making the determination that Mr. Nelson is independent, the board of directors considered the fact that during his tenure as one of our directors Mr. Nelson was the Executive Vice President of Product Development at Tableau Software, Inc., a software company that is a wholly-owned subsidiary of Salesforce.com, Inc. We purchase software from each of Tableau Software, Inc. and Salesforce.com, Inc. in the ordinary course of business and each of Tableau Software, Inc. and Salesforce.com, Inc. purchases software from us in the ordinary course of business. The board of directors determined that Mr. Nelson did not have a direct or indirect material interest in these transactions. Furthermore, payments made by us to each of Tableau Software, Inc. and to Salesforce.com, Inc. pursuant to such transactions did not exceed the greater of $200,000 or 5% of Tableau Software, Inc.’s or Salesforce.com, Inc.’s respective consolidated gross revenues in any of the last three fiscal years and payments made by each of Tableau Software, Inc. and Salesforce.com, Inc. pursuant to such transactions did not exceed the greater of $200,000 or 5% of our consolidated gross revenues in any of the last three fiscal years. As a result, the board of directors concluded that these transactions would not affect Mr. Nelson’s independence.
Board Leadership Structure
We believe that the structure of our board of directors and its committees provides strong overall management of our Company. The Chairman of our board of directors monitors the content, quality and timeliness of information sent to our board of directors and is available for consultation with our board of directors regarding the oversight of our business affairs. Mr. Singh has served as Chairman of the board of directors since November 2017. He is an independent director under the listing standards of the Nasdaq Stock Market. Our board of directors believes that, given his perspective and experience in matters of the board and his ability to liaison between our non-independent directors and our independent directors, Mr. Singh’s service as our chairman is appropriate and is in the best interests of our board of directors, our Company and our shareholders.
Board Meetings and Committees
During our fiscal year ended December 31, 2020, the board of directors held 11 meetings (including regularly scheduled and special meetings), and each director, as required under the charter of our board of directors, attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
We encourage, but do not require, members of our board of directors to attend our Annual General Meetings of shareholders. None of our directors attended our 2020 Annual General Meeting, which was held in camera, consistent with French law, as a result of the COVID-19 pandemic.
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and functioning of all of our committees complies with all applicable requirements of the French Commercial Code, the Exchange Act, and Nasdaq and SEC rules and regulations. In accordance with French law, committees of our board of directors only have an advisory role and can only make recommendations to our board of directors. As a result, decisions are made by our board of directors taking into account non-binding recommendations of the relevant board committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.
Audit Committee
Our audit committee consists of Messrs. Jones, Kearny, and Sommelet and Ms. Fetter, with Mr. Jones serving as Chair. Each committee member meets the requirements for independence of audit committee members under the listing standards of the Nasdaq Stock Market and SEC rules and regulations. Each member of our audit committee also meets the financial literacy and sophistication requirements of the listing standards of the Nasdaq Stock Market. In addition, our board of directors has determined that each of Mr. Jones, Ms. Fetter, and Mr. Sommelet is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (“Securities Act”). Our audit committee has oversight responsibilities with respect to the following:
•
corporate accounting and financial reporting processes;

•
systems of internal control over financial reporting and audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports;

•
assessing the qualifications, independence and performance of the registered public accounting firm or firms engaged as our independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services or as our statutory auditors;

•
the organization, qualifications, and performance of our internal audit function;

•
compliance with legal and regulatory requirements;

•
management and internal audit’s process for identifying, monitoring, and addressing enterprise risks;

•
providing the board of directors with the results of the audit committee’s monitoring and recommendations derived therefrom; and

•
providing the board of directors with the information and materials necessary to bring significant financial matters to the attention of the board of directors.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the charter of our audit committee is available on the Corporate Governance section of our website at https://investor.talend.com. During our fiscal year ended December 31, 2020, our audit committee held 7 meetings.
Nasdaq rules require that the audit committee have the specific audit committee responsibilities and authority necessary to comply with Rule 10A-3(b)(2), (3), (4) and (5) under the Exchange Act, which requires, among other things, that the audit committee have direct responsibility for the appointment, compensation, retention and oversight of our auditors. However, Rule 10A-3 provides that if the laws of a company’s home country prohibit the full board of directors from delegating such responsibilities to the audit committee, the audit committee’s powers with respect to such matters may instead be advisory. As indicated previously, under French law, our audit committee may only have an advisory role on matters requiring approval of the board of directors under French law and can only make recommendations to our board of directors on such matters. Moreover, Rule 10A-3 also provides that its audit committee requirements do not conflict with any laws of a company’s home country that require shareholder approval of such matters. Under French law, our shareholders must appoint, or renew the appointment of, the statutory auditors once every six fiscal years. In accordance with the applicable requirements of the French Commercial Code, we have two statutory auditors. Our shareholders renewed the term of office of each of our statutory auditors, KPMG S.A. and Vachon et Associés at the 2018 Annual General Meeting. While KPMG S.A. and Vachon et Associés serve as statutory auditors consistent with the six-year term each was elected to at the 2018 Annual General Meeting of shareholders, the audit committee has appointed KPMG LLP as our independent registered public accounting firm for purposes of our financial statements prepared in accordance with generally accepted accounting policies in the United States. As part of this proxy statement, we are seeking shareholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm with respect to the Company’s financial statements prepared in accordance with generally accepted accounting principles in the United States for SEC reporting purposes. See Proposal No. 14.
Compensation Committee
Our compensation committee consists of Ms. Denzel, Mr. Singh, and Ms. Fink, with Ms. Denzel serving as Chair. Each of our compensation committee members meets the requirements for independence for compensation committee members under the listing standards of the Nasdaq and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Our compensation committee is responsible for, among other things:
•
overseeing our compensation policies, plans and programs (including salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans) and overall compensation philosophy;

•
reviewing and formulating recommendations to the board of directors and assisting the board of directors in discharging its responsibilities relating to oversight of the compensation to be paid to our Chief Executive Officer and other executive officers and directors;

•
administering our equity compensation plans for our executive officers and employees; and

•
preparing the compensation committee report that the SEC requires in our annual proxy statement.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the charter of our compensation committee is available on the Corporate Governance section of our website at https://investor.talend.com. During our fiscal year ended December 31, 2020, our compensation committee held 5 meetings.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Mr. Jones, Mr. Singh, and Ms. Denzel, with Mr. Jones serving as Chair. Each of the members of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the Nasdaq Stock Market and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:
•
identifying, reviewing, and evaluating candidates to serve as our directors consistent with criteria approved by the board of directors and reviewing and evaluating incumbent directors, subject to any commitments made by us by contract or in its certificate of incorporation;

•
recommending to the board of directors the selection of candidates to serve as nominees for director at the annual meeting of shareholders;

•
making recommendations to the board of directors regarding the composition of each committee of the board of directors;

•
assisting the board of directors in overseeing all aspects of our corporate governance functions and making recommendations to the board of directors regarding corporate governance issues;

•
overseeing the evaluation of the board of directors and its committees;

•
reviewing and making recommendations to the board of directors regarding compensation of the board of the directors and conflict of interest; and

•
making other recommendations to the board of directors regarding matters relating to our directors.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the Nasdaq Stock Market. A copy of the charter of our nominating and corporate governance committee is available on the Corporate Governance section of our website at https://investor.talend.com. During our fiscal year ended December 31, 2020, our nominating and corporate governance committee held 4 meetings.
Response to Material Weakness in Internal Control Over Financial Reporting
Management identified a material weakness in our internal control over financial reporting related to the ineffective control design over the review of the assumptions in its stand-alone selling price (SSP) model used to determine the allocation of the transaction price of our on-premise license arrangements between the intellectual property (IP) element and the post-contract customer support (PCS) element, as discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 17, 2020. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.
The audit committee, working together with our management team, oversaw the development of a remediation plan, and management implemented internal control design changes as part of that plan. This remediation plan included the enhancement of our review process over the assumptions that support the IP and PCS transaction price allocation by developing formal procedures for the preparation, analysis and review of the assumptions used in our SSP model. We performed a sensitivity analysis to help us better understand the risk impact and set the right level of precision of review. We enhanced the performance of the review of the key assumptions and inputs used in the SSP model to maximize the use of observable inputs. This includes review over inputs derived from external benchmarks, which included engaging a third-party valuation specialist to provide comparable licensing transactions. Based on the results of our evaluation of the updated controls and procedures, management determined that as of December 31, 2020 the material weakness has been remediated. As a result, management has concluded we maintained effective internal control over financial reporting as of December 31, 2020.
The audit committee, which consists of independent directors, will continue to meet regularly with management, our director of internal audit and our independent accountants to review accounting, reporting, auditing, and internal control matters. The audit committee has direct and private access to the director of internal audit and the external auditors and will continue to meet with each, separately, in executive sessions of the audit committee. The audit committee and the board of directors are committed to maintaining a strong internal control environment.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
As set out in the charter of the board of directors, the nominating and corporate governance committee works with the board of directors to determine periodically, as appropriate, to the extent permitted or required under applicable laws, the qualifications, expertise and characteristics of the board of directors, including such factors as business experience and diversity of gender, race, ethnicity, nationality, differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors. The nominating and corporate governance committee and the board of directors evaluate each individual in the context of the membership of the board of directors as a group, with the objective of having a board that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of background and experience across various areas. Each director should be an individual of high character and integrity. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the board of directors and the Company and other relevant qualifications and characteristics.
Each director must ensure that other existing and anticipated future commitments do not materially interfere with the members’ service as a director. Any employee director must submit his or her offer of resignation from the board of directors in writing to the Chairperson of the nominating and corporate governance committee upon termination of employment with the Company. Upon change of his or her principal employer, any non-employee director must submit his or her offer of resignation from the board of directors in writing to the Chairperson of the nominating and corporate governance committee. The board of directors, through the nominating and corporate governance committee, will determine whether to accept or reject such resignation and will make a recommendation to the board of directors as to whether to accept or reject the offer of resignation, or whether other action should be taken.
Shareholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee will consider candidates for director recommended by a shareholder or group of shareholders who meet the requirements set forth in Articles L. 225-105 and R. 225-71 of the French Commercial Code. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, the charter of the board of directors, our By-laws, applicable French law as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible shareholders wishing to recommend a candidate for nomination as a director are requested to send the recommendation in writing to: General Counsel, Talend S.A., 5-7 rue Salomon de Rothschild, 92150 Suresnes, France.
Our nominating and corporate governance committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered by our nominating and corporate governance committee for nomination to stand for election at an upcoming annual meeting of shareholders, the recommendation must be compliant with the form and timing required by applicable French law; in particular, a shareholder recommendation must be received no fewer than 25 days prior to the date of the Company’s annual meeting of shareholders and must contain the following information:
•
the text of the proposed resolution to appoint the director candidate;

•
a brief explanation of the reason for such recommendation;

•
information about the director nominee set forth in Article R. 225-83 5° of the French Commercial Code; and

•
an affidavit to evidence the requisite share holdings.

In connection with its evaluation of director candidates, our nominating and corporate governance committee or board of directors may request additional information from the candidate or the recommending shareholder and may request an interview with the candidate.
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at Talend S.A., c/o Talend, Inc., 800 Bridge Parkway, Redwood City, CA 94065. Each communication should set forth (i) the name and address of the shareholder, as it appears on our books, and if the shares of our Ordinary Shares are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our Ordinary Shares that are owned of record by the record holder and beneficially by the beneficial owner.
Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors. Items unrelated to the duties and responsibilities of the board of directors or otherwise unsuitable for distribution to the board of directors will be redirected.
Charter of the Board of Directors and Code of Business Conduct and Ethics
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our shareholders. Our board of directors has adopted a charter that addresses items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of the charter of our board of directors (referred to on our website as the corporate governance guidelines) and our Code of Business Conduct and Ethics are posted on the Corporate Governance section of our website at https://investor.talend.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors as well as such other times as they deemed appropriate, where, among other topics, they discuss strategy and risks facing the Company.
While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk.

Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and our independent auditors guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk.
Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance.
Our compensation committee assesses risks created by the incentives inherent in our compensation policies. In establishing and reviewing our executive compensation program, the compensation committee considers whether the program and other employee compensation programs encourage unnecessary or excessive risk-taking.
Finally, our full board of directors reviews enterprise, strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, evaluates the risks inherent in significant transactions, and provides guidance to management.
The Board of Directors’ Role in Cybersecurity Oversight
Cybersecurity management is an important focus of our board of directors and the audit committee. As part of its oversight of risk management, the audit committee is briefed regularly by our Chief Technology Officer, Chief Information Security Officer and other members of management regarding cybersecurity and information technology risks, controls, and procedures, including the Company’s plans to mitigate cybersecurity and business continuity risks and respond to data breaches and other cybersecurity incidents and any cybersecurity issue that could affect the adequacy and effectiveness of the Company’s internal controls. From time to time, the audit committee may receive updates on efforts regarding data loss prevention, regulatory compliance, data privacy, threat and vulnerability management, cyber-crisis management, or other topics, as applicable. The audit committee reports such updates to the board of directors, as appropriate.
Director Compensation
2020 Director Compensation Table
The following table provides information regarding the total compensation that was granted to each of our non-employee directors in 2020.
Director	Fees Earned or Paid in Cash ($)(1)	Warrant Awards ($)(2)	All Other Compensation ($)(3)	Total($)
John Brennan(4)	—	—	—	—
Nanci Caldwell(5)	2,442	—	—	2,442
Nora Denzel	147,669	75,992	7,841	231,502
Elizabeth Fetter	143,262	75,992	7,841	227,095
Elissa Fink(6)	15,774	—	—	15,774
Patrick Jones	163,262	75,992	12,000	251,254
Ryan Kearny(7)	16,080	—	—	16,080
Brian Lillie(8)	143,262	75,992	12,000	231,254
Mark Nelson(9)	125,338	75,992	7,841	209,171
Steve Singh	163,621	87,998	7,999	259,618
Thierry Sommelet	—	—	—	—

(1)
The amount reported represents the fees earned for service on our board of directors and committees of our board of directors for 2020 as well as fees to acquire non-employee warrants, or Bons de Souscription d’Actions (“BSAs”). In accordance with a delegation of authority by the shareholders to the board of directors, the acquisition of BSAs by our directors is subject to the payment of a subscription price that must be at least equal to five percent of the volume-weighted average price of our ADSs of the five trading sessions on the NASDAQ Global Market preceding the date of allocation of the relevant BSAs.

(2)
The amounts reported in the Warrant Awards column are equal to the aggregate grant date fair value of such BSAs, computed in accordance with FASB ASC Topic 718 Compensation — Stock Compensation.

(3)
The amounts reported in the “All Other Compensation” column reflect tax gross-ups to the cash amounts paid to the directors on account of income taxes owed on the cash fees paid to them to acquire the BSAs.

(4)
Mr. Brennan resigned from our board of directors on January 2, 2020 and did not earn any compensation during 2020.

(5)
Ms. Caldwell resigned from our board of directors on January 8, 2020. The compensation reported reflects the pro-rata portion of the annual board and committee fees earned for her period of service in 2020.

(6)
Ms. Fink joined our board of directors on November 17, 2020. The compensation reported reflects the pro-rata portion of the annual board and committee fees earned for her period of service in 2020.

(7)
Mr. Kearny joined our board of directors on November 17, 2020. The compensation reported reflects the pro-rata portion of the annual board and committee fees earned for his period of service in 2020.

(8)
Mr. Lillie resigned from our board of directors on February 4, 2021.

(9)
Mr. Nelson resigned from our board of directors on November 17, 2020. The compensation reported reflects the pro-rata portion of the annual board and committee fees earned for his period of service in 2020.

In accordance with the practice of similarly situated companies, we pay additional compensation (formerly referred to as attendance fees or jetons de présence) to our non-employee directors equal to the value of the subscription price of the BSAs, grossed up for applicable taxes. These payments were intended to partially offset the restriction under French law that our non-employee directors cannot receive free shares (or restricted stock units), but rather BSAs, provided that they pay a subscription price for the BSAs at least equal to the fair market value of such BSAs on the date of grant.
The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2020.
Director	Warrant Awards (#)(1)
Nora Denzel	31,639(2)
Elissa Fink(3)	—
Elizabeth Fetter	6,608(4)
Patrick Jones	61,789(5)
Ryan Kearny(6)	—
Brian Lillie(7)	22,213(8)
Steve Singh	52,965(9)
Thierry Sommelet	—

(1)
The reported warrants are represented by BSAs.

(2)
Includes (i) 26,683 Ordinary Shares underlying BSAs which are fully vested and immediately exercisable as of December 31, 2020 and (ii) 4,956 Ordinary Shares underlying BSAs which vest in equal installments on February 4, 2021, May 4, 2021, and August 4, 2021.
(3)
Ms. Fink joined our board of directors on November 17, 2020. In February 2021, she was awarded 459 Ordinary Shares underlying BSAs, which vest in four equal quarterly installments beginning on May 4, 2021.

(4)
Includes (i) 1,652 Ordinary Shares underlying BSAs which are fully vested and immediately exercisable as of December 31, 2020 and (ii) 4,956 Ordinary Shares underlying BSAs which vest in equal installments on February 4, 2021, May 4, 2021, and August 4, 2021.

(5)
Includes (i) 56,833 Ordinary Shares underlying BSAs which are fully vested and immediately exercisable as of December 31, 2020 and (ii) 4,956 Ordinary Shares underlying BSAs which vest in equal installments on February 4, 2021, May 4, 2021, and August 4, 2021.

(6)
Mr. Kearny joined our board of directors on November 17, 2020. In February 2021, he was awarded 459 Ordinary Shares underlying BSAs, which vest in four equal quarterly installments beginning on May 4, 2021.

(7)
Mr. Lillie resigned from our board of directors on February 4, 2021.

(8)
Includes (i) 17,257 Ordinary Shares underlying BSAs which are fully vested and immediately exercisable as of December 31, 2020 and (ii) 4,956 Ordinary Shares underlying BSAs which vest in equal installments on February 4, 2021, May 4, 2021, and August 4, 2021. On his resignation date, Mr. Lillie forfeited the 3,304 Ordinary Shares underlying BSAs that remained unvested as of that date.

(9)
Includes (i) 47,226 Ordinary Shares underlying BSAs which are fully vested and immediately exercisable as of December 31, 2020 and (ii) 5,739 Ordinary Shares underlying BSAs which vest in equal installments on February 4, 2021, May 4, 2021, and August 4, 2021.

The aggregate amount of compensation of the board of directors is determined at the shareholders’ annual ordinary general meeting. The board then divides all or part (at the board’s discretion) of this aggregate amount among some or all of its members by a simple majority vote. In addition, the board may grant exceptional compensation (rémunérations exceptionnelles) to individual directors on a case-by-case basis for special and temporary assignments. The board of directors may also authorize the reimbursement of reasonable travel and accommodation expenses, as well as other expenses incurred by directors in the corporate interest. Directors who are employees receive separate compensation for their services as officers or employees.
In August 2020, our board of directors approved, retroactive to January 1, 2020, a $10,000 increase to the annual cash retainer for general board service. As a result, with respect to 2020 our board of directors approved annual compensation to each of our non-employee directors as follows:
•
a $124,000 annual cash retainer for general board service, excluding our chairman who is entitled to a $142,000 annual cash retainer;

•
an annual cash retainer for chairing a committee in the following amounts: $7,500 (nominating and corporate governance committee chair), $10,000 (compensation committee chair), and $20,000 (audit committee chair); and

•
an annual cash retainer for committee service in the following amounts: $3,000 (nominating and corporate governance committee), $5,000 (compensation committee), and $7,500 (audit committee).

Additionally, during 2020 our non-employee directors, other than Mr. Sommelet, Ms. Fink, and Mr. Kearny, were offered the opportunity to purchase warrants (BSAs) with a value of $76,000 (or $88,000 in the case of our Chairman), entitling them to subscribe for Ordinary Shares at their fair value as of the date of grant, and subject to their continued service through the vesting date and having attended at least 75% of the board’s meetings held annually. Non-employee directors choosing to purchase BSAs are allocated additional board fees representing the subscription price of the warrants, grossed up for income taxes. Alternatively, non-employee directors may choose to purchase warrants without receiving additional board fees from the Company, in which case they are entitled to purchase an additional amount of warrants beyond

$76,000 (or $88,000 in the case of our Chairman) in value corresponding to the incremental grossed up board fees the Company would otherwise pay such non-employee director to cover the grossed-up subscription price of the warrants. No non-employee director selected this alternative in 2020. In connection with the contemplated acquisition of us by Thoma Bravo, disclosed in a Current Report on Form 8-K filed with the SEC on March 10, 2021, in 2021 in lieu of equity compensation for directors, we have the discretion to provide cash payments to non-employee directors with a value equal to $160,000 per director, payable immediately prior to the completion of the tender offer.
Mr. Sommelet receives no compensation for his service as a director as a result of restrictions imposed by his employer, Bpifrance Investissement. Directors who are also our employees receive no additional compensation for their service as directors. In connection with his resignation as our Chief Executive Officer on January 8, 2020, Mr. Tuchen agreed not to receive any compensation described above for his service as a non-employee director following such resignation.

PROPOSAL NOS. 1 TO 5
ELECTION OF DIRECTORS
Our board of directors is currently composed of eight members. Our By-laws provide, in accordance with French law, that any vacancy on our board of directors resulting from the death or resignation of a director may be filled by a vote of a majority of our directors then in office, provided there are at least three directors remaining, and provided further that there has been no shareholders’ meeting since such death or resignation. Directors chosen or appointed to fill a vacancy are elected by the board of directors for the remaining duration of the current term of the replaced director. The appointment must be ratified at the shareholders’ general meeting following such election by the board of directors. In the event the board of directors is composed of less than three directors as a result of vacancies, the remaining directors shall immediately convene a shareholders’ general meeting to elect one or several new directors in order for there to be at least three directors serving on the board of directors at any given time, in accordance with French law.
Ratification of the Provisional Appointment of Ms. Fink and Mr. Kearny as Directors — Proposal Nos. 1 to 2
The shareholders are being asked to ratify the provisional appointment by the board of directors of Ms. Fink, who was appointed to the board of directors effective November 17, 2020 to fill the vacancy created by Mr. Tuchen’s resignation, and to ratify the provisional appointment by the board of directors of Mr. Kearny, who was appointed to the board of directors effective November 17, 2020 to fill the vacancy created by Mr. Nelson’s resignation. Each of Ms. Fink and Mr. Kearny currently serves as a director on our board of directors. Each of Ms. Fink and Mr. Kearny were recommended to the nominating and corporate governance committee by non-management directors. If her provisional appointment is ratified, Ms. Fink will serve as a director until the 2022 Annual General Meeting of shareholders and until her successor is duly elected and qualified. The term of the vacant seat filled by the provisional appointment of Mr. Kearny expires as of this Annual General Meeting. However, under French law, we are required to seek shareholder ratification of his provisional appointment. For information concerning the directors subject to shareholder ratification, please see the section titled “Board of Directors and Corporate Governance.”
If you are a holder of Ordinary Shares or ADSs, please see the section titled “Question and Answers About the Proxy Materials and our Annual Meeting — How can I vote my Ordinary Shares or ADSs?” to determine how you can vote to ratify the provisional appointment of each of Ms. Fink and Mr. Kearny. Each of Ms. Fink and Mr. Kearny have indicated an intent to accept such ratification.
For the full text of Proposal Nos. 1 and 2, please see Annex A.
Nominees for Director — Proposals Nos. 3 to 5
Our nominating and corporate governance committee has recommended, and our board of directors has approved Messrs. Kearny and Jones, and Ms. Bemont, as nominees for election as directors at the Annual General Meeting. If elected, each of Messrs. Kearny and Jones, and Ms. Bemont will serve as directors until the 2024 Annual General Meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a holder of Ordinary Shares or ADSs, please see the section titled “Question and Answers About the Proxy Materials and our Annual Meeting — How can I vote my Ordinary Shares or ADSs?” to determine how you can vote to re-elect Messrs. Kearny and Jones, and Ms. Bemont. Each of Mr. Kearny, Mr. Jones, and Ms. Bemont have indicated an intent to accept such nomination.
For the full text of Proposal Nos. 1-5, please see Annex A.
Majority Voting Policy
The board of directors has adopted a majority voting policy. Consistent with the requirements of the French Commercial Code, the policy provides that a nominee for director is only elected if he or she receives a majority of votes cast by the shareholders present, represented by proxy, or voting by mail. In the event a nominee for director who is then serving as a director receives more votes “against” his or her election than votes “for” his or her election (a “Majority Against Vote”), or in the event the ordinary meeting of shareholders decides to remove a director by a majority of votes cast by shareholders present, represented by proxy, or voting by mail at the ordinary meeting of shareholders (a “Removal Vote”), the director’s service on the board shall terminate as of the date of the ordinary shareholder meeting. The policy requires that the board of directors will only nominate for election, or re-election, as director, those candidates who agree to tender, promptly following the ordinary meeting of shareholders at which they are elected or re-elected, as applicable, an irrevocable written resignation to the chairman of the board of directors, and that the board of directors will only fill director vacancies with candidates who agree to tender, promptly following their appointment to the board of directors, the same form of irrevocable written resignation. A resignation will become effective only if the director receives a Majority Against Vote or a Removal Vote and is effective immediately upon the certification of the shareholder vote.
Vote Required
The ratification of a provisional appointment of a director and the election of a director each requires the affirmative vote of a majority of the votes cast by the shareholders present in person, represented by proxy, or voting by mail at the Annual General Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the election of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE PROVISIONAL APPOINTMENT OF EACH OF MS. FINK AS DIRECTOR
AND MR. KEARNY AS DIRECTOR AND “FOR” EACH OF THE NOMINEES ABOVE.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of April 1, 2021. Officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Christal Bemont	50	Chief Executive Officer and Director
Adam Meister	38	Chief Financial Officer
Ann-Christel Graham	46	Chief Revenue Officer
Jamie Kiser	38	Chief Operating Officer and Chief Customer Officer
Krishna Tammana	55	Chief Technology Officer
For a brief biography of Ms. Bemont, please see “Board of Directors and Corporate Governance — Provisionally Appointed Directors Subject to Shareholder Ratification and Nominees for Director.”
Adam Meister has served as our Chief Financial Officer since September 2018. Prior to Talend, Mr. Meister served as Managing Director of Goldman Sachs, an investment bank, from January 2018 to September 2018 and Vice President in the Technology, Media, and Telecom Investment Banking Group from September 2015 to December 2017. From July 2010 to September 2015, Mr. Meister was with J.P. Morgan, an investment bank, where he served most recently as Vice President, Technology, Media, and Telecom Investment Banking from February 2014 to September 2015. Mr. Meister holds a B.A. in finance and management information systems from Saint Louis University.
Ann-Christel Graham has served as our Chief Revenue Officer since January 2020. Ms. Graham has over 20 years of SaaS sales leadership experience. Prior to joining Talend, Ms. Graham served as Vice President of Sales for Enterprise Customers from January 2015 to December 2019 at SAP Concur. Prior to that she held a range of sales positions with SAP Concur, each with increasing responsibility. Ms. Graham holds a B.A. in political science from the University of California at Los Angeles.
Jamie Kiser has served as our Chief Customer Officer since January 2020 and our Chief Operating Officer since October 2020. Ms. Kiser has extensive experience in various product, services, and implementation roles. Prior to joining Talend, Ms. Kiser was with SAP Concur for over six years in roles of increasing seniority, most recently as Vice President of Global Services and Operations from January 2017 to April 2019 and Vice President of Global Public Sector from April 2019 to January 2020. Ms. Kiser holds a B.S. in Business Administration, Marketing from West Virginia University.
Krishna Tammana has served as our Chief Technology Officer since October 2020. Prior to Talend, Mr. Tammana was with Splunk, Inc., a software company, where he served as Vice President of Engineering from October 2011 to June 2020. Prior to Splunk, Mr. Tammana held various engineering management roles at Dun & Bradstreet, YouSendIt, RIGHT90 and E*Trade. Mr. Tammana holds a M.Sc. in Computer Science from the Birla Institute of Technology and Science, Piliani.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2020. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, and analyzes how and why we arrived at the specific compensation decisions for our executive officers, including our named executive officers, in 2020. During 2020, our named executive officers were:
Name	Title
Christal Bemont	Chief Executive Officer
Michael Tuchen	Former Chief Executive Officer
Adam Meister	Chief Financial Officer
Ann-Christel Graham	Chief Revenue Officer
Jamie Kiser	Chief Operating Officer and Chief Customer Officer
Krishna Tammana	Chief Technology Officer
Leadership Transformation
During 2020 we made significant changes in our leadership team to position us to take advantage of the opportunities in our market, extend our leadership in cloud data integration and integrity, and achieve strong, sustainable growth. Our leadership transition has provided the opportunity to enhance execution, drive innovation, and create scalability across our entire business. On January 8, 2020, Ms. Bemont succeeded Mr. Tuchen as our Chief Executive Officer. At the same time, Ms. Graham joined as our Chief Revenue Officer and Ms. Kiser joined as our Chief Customer Officer. In October 2020, Ms. Kiser’s role was expanded to include the role of Chief Operating Officer. Finally, in October 2020, Mr. Tammana joined us as our Chief Technology Officer.
In determining the compensation arrangements of our newly hired named executive officers, our board of directors and the compensation committee, with input from our compensation consultant, Compensia, considered all of the same pay philosophy determinants described later in “Executive Compensation Philosophy and Program Design”, with an emphasis on providing each with short-term and long-term compensation opportunities that would attract and retain an individual with the requisite skills and experience, compensating each for future compensation opportunities that each had to forego when accepting her or his position, providing incentives for each executive to achieve long-term growth of our business thereby aligning each of their interests with those of our shareholders, and being market competitive with similar executive officer positions for similarly situated companies.
We believe that 2020 was a critical year to begin laying a foundation for long-term, profitable growth and scale. Our leadership team brings a wealth of experience in growing and managing established, successful software businesses. This experience has been invaluable in shaping Talend’s transition to the cloud as well as navigating the COVID-19 pandemic. While facing unprecedented disruption to the economy and way of doing business caused by the COVID-19 pandemic, our leadership team responded quickly and decisively to help our customers, partners, and employees navigate uncertain conditions. The board of directors is confident that our leadership team is the right group to navigate this critical time and believes our leadership transformation will position us for future success.
Executive Summary
Overview of the Executive Compensation Program
Our executive compensation program is designed to be competitive and appropriately balance our goals of attracting, motivating, rewarding, and retaining our executive officers. To align our executive officers’ interests with those of our shareholders and to motivate and reward individual initiative and effort, a substantial portion of each executive officer’s annual total direct compensation opportunity consists of long-term incentive compensation, meaning the amounts realized by each executive officer will vary based on the value of our shares as of the date the compensation is paid.
To deliver long-term incentive compensation, we grant our executive officers equity awards to acquire our Ordinary Shares primarily in the form of time-based restricted stock unit (“RSU”) awards and performance-based stock unit (“PSU”) awards, known as free shares under French Law. Our Ordinary Shares may be represented by American Depositary Shares, or ADSs, each of which represents one Ordinary Share. For simplicity, we use the term Ordinary Shares when referring to shares owned by our named executive officers or shares subject to equity awards, whether represented by ADSs or not.
In 2020, the substantial proportion of target total direct compensation opportunity for our named executive officers (other than Mr. Tuchen) was in the form of long-term incentive compensation in order to recruit our new named executive officers to join our Company, and to align the interests of all of our named executive officers with our shareholders. In 2020, over 90% of our Chief Executive Officer’s target total direct compensation opportunity consisted of long-term incentives, including over 35% that was performance-based, and over 80% of our other named executive officers’ target total direct compensation opportunity was comprised of long-term incentives (excluding our former Chief Executive Officer).
The graphs below show the allocation among the various compensation components of the target 2020 total direct compensation opportunity for our Chief Executive Officer and the average allocation of the target 2020 total direct compensation opportunity for our other named executive officers, who were employed with us at the end of 2020. Target total direct compensation opportunity is defined for these purposes as the named executive officer’s 2020 earned base salary, target 2020 bonus opportunity, and the grant date fair value of any equity awards granted during 2020, including RSUs, PSUs (assuming target-level achievement of the performance metric), and stock options.
2020 Business Highlights
We believe our 2020 executive compensation program served to motivate and incentivize our executive officers toward our strong financial and operational results in 2020. During 2020 we:
•
Grew total revenue by 16% on a year-over-year basis to $287.5 million;

•
Increased subscription revenue by 20% on a year-over-year basis to $259.5 million;

•
Achieved Annual Recurring Revenue, or ARR, of $288.7 million as of December 31, 2020, representing growth of 19% compared to as of December 31, 2019;

•
Achieved Cloud ARR of $108.5 million, representing 101% growth from December 31, 2019;

•
Grew our customer base to over 6,000 total customers and 4,250 cloud customers, as of December 31, 2020;

•
Secured a position as a leader in the 2020 Gartner Magic Quadrant for Data Integration Tools for the fifth consecutive time; and

•
Successfully onboarded four new named executive officers.

2020 Executive Compensation Highlights
To provide compensation that is competitive and offers incentives for growth in our business, the board of directors, upon the recommendation of the compensation committee, took these key executive compensation actions for 2020:
•
Base Salaries — Established base salaries for each of the named executive officers that joined us in 2020 and increased the 2020 base salary for Mr. Meister.

•
Annual Cash Bonus — Designed our 2020 executive annual cash bonus plan, or the 2020 Bonus Plan, to focus on two key performance metrics — Total Net New ARR and Non-GAAP Operating Margin — setting rigorous targets for each that would be achievable only through focused leadership efforts by our named executive officers. The 2020 Bonus Plan included quarterly achievement measures and payouts to incentivize predictable, sustainable performance quarter-over-quarter. Our results against the rigorous targets for these performance metrics resulted in an aggregate calculated payment percentage of 48.75% of target levels under the 2020 Bonus Plan. Targets were established by our board of directors, upon the recommendation of our compensation committee, in early 2020, and were not adjusted in response to COVID-19.

•
Long-Term Equity Incentive Compensation — Granted long-term incentive compensation opportunities in the form of RSU awards and PSU awards to Ms. Bemont and Mr. Meister, RSU awards to the named executive officers who remained with us through the end of the year, and option awards to Mr. Tammana. Specifically, 2020 long-term equity compensation consisted of:

•
Annual Awards to Ms. Bemont and Mr. Meister — Ms. Bemont and Mr. Meister were each granted annual awards in the form of RSUs and PSUs in February 2020. The PSU awards become eligible for vesting based on our achievement of Net New Cloud ARR in 2020, which we believe is a significant driver of our growth. The annual RSU and PSU awards generally vest 40% after two years and then in equal quarterly installments over the following two years and, in the case of the PSU awards, only to the extent that the units have been earned based on 2020 Net New Cloud ARR goals. The 2020 PSU awards were achieved at 132% of target (66% of maximum) based on realization of 2020 Net New Cloud ARR at 112% of target.

•
New Hire and Promotion Awards — New hire RSU awards were granted to each of Ms. Bemont, Ms. Graham, Ms. Kiser and Mr. Tammana in connection with their joining our Company. We also granted a promotion award to Ms. Kiser in connection with her appointment as Chief Operating Officer. We granted a new hire option award to Mr. Tammana. Finally, we granted a new hire PSU award to Ms. Bemont, which is eligible for vesting based on the same performance metric as in her annual equity compensation award discussed above. The new hire and promotion RSU awards generally vest 50% after two years and then in equal quarterly installments over the following two years. The new hire option award vests 25% after one year and then in equal quarterly installments over the following three years. We believe these equity awards align the long-term interests of these new named executive officers with our shareholders.

Executive Compensation Policies and Practices
We maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program regularly to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2020:
What We Do	What We Don’t Do
✔ Independent Compensation Committee. The compensation committee is comprised solely of independent directors.
✘
No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, or on any severance or change-in-control payments or benefits.

✔
Independent Compensation Committee Advisor. The compensation committee engaged its own compensation consultant to assist with its 2020 review and analysis of our executive compensation programs. This consultant performed no other consulting or other services for us.

✘
No Special Retirement Plans. We do not offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements exclusively to our executive officers.

✔ Annual Executive Compensation Review. The compensation committee conducts an annual review and approval of our compensation strategy.
✘
No “Golden Parachute” Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any tax liability that our named executive officers might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code (the “Code”).

✔
Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.

✘ No Special Health or Welfare Benefits. Our executive officers participate in the same company-sponsored health and welfare benefits programs as our other full-time, salaried employees.

✔
Emphasis on Long-Term Compensation. Our executive compensation program is designed so a significant portion of compensation is long-term incentive compensation opportunities, primarily in the form of RSUs and/or PSUs.

✘
No “Single Trigger” Change-in-Control Arrangements. No change of control payments or benefits are triggered simply by the occurrence of a change in control. All change of control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid).

✔ Limited Perquisites. We do not provide perquisites or other personal benefits to our executive officers, except where they serve a legitimate business purpose.
✘
No Hedging or Pledging. We prohibit our employees, including our executive officers, and the members of our board of directors from pledging our securities or engaging in hedging transactions with respect to our securities.

Executive Compensation Philosophy and Program Design
Our executive compensation program is guided by our overarching philosophy of paying for performance. Consistent with this philosophy, we design our executive compensation program to:
•
Provide compensation and benefit levels that will attract, motivate, reward, and retain a highly-talented team of executive officers within the context of responsible and balanced cost management;

•
Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers; and

•
Align the interests and objectives of our executive officers with those of our shareholders by linking long-term incentive compensation opportunities to shareholder value creation and cash incentives to our annual performance.

We structure the annual compensation of our named executive officers, using three principal elements: base salary, annual cash bonus opportunities and long-term incentive compensation opportunities in the form of PSU awards, RSU awards, and stock options. The design of our executive compensation program is influenced by many factors with the primary goal being to align the interests of our named executive officers and shareholders.
Governance of Executive Compensation Program
Compensation-Setting Process
We do not benchmark pay when setting the target total direct compensation opportunities of our named executive officers. Instead, as described below, we evaluate the compensation levels and compensation practices of our compensation peer group when making executive compensation decisions. When setting each compensation element, the compensation committee and board of directors each considers these factors:
•
Our performance against the financial and operational objectives established by our board of directors;

•
Each individual executive officer’s skills, experience, and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;

•
Each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;

•
The performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and success in working as part of a team, all of which reflect our core values;

•
The recommendations of our Chief Executive Officer for each executive officer other than with respect to her own compensation;

•
Compensation parity among our executive officers;

•
Our financial performance relative to our peers; and

•
The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels.

These factors provide the framework for compensation decision-making and final decisions regarding the target total direct compensation opportunity for each named executive officer.
Role of the Compensation Committee
The compensation committee reviews and makes recommendations to the board of directors to assist in carrying out the responsibilities relating to the compensation of our named executive officers. These responsibilities include reviewing and recommending for approval the following compensation elements with respect to our named executive officers: their annual base salaries; annual cash bonus opportunities; long-term incentive compensation opportunities; employment offers and severance and change of control agreements (including post-employment compensation arrangements); and other compensation, and perquisites and other personal benefits, if any. The compensation committee’s review of the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our named executive officers generally occurs in our first fiscal quarter, or more frequently as warranted.
Role of Executive Officers
Our Chief Executive Officer and other members of our management team assist the compensation committee in making its recommendations to the board of directors by providing information on corporate and individual performance, market data, and their perspective on compensation matters. The compensation committee solicits and reviews our Chief Executive Officer’s recommendations and proposals regarding adjustments to annual base salary, annual cash bonus opportunities, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our named executive officers (other than with respect to our Chief Executive Officer’s own compensation). The compensation committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and recommending for approval of the board of directors the compensation for our executive officers. No member of the management team participates in any discussions or makes any recommendations regarding his or her own compensation.
Role of Compensation Consultant
The compensation committee engages an external compensation consultant to assist it in formulating recommendations regarding compensation to the board of directors by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2020, the compensation committee retained Compensia, a national compensation consulting firm, to serve as its compensation advisor. Compensia serves at the discretion of the compensation committee.
During 2020, Compensia regularly attended the meetings of the compensation committee (including in executive sessions without management present) and provided the following services:
•
Advised the compensation committee on the composition of our peer group;

•
Provided competitive market data based on the compensation peer group and broader compensation surveys for our executive officer positions and evaluated how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

•
Assessed executive compensation trends within our industry, and provided updates on corporate governance and regulatory issues and developments;

•
Reviewed market equity compensation practices, including “burn rate” and “overhang”; and

•
Consulted with the compensation committee chair and other members between compensation committee meetings.

In 2020, Compensia provided no services to us other than the consulting services to the compensation committee. The compensation committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation. The compensation committee considered the six specific independence factors adopted by the SEC and reflected in the listing standards of the Nasdaq Global Market and determined that the work of Compensia in 2020 raised no conflicts of interest.
Competitive Positioning
To compare our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a group of comparable technology companies. The companies in this compensation peer group were selected on the basis of their similarity to us in characteristics such as revenue, market capitalization, size, and industry focus.
In August 2019, with the assistance of Compensia, the compensation committee developed a compensation peer group to reflect our key financial attributes and recognize our business focus. The companies in this compensation peer group were selected on the basis of their similarity to us, based on the following criteria:
•
Publicly traded companies on a major U.S. stock exchange;

•
Similar revenue size - ~0.5x to ~2.0x our last four fiscal quarter revenue at the time of approximately $215 million (approximately $110 million to approximately $430 million);

•
Similar market capitalization - ~0.25x to ~4.0x our 30-day average market capitalization of $1.2 billion at the time (approximately $310 million to approximately $5.0 billion);

•
Industry — application software, systems software, and internet services and infrastructure; and

•
Preference for recently public companies with strong revenue growth, a business-to-business model, and an enterprise focus.

Peers were selected based on their relative fit across all selection criteria and, although some peers did not meet all criteria, it was determined that the group of companies provided reasonable market data for executive compensation benchmarking purposes. At the time of their selection, most peers were within the desired revenue range (largest peer was ~2.6x our revenue at the time) and most peers were within the desired market capitalization range (largest peer was ~7x our market capitalization at the time).
The compensation committee approved the use of the competitive market data from the following compensation peer group from our 2019 study as one factor for setting executive compensation for 2020:
Alteryx	Everbridge	New Relic	Varonis Systems
AppFolio	Five9	Qualys	Yext
BlackLine	Forescout Technologies	Rapid7	Zuora
CarbonBlack	Instructure	SailPoint Technologies
Cloudera	MongoDB	Upland Software
In determining the peer group for setting executive compensation for 2020, the compensation committee removed seven companies from the peer group used for setting executive compensation for 2019 (Apptio, Hortonworks, and SendGrid (due to acquisitions), and Coupa Software, HubSpot, Okta, and Zscaler) and replaced them with six companies (Forescout Technologies, Instructure, SailPoint Technologies, Upland Software, Varonis Systems and Yext), which the compensation committee believed were better aligned in terms of size and other criteria such as business fit and revenue growth.
To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from the public filings of the peer group companies as well as from the Radford Global Technology Survey. This market data was then used as a reference point for the compensation committee to assess our current compensation levels in its deliberations on compensation forms and amounts.
The compensation committee reviews our compensation peer group at least annually and may make adjustments to its composition, considering changes in both our business and the businesses of the companies in the peer group.
Shareholder Support
Shareholders are provided the opportunity to cast an annual advisory vote on the compensation of our named executive officers. At the 2020 annual meeting of shareholders, our shareholders indicated their strong support for the compensation of our named executive officers, with approximately 99.3% of votes cast on the say-on-pay proposal voting in favor of our executive compensation program. Based on this support from shareholders, the compensation committee and board of directors maintained the core elements of our executive compensation programs in fiscal 2020. The compensation committee and board of directors will continue to consider shareholder feedback and the results of say-on-pay votes when making future compensation decisions.
Risk Considerations
In establishing and reviewing our executive compensation program, the compensation committee considers whether the program and other employee compensation programs encourage unnecessary or excessive risk-taking and has concluded that they do not. Accordingly, we have determined that these programs are not reasonably likely to have a material adverse effect on the Company.

Individual Compensation Elements
The following table summarizes the primary elements and objectives of our 2020 compensation program for our named executive officers.
Element	Description	Primary Objectives
Base Salary	Ongoing, fixed cash compensation based on the named executive officer’s role and responsibilities, individual job performance, experience, and market.	• Recruitment and retention
Annual Cash Bonus	Annual cash incentive with target amounts for each named executive officer. Actual cash payments are linked to achievement of quarterly and annual company goals.	• Incentivize and reward performance
Restricted Stock Units (“RSUs”)	Full value equity awards that reward our named executive officers for long-term share price performance while helping us achieve retention objectives because there is value to the recipient even if the market price of our Ordinary Shares on the vesting date declines below the market price on the grant date.	• Align with shareholders’ interests • Retention • Long-term value creation
Performance Stock Units (“PSUs”)	Full value equity awards that are linked to achievement of annual performance goals and subject to continued employment during the vesting period subsequent to the annual performance period. PSU awards provide an appropriate long-term incentive for our named executive officers because they will only be eligible to be earned and vest if we achieve pre-established key corporate goals recommended by the compensation committee and approved by the board of directors. With PSU payouts generally increasing upon enhanced achievement of such corporate goals, the growth of our business is emphasized, thus aligning the interests of our executive officers with those of our shareholders.	• Incentivize achievement of specific performance goals • Retention • Align with shareholders’ interests • Long-term value creation
Stock Options	Stock option awards that vest based on continued employment that provide variable compensation only if there is an increase in the stock price from the date of grant.	• Align with shareholders’ interests • Retention • Link realized value entirely to stock appreciation
Base Salary
We establish the initial base salaries of our executive officers through arm’s-length negotiation when we hire the individual executive officer, considering the relevant position, qualifications, experience, and the base salaries of our other executive officers. The compensation committee reviews the base salaries of our executive officers annually and recommends adjustments to our board of directors as it determines necessary or appropriate.

For each named executive officer that joined us in 2020, the board of directors, upon the recommendation of the compensation committee, considered the factors described above to approve their base salaries, including the increase in Ms. Kiser’s base salary in connection with her taking on the additional role of Chief Operating Officer in October 2020. In February 2020, the compensation committee reviewed the base salary of Mr. Meister, our Chief Financial Officer, considering a competitive market analysis prepared by Compensia, the recommendations of our Chief Executive Officer, and the other factors described above, with an emphasis on retaining Mr. Meister to promote stability in our organization during this year of leadership transition. Following this review, the compensation committee recommended, and the board of directors approved, a market competitive adjustment to the base salary for Mr. Meister, effective in April 2020. The annualized base salaries of the named executive officers for 2020 were:
Named Executive Officer	2019 Base Salary	2020 Base Salary	Percentage Adjustment
Ms. Bemont	—	$500,000	N/A
Mr. Meister(1)	$350,000	$415,000	18.6%
Ms. Graham	—	$360,000	N/A
Ms. Kiser(2)	—	$375,000	N/A
Mr. Tammana	—	$400,000	N/A

(1)
Mr. Meister’s 2020 annualized base salary became effective as of April 1, 2020.

(2)
Ms. Kiser’s annualized base salary reflects the increase in salary in connection with her taking on the additional role of Chief Operating Officer. The increase in her base salary became effective on October 2, 2020. Prior to such increase, Ms. Kiser’s base salary was $320,000.

Annual Cash Bonuses
Each of our named executive officers, other than Mr. Tuchen, participated in our 2020 Bonus Plan.
For the 2020 Bonus Plan, the compensation committee and board of directors determined that the following performance metrics would be appropriate and effective measures for our named executive officers’ cash bonus awards:
Metric	Weighting of Total Payout Opportunity	Purpose
Total Net New ARR	80%	Designed to motivate, focus, and reward our named executive officers to emphasize top-line growth through additions of new customers, expansions with existing customers and higher renewal rates.
Non-GAAP Operating Margin	20%	Designed to motivate, focus, and reward our named executive officers to emphasize efficiency and balance growth goals with profitability.
Total Net New ARR was aimed at driving growth in our business while Non-GAAP Operating Margin was aimed at driving efficiency in our business. Payment under the 2020 Bonus Plan was tied to our actual achievement against the pre-established target levels for each of these performance metrics.
As described in greater detail in the “— 2020 Bonus Plan Design” section below, the 2020 Bonus Plan included quarterly achievement measures and payouts. This was a change from our historical practice (which included only annual targets) and was implemented by our board of directors in order to incentivize predictable, sustainable performance quarter-over-quarter.
Target Annual Cash Bonus Opportunities
Each named executive officer, other than Mr. Tuchen, was assigned a target annual cash bonus opportunity based on a percentage of her or his 2020 weighted average annualized base salary, or, in the case of Mr. Tammana, his pro-rata annual base salary for 2020.

For the named executive officers who joined us in 2020, we established their initial target annual cash bonus opportunity through arm’s-length negotiation at the time of their hire, considering the relevant position, qualifications, experience, a competitive market analysis prepared by Compensia, and the target annual cash bonus opportunity of our other executive officers.
In February 2020, the compensation committee reviewed the target annual cash bonus opportunity for Mr. Meister considering a competitive market analysis prepared by Compensia, the recommendations of our Chief Executive Officer, and the other factors described above. Following this review, the compensation committee recommended to the board of directors, and the board of directors approved, an increase to Mr. Meister’s target annual cash bonus opportunity percentage to 65% from 60%, effective for payments made on or after April 1, 2020. In October 2020, the compensation committee recommended, and the board of directors approved, an increase to Ms. Kiser’s annual cash bonus opportunity percentage from approximately 41% to 70% in connection with her appointment as our Chief Operating Officer and in recognition of her additional responsibilities in that role.
The target annual cash bonus opportunities of the named executive officers for 2020 were:
Named Executive Officer	2020 Target Annual Cash Incentive Compensation Opportunity (as a percentage of base salary)	2020 Target Annual Cash Incentive Compensation Opportunity ($)
Ms. Bemont	100%	$500,000
Mr. Meister(1)	65%	$259,188
Ms. Graham	100%	$360,000
Ms. Kiser(2)	49%	$163,125
Mr. Tammana(3)	65%	$65,000

(1)
In February 2020, the compensation committee recommended, and the board approved, an increase in Mr. Meister’s target annual cash bonus opportunity to 65% from 60%. This change was effective for cash bonus payments made on or after April 1, 2020.

(2)
The 2020 target annual cash bonus opportunity numbers for Ms. Kiser represent her weighted target opportunity during 2020. Upon her hire, Ms. Kiser was entitled to a target annual cash bonus compensation opportunity of 40.625% of her annualized base salary of $320,000. Upon her appointment as Chief Operating Officer in October 2020, her target annual cash bonus opportunity increased to 70% of her annualized base salary of $375,000, effective as of October 2, 2020.

(3)
Mr. Tammana joined us as of October 5, 2020 and the dollar value of his 2020 target annual cash bonus opportunity is prorated to reflect his start date.

For 2020 only, Ms. Bemont, Ms. Graham and Ms. Kiser each were entitled to a guaranteed annual bonus, with the opportunity to earn a higher bonus if our achievement exceeded our corporate performance metric targets. Our board of directors approved this approach for 2020 to attract them and incentivize them to accept positions with us by providing certainty with respect to their first year cash compensation. Mr. Meister and Mr. Tammana were eligible to earn an amount under the 2020 Bonus Plan solely based on our achievement of key corporate performance metrics.
2020 Bonus Plan Design
On February 20, 2020, the board of directors, upon the recommendation of the compensation committee, approved the performance metrics (Total Net New ARR and Non-GAAP Operating Margin), the related target levels, and the payment percentages for each of the 2020 corporate performance metrics.
The target levels for each of these performance metrics were based on our 2020 operating plan, which was reviewed and approved by our board of directors, with input from our Chief Executive Officer and our

Chief Financial Officer. These target levels were set to be achievable through diligent effort, and to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the target levels were set, which preceded the global spread of COVID-19 and its resulting impact on the economy and our business. Target levels for the performance metrics for the 2020 Bonus Plan were set for each fiscal quarter and for the full fiscal year. The compensation committee and board of directors believed quarterly targets were critical to consistently building ARR throughout the year, minimizing inconsistency in business performance, and building capacity for predictable, sustainable performance from quarter-to-quarter. To mitigate the risk that overachievement against quarterly targets could result in payouts during the year that exceed the payouts that would have been made had the 2020 Bonus Plan contained only an annual measurement period, the board of directors, upon the recommendation of the compensation committee, limited the maximum payout in any quarter to 75% of the target cash bonus opportunity for that particular quarter. Any payout in respect to achievement in any quarter in excess of the 75% payout limit (a “Quarterly Catch-up Payment”) was to be paid in a lump sum after the completion of the fiscal year, subject to performance relative to the full-year goals. Such lump sum payment was to be calculated as the lesser of (i) the sum of the Quarterly Catch-up Payments accrued during the year and (ii) the payout that would be earned based on achievement against the full-year performance metric targets less the quarterly payouts made to the named executive officer. The 2020 Bonus Plan did not contain a clawback feature to the extent the aggregate amounts paid out quarterly exceeded the amount that would have been earned based on achievement against full-year performance metric targets.
The quarterly and annual target levels for each performance metric are set forth in the table below.
	Total Net New ARR(1) (millions $)					Non-GAAP Operating Margin(2) (%)
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Target	$8.9	$14.1	$12.9	$16.0	$51.9	(12.5%)	(20.7%)	(11.9%)	(10.5%)	(13.8%)

(1)
Total Net New ARR was defined as the change in Total ARR from the end of the prior quarter for purposes of assessing quarterly achievement and as the change in Total ARR from the prior year for purposes of assessing annual achievement. Total ARR was defined as the annual recurring revenue of all active contracts at the end of a reporting period, including subscriptions for use of term-based deployed licenses and cloud offerings, but excluding original equipment manufacturer (OEM) sales. To compute Total ARR, multi-year contracts and contracts with terms of less than one year were annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by 12. Total ARR is disclosed to investors quarterly as a key business metric. Target amounts were based on constant currency exchange rates as of December 31, 2019. Total Net New ARR measured at the end of each fiscal quarter was measured against Total ARR as of the end of the prior quarter, and Total Net New ARR measured at the end of the year was measured against Total ARR at December 31, 2019.

(2)
Non-GAAP Operating Margin was defined as Non-GAAP (Loss) Income from Operations divided by total revenue. Non-GAAP (Loss) Income from Operations was defined as the Non-GAAP (Loss) Income from Operations as reported in our quarterly earnings releases, and is calculated as our GAAP (Loss) Income for Operations excluding: (i) share-based compensation expense (expense related to equity-based compensation plans that do not require cash settlement from us), (ii) amortization of acquired intangible assets (intangible assets amortization expense resulting from past acquisitions), and (iii) other expenses (expenses related to reorganization costs associated with (a) the hiring and separation from employment of certain executive officers, (b) reorganization of our business model in emerging markets, and (c) the amortization of debt discount and debt issuance costs resulting from the issuance of our 1.75% Convertible Senior Notes due September 2024).

The table below presents the payment percentages in relation to the relative achievement against each of the Total Net New ARR and Non-GAAP Operating Margin performance metrics:
Total Net New ARR and Non-GAAP Operating Margin Payouts
	Threshold	Target	Maximum
Relative Achievement	80%	100%	120%
Payment Percentage	50%	100%	200%
Achievement between the percentage levels identified above for the relevant measurement period would result in a payment percentage with respect to the Total Net New ARR metric or the Non-GAAP Operating Margin metric, respectively, calculated based on a linear interpolation between those levels. No payout under the Total Net New ARR portion or the Non-GAAP Operating Margin portion of the 2020 Bonus Plan would be made if the threshold level of 80% of the Net New ARR target or the non-GAAP Operating Margin was not achieved.
2020 Bonus Plan Payments
Following the end of each 2020 fiscal quarter, upon the review and recommendation of the compensation committee, the board of directors determined the achievement of each performance metric against target and approved payout amounts to the named executive officers participating in the 2020 Bonus Plan during the applicable fiscal quarter.
The table below presents: the relative achievement against target for each performance metric for each 2020 fiscal quarter and full fiscal year; the corresponding attainment percentage for each performance metric and measurement period; the overall attainment, applying the relative weightings of each performance metric, for each measurement period; and the relative percentage of the actual payouts made for each measurement period. Performance relative to target levels for Total Net New ARR was measured on a constant currency basis each quarter.
	Total Net New ARR					Non-GAAP Operating Margin
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Relative Achievement (%)	82%	54%	60%	79%	68%	157%	152%	156%	187%	162%
Relative Payout (%)	55%(1)	0%	0%	0%	0%	200%(1)	200%	200%	200%	200%
Weighted Attainment: Total Net New ARR (80%) + Non-GAAP Net Operating Margin (20%)
Q1	Q2	Q3	Q4	FY
84%(2)	40%	40%	40%	40%
Relative Payout (%)
Q1	Q2	Q3	Q4	FY
75%(2)	40%	40%	40%	48.75%

(1)
These numbers represent the relative payout percentage for each metric unadjusted for the limit on the maximum quarterly payout as described in the following footnote.

(2)
Absent the maximum 75% payout limit, the achievement against the performance metrics for the first quarter would have resulted in attainment of a payout of 84% against the target payout amount. However, due to the 75% payout limit, the board of directors approved, upon review and recommendation of the compensation committee, a payout equal to 75% of target for the first quarter, subject to a later Quarterly Catch-up Payments. No subsequent Quarterly Catch-up Payment was made in light of full-year performance.

The actual amounts paid to our named executive officers under our 2020 Bonus Plan are set forth in the “Non-Equity Incentive Plan Compensation” column in the “2020 Summary Compensation Table” below.
Long-Term Incentive Compensation
The compensation committee and our board of directors believes long-term incentive compensation in the form of equity awards is an effective means for focusing our named executive officers on driving increased shareholder value over a multi-year period, providing a meaningful reward for our share price performance and long-term value creation, and motivating them to remain employed with us.
2020 Annual Awards
In 2020, the compensation committee recommended to the board of directors the use of PSU awards and RSU awards to deliver the annual long-term incentive compensation opportunities to our executive officers. This approach aligns the contributions of our named executive officers with the long-term interests of our shareholders and allows them to participate in any future appreciation in our Ordinary Shares.
As with our other elements of compensation, the compensation committee assesses and recommends to our board of directors long-term incentive compensation for our named executive officers as part of its annual compensation review and after considering a competitive market analysis prepared by Compensia, the recommendations of our Chief Executive Officer (except with respect to her own long-term incentive compensation), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the companies in our compensation peer group, the potential voting power dilution to our shareholders (our “overhang”) in relation to the companies in our compensation peer group, and the other factors described above.
In February 2020, the compensation committee recommended that the board of directors grant to Ms. Bemont, consistent with the terms of her offer letter, equity compensation awards with the grant date value of those awards generally evenly split between RSU awards and PSU awards, and to Mr. Meister equity compensation awards with the grant date value of those awards of consisting of approximately 80% RSU awards and 20% PSU awards (the “2020 Annual Equity Program”). None of Ms. Graham, Ms. Kiser, Mr. Tammana, each of whom joined us in 2020 and was granted new hire awards described in more detail below, received an award under our 2020 Annual Equity Program. The compensation committee and board of directors determined to emphasize RSUs as compared to PSUs for Mr. Meister under the 2020 Annual Equity Program in order to provide incentives for him to remain with us during this period of leadership transition and promote stability within our organization.
The annual equity awards granted to the named executive officers during 2020 under the 2020 Annual Equity Program were:
Named Executive Officer	RSU Awards (Ordinary Shares)	PSU Awards (target Ordinary Shares at 100% achievement)	Equity Awards (Aggregate Grant Date Fair Value)
Ms. Bemont	94,600	94,600	6,877,420
Mr. Meister	64,880	16,220	2,947,985
RSU awards granted under the 2020 Annual Equity Program and, to the extent earned, the PSUs, will generally vest 40% on the two-year anniversary of the 15th day of the month occurring in or following the month of the grant date (the “two-year anniversary”) and the remaining portion of the award will then vest in equal quarterly increments over the following two years. However, recipients of awards may elect at the time of grant an alternative to the default vesting structure, such that 20% of the award will vest after one year, then 5% of the award in each of the following four quarters, and then 7.5% of the award in each of the following eight quarters. None of our named executive officers elected this for awards made under the 2020 Annual Equity Program. In addition, if an award recipient’s employment with us terminates prior to the two-year anniversary but after the date that is one-year prior to the two-year anniversary (the “one-year anniversary”), then RSU awards and PSU awards, to the extent earned, vest as to 20% of the award plus five percent of the award for each full quarter of service completed after the one-year anniversary.
PSU awards granted under the 2020 Annual Equity Program are earned solely on the achievement of Net New Cloud ARR during the one-year performance period beginning January 1, 2020 and ending on December 31, 2020. The board of directors believed Net New Cloud ARR was an important driver for creating long-term shareholder value and therefore selected this as the sole performance metric for the PSU awards made under the 2020 Annual Equity Program. Given the strategic importance of focusing on growth of Net New Cloud ARR in light of market-based trends in demand for cloud-based software offerings, the board of directors believed a one-year performance period was appropriate.
The target level for the Net New Cloud ARR performance metric was $46.1 million, based on exchange rates as of December 31, 2019.
The table that follows sets forth the threshold, target, and maximum PSU payouts and the corresponding achievement percentage of the performance metric compared to the target.
PSU Payout Levels
	Threshold	Target	Maximum
Percent Achievement Net New Cloud ARR(1)	90%	100%	136%
PSU Payout Percentage (as a percentage of target)	75%	100%	200%

(1)
Net New Cloud ARR was defined as the difference of Cloud ARR at December 31, 2020 (based on exchange rates as of December 31, 2019) and Cloud ARR at December 31, 2019 where Cloud ARR was defined as the annualized recurring value of all active cloud-based contracts at the relevant measurement date, and includes subscriptions for use of cloud-based offerings, including premise-to-cloud migrations, but excluding OEM sales (other than Stitch OEM sales). To compute Cloud ARR, multi-year contracts and contracts with terms of less than one year were annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by 12. Cloud ARR is disclosed to investors quarterly as a key business metric.

Achievement between the percentage levels identified above was to result in a number of Ordinary Shares underlying the PSU award being earned based on a linear interpolation between those levels. No Ordinary Shares underlying a PSU award would be earned if the threshold level of 90% of the Net New Cloud ARR target was not achieved.
In February 2021, based on actual achievement of 112% of the target 2020 Net New Cloud ARR level, the 2020 PSU awards were earned at 132% of target payout levels (66% of maximum payout levels), and became eligible to vest on the time-based vesting terms described above.
The following table presents the number of PSUs earned by each of our named executive officers compared to their target number of PSUs underlying their 2020 PSU awards:
2020 PSU Payouts
Named Executive Officer	PSUs Earned	Target Number of PSUs	% of Target
Ms. Bemont	124,943	94,600	132%
Mr. Meister	21,423	16,220	132%
New Hire and Promotion Awards
In 2020, the compensation committee recommended to the board of directors the use of RSU awards, PSU awards, and stock option awards to attract, motivate and retain the named executive officers that we hired in 2020, including Ms. Bemont, Ms. Graham, Ms. Kiser, and Mr. Tammana. The compensation committee also recommended to the board of directors the grant of an RSU award to Ms. Kiser in connection with her appointment as our Chief Operating Officer in October 2020. These new hire and promotion awards align the contributions of our named executive officers with the long-term interests of our shareholders and allow them to realize value based on our share price performance.
As with our other elements of compensation, the compensation committee assesses and recommends to our board of directors new hire and promotion awards for our named executive officers after considering a competitive market analysis prepared by Compensia, the recommendations of our Chief Executive Officer (except with respect to her own equity awards), the amounts necessary to recruit executives to our business, the projected impact of the proposed awards on our earnings, the proportion of our burn rate in relation to the companies in our compensation peer group, our overhang in relation to the companies in our compensation peer group, French law limitations on our outstanding RSU awards, and the other factors previously described.
The new hire and promotion equity awards granted to the named executive officers during 2020 were:
Named Executive Officer	RSU Awards (Ordinary Shares)	PSU Awards (target Ordinary Shares at 100% achievement)	Stock Option Awards (Ordinary Shares)	Equity Awards (Aggregate Grant Date Fair Value)
Ms. Bemont(1)	140,613	66,613	—	$8,150,915
Ms. Graham	81,400	—	—	$3,334,144
Ms. Kiser(2)	74,590	—	—	$3,009,705
Mr. Tammana	45,113	—	106,418	$3,593,462

(1)
Ms. Bemont’s new hire awards consisted of a grant of RSUs in January 2020 of 74,000 shares, a grant of RSUs in August 2020 of 66,613 shares, and a grant of PSUs in August 2020 of 66,613 shares (at 100% achievement of target). The number of shares underlying the August 2020 RSU and PSU awards were set forth in Ms. Bemont’s offer letter, which was approved by the board of directors, upon the recommendation of the compensation committee, in January 2020. Further, the performance metrics applicable to the August 2020 PSU award were set by the board of directors, upon the recommendation of the compensation committee, in February 2020. These grants were approved in August 2020 as a result of efforts to manage the number of outstanding RSU and PSU awards to comply with constraints imposed by French law.

(2)
Ms. Kiser’s RSU awards consisted of a new hire grant in January 2020 of 61,700 shares and a promotion award in November 2020 of 12,890 shares.

Ms. Bemont’s new hire RSU awards and PSU awards, to the extent earned, contained the following vesting provisions. Ms. Bemont’s January 2020 RSU awards vests 100% on January 15, 2022. Her August 2020 RSU award and PSU award, to the extent earned, vest 55% on the two-year anniversary of the 15th day of the month occurring in or following the month of the grant date (the “two-year anniversary”) and the remaining portion of the award will then vest in equal quarterly increments over the following six quarters. With respect to her August 2020 RSU and PSU awards, to the extent her employment terminates with us prior to the two-year anniversary but after the date that is one-year prior to the two-year anniversary (the “one-year anniversary”), then the RSU award and PSU award, to the extent earned, vest as to 27.5% of the award plus 6.875% of the award for each full quarter of service completed after the one-year anniversary. These vesting schedules were set as part of the arm’s length negotiation when we were recruiting Ms. Bemont to join our Company and in order to entice her to accept the chief executive officer position. Ms. Bemont’s new hire PSU award was earned on the same basis of the PSU awards granted under the 2020 Annual Equity Program. In February 2021, based on actual achievement of 112% of the target 2020 Net New Cloud ARR level, her August 2020 PSU award was earned at 132% of target payout levels (66% of maximum payout levels), or 87,979 Ordinary Shares, and became eligible to vest on the time-based vesting terms described above.
New hire and promotion RSU awards granted in 2020 to Ms. Graham, Ms. Kiser, and Mr. Tammana vest 50% on the two-year anniversary of the 15th day of the month occurring in or following the month of the grant date (the “two-year anniversary”) and the remaining portion of the award will then vest in equal quarterly increments over the following two years. Recipients of awards with such a vesting schedule may elect at the time of grant an alternative to the default vesting structure, such that 25% of the award will vest after one year, then 7.5% of the award in each of the following twelve quarters. None of our named executive officers elected this for new hire and promotion awards made in 2020. In addition, if an award recipient’s employment with us terminates prior to the two-year anniversary but after the date that is one-year prior to the two-year anniversary (the “one-year anniversary”), then RSU awards vest as to 25% of the award plus 7.5% of the award for each full quarter of service completed after the one-year anniversary.
Mr. Tammana’s stock option award vests 25% on November 15, 2021 and the remaining portion of the award will then vest in equal quarterly installments over the following three years, subject to his continued service with us.
Retirement, Welfare and Health Benefits
Our named executive officers are eligible to participate in our employee benefit programs on the same basis as our other full-time, salaried employees. Talend, Inc. sponsors a Section 401(k) profit-sharing plan, which is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code (the “Code”). All of our U.S. employees, including the named executive officers, are eligible to participate on the first day of the month following two full calendar months of employment. The Section 401(k) plan includes a salary deferral arrangement under which participants may elect to defer up to 100% of their current eligible compensation not over the statutorily prescribed limit, and have their compensation deferral contributed to the Section 401(k) plan. In addition, the Section 401(k) plan includes a 100% company match of the first 4% of eligible compensation contributed by a participant to the Section 401(k) plan, subject to statutory and regulatory limits.
Our named executive officers are eligible to participate in the Amended and Restated 2017 Employee Stock Purchase Plan (the “ESPP”), which is intended to qualify under Section 423 of the Code. The ESPP allows eligible employee participants to purchase Ordinary Shares at a discount through payroll deductions. Under the ESPP, employees are eligible to purchase Ordinary Shares through payroll deductions of up to 15% of their eligible compensation, subject to any plan limitations. The ESPP has two consecutive offering periods of approximately six months in length during the year, and the purchase price of the Ordinary Shares will be 85% of the lower of the fair value of our Ordinary Shares on the first trading day of the offering period or on the last day of the offering period. Pursuant to applicable tax rules, an employee may purchase no more than $25,000 worth of Ordinary Shares under the ESPP, valued as of the start of the offering period, for any calendar year in which a purchase right is outstanding.
Our health and welfare benefits include medical, dental and vision benefits, disability insurance, basic group life insurance coverage, health savings accounts, and accidental death and dismemberment insurance. We design our employee benefits programs to be affordable and competitive in relation to the market, and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.
Perquisites, Other Personal Benefits, Special Bonuses
We do not provide perquisites or other personal benefits to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2020, none of the named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In connection with their appointments, Ms. Bemont received a one-time cash relocation bonus of $75,000 and Ms. Kiser received a one-time cash sign-on bonus of $325,000 (payable in four quarterly installments over 2020). A pro-rated portion of Ms. Bemont’s relocation bonus was repayable to us if, before the first anniversary of her employment, she ceased to be employed as our CEO due to a voluntary resignation (other than for “good reason”) or her termination by us for “cause” (each as defined in her employment letter). In determining the values and payment structures for these cash sign-on bonuses, the board of directors, upon recommendation of the compensation committee, considered all of the factors described above, with an emphasis on providing incentivize that would recruits these executives to our Company.
In February 2021, Ms. Kiser received a one-time, cash bonus of $37,500, in recognition her service as both our Chief Customer Officer and Chief Operating Officer in the fourth quarter of 2020, and her leadership as the Chief Operating Officer. In determining this amount, the board of directors, upon recommendation of the compensation committee, considered Ms. Kiser’s compensation relative to the market data for similarly situated executives and the other factors described above.
In the future, we may provide perquisites, other personal benefits and/or special bonuses in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites, other personal benefits, or special bonuses will be approved and subject to periodic review by the compensation committee.
Employment Offer Letters and Agreements
We entered into written employment offer letters or employment agreements with each of our executive officers, including the named executive officers. Each of these agreements was approved by our board of directors upon the recommendation of our compensation committee.
In filling each of our executive positions, our board of directors or the compensation committee recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. Our board of directors and the compensation committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.
For information on the specific terms and conditions of the employment offer letters of the named executive officers, see the discussion of “Executive Officer Employment Arrangements” below.
Post-Employment Compensation
We entered into written change of control and severance agreements with each of our executive officers, including the named executive officers. Having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave us under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
We do not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. We believe, however, these arrangements are necessary to offer compensation packages that are competitive.
These arrangements align the interests of management and shareholders when considering the long-term future for the Company. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing corporate transaction activity in the best interests of shareholders regardless of whether those transactions may cause their own job loss.
All payments and benefits if a change of control occurs are payable only if there is a subsequent loss of employment by an executive officer (a so-called “double-trigger” arrangement). With the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against losing retention power following a change of control and to avoid windfalls, both of which could occur if vesting accelerated automatically because of the transaction. We also provide severance payments and acceleration of vesting under these arrangements for certain qualifying terminations of employment occurring outside the change of control context.
We entered into amended change of control and severance agreements with Ms. Bemont and Mr. Meister. Mr. Meister’s agreement was amended to provide that if he is terminated outside of a change of control without “cause” (and other than for death or “disability”) (as such terms are defined in the agreement), then he is eligible to receive, subject to timely execution and non-revocation of a release of claims, 50% accelerated vesting of any then-unvested shares subject to then-outstanding equity awards and, for any outstanding equity awards with performance-based vesting requirements, the performance metrics will be deemed achieved at the greater of actual performance or 100% of target levels. Ms. Bemont’s agreement was amended to provide that if she is terminated outside of a change of control without “cause” (other than for death or “disability”) (as such terms are defined in the agreement) or she terminates her employment outside of a change of control for “good reason” (as such terms are defined in the agreement), she is, in addition to the 50% accelerated vesting of then-unvested time-based equity awards she was entitled to under her original agreement, entitled to 50% accelerated vesting of then-outstanding equity awards with performance-based vesting requirements, which performance metrics would be deemed achieved at the greater of actual performance of 100% of target levels. The changes to Ms. Bemont’s and Mr. Meister’s agreements only resulted in modifications in acceleration of equity awards outside of a change of control and the changes were approved by our board of directors, upon recommendation from our compensation committee, taking into account internal alignment considerations and our desire to provide incentives for these named executive officers to drive and grow our business over the long-term, and without distraction from the concern of being involuntarily terminated outside of change of control.
For information on the change of control severance agreements for the named executive officers, and an estimate of the potential payments and benefits payable under these agreements, see “Potential Payments Upon Termination or Change of Control” below.
We also entered into a separation agreement and consulting agreement with Mr. Tuchen providing him with his contractual severance in exchange for a release of claims and additional equity vesting for so long as he continues to provide services to us. The board of directors believed that entering into these agreements with Mr. Tuchen was important in order to facilitate a smooth leadership transition. For information on Mr. Tuchen’s agreements, please see “Executive Officer Employment Arrangements — Michael Tuchen” below.
Other Compensation Policies and Practices
Policy Prohibiting Hedging or Pledging of Our Equity Securities
Our insider trading compliance policy prohibits all our employees, including our executive officers, and the members of our board of directors, whom we refer to as covered persons, from engaging in derivative securities transactions, including publicly-traded options, such as puts and calls, regarding our Ordinary Shares. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding the Company’s securities. The insider trading compliance policy also prohibits covered persons from short sales and “selling short against the box” transactions with respect to the Company’s securities and prohibits covered persons from pledging the Company’s securities as collateral or holding the Company’s securities in a margin account.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code generally limits the amount we may deduct from our federal income taxes for compensation paid to our Chief Executive Officer and certain other current and former executive officers who are “covered employees” within the meaning of Section 162(m) of the Code to $1 million per individual per year, subject to certain limited exceptions. In approving the amount and form of compensation for our named executive officers in the future, we generally consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. We may, in our judgment, authorize compensation payments that will not or may not be deductible when we believe such payments are appropriate to attract, retain or motivate executive talent.

Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may realize no value from their awards.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis appearing herein be included in this proxy statement.
Respectfully submitted by the members of the compensation committee of the board of directors:
THE COMPENSATION COMMITTEE
Nora Denzel (Chair)
Elissa Fink
Steve Singh

2020 Summary Compensation Table
The following table presents information concerning the total compensation of our named executive officers for each of the last three fiscal years. No disclosure is provided for fiscal years for which those persons were not named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Christal Bemont Chief Executive Officer	2020	490,705(5)	75,000	15,028,335	—	500,000	3,772	16,097,812
Michael Tuchen Former Chief Executive Officer	2020	9,827(6)	—	—	—	—	2,281,436	2,291,263
	2019	365,000	—	5,685,814	—	—	—	6,050,814
	2018	361,625	—	3,446,137	—	292,120	—	4,099,882
Adam Meister Chief Financial Officer	2020	389,333	—	2,947,985	—	123,581	11,400	3,472,299
	2019	350,000	—	4,140,345	—	—	11,200	4,501,545
	2018	102,083(7)	—	3,159,450	—	46,810(7)	1,561	3,309,904
Ann-Christel Graham Chief Revenue Officer	2020	353,307(5)	—	3,334,144	—	360,000	7,800	4,055,251
Jamie Kiser Chief Operating Officer & Chief Customer Officer	2020	327,590(5)	362,500	3,009,705	—	163,125	5,188	3,868,107

Krishna Tammana Chief Technology Officer	2020	97,179(8)	—	1,688,580	1,904,882	26,000(8)	—	3,716,641

(1)
The amount reported for Ms. Bemont for 2020 reflects a relocation bonus payment of $75,000. The amount reported for Ms. Kiser for 2020 reflects a sign-on bonus payment of $325,000 and a one-time individual bonus of $37,500 in recognition of her service as both our Chief Customer Officer and Chief Operating Officer in the fourth quarter of 2020.

(2)
The amounts reported represent the aggregate grant-date fair value of the stock or option awards granted to the named executive officer in 2020, 2019, and 2018, respectively, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation-Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The table below shows the grant date fair value of the PSU awards for each named executive officer for each of the last three fiscal years, as disclosed in the 2020 Summary Compensation Table, as well as the value of such PSU awards assuming the highest level of performance conditions will be achieved:

Name and Principal Position	Year	PSU Award Grant Date Fair Value as Reported in 2020 Summary Compensation Table ($)	PSU Grant Date Value Assuming Maximum Level of Achievement ($)
Christal Bemont Chief Executive Officer	2020	5,998,648	11,997,295
Michael Tuchen Former Chief Executive Officer	2020	—	—
	2019	2,842,930	5,685,767
	2018	1,723,068	3,446,137
Adam Meister Chief Financial Officer	2020	589,597	1,179,194
	2019	1,550,651	3,101,302
	2018	—	—

(3)
The amounts reported represent payments made under our 2020 and 2018 Bonus Plans, respectively. No amounts were paid to our named executive officers under our 2019 Bonus Plan.

(4)
The following table sets forth a detailed breakdown of the items which comprise “All Other Compensation” for 2020:

Name	401(k) Plan Match ($)(a)	Severance ($)(b)	Payout of Accrued but Unused Paid Time Off ($)(c)	Termination- Related Stock-Based Compensation Expense($)(d)	Total ($)
Christal Bemont	3,772	—	—	—	3,772
Michael Tuchen	—	365,000	48,489	1,867,947	2,281,436
Adam Meister	11,400	—	—	—	11,400
Ann-Christel Graham	7,800	—	—	—	7,800
Jamie Kiser	5,188	—	—	—	5,188

(a)
These amounts reflect company matching contributions under the Talend, Inc. 401(k) Plan.

(b)
These amounts reflect cash severance payments made in connection with Mr. Tuchen’s resignation as our Chief Executive Officer in January 2020.

(c)
This amount reflects cash payments made to Mr. Tuchen in connection with his resignation as of Chief Executive Officer in January 2020 for accrued but unused paid time off.

(d)
This amount reflects an incremental stock-based compensation expense recognized in 2020 in connection with Mr. Tuchen’s resignation from our board of directors and entry into a consulting agreement that provides for continued vesting of his outstanding equity awards.

(5)
Each of Ms. Bemont, Ms. Graham, and Ms. Kiser joined us in January 2020 and therefore their salaries set forth in the table above are each prorated for the portion of 2020 in which each was employed with us.

(6)
Mr. Tuchen resigned as our Chief Executive Officer on January 8, 2020 and therefore his salary set forth in the table above was prorated for the portion of 2020 in which he was employed with us.

(7)
Mr. Meister joined us in September 2018 and therefore his salary and payment under the 2018 Bonus Plan set forth in the table above were prorated for the portion of 2018 in which he was employed with us.

(8)
Mr. Tammana joined us in October 2020 and therefore his salary set forth in the table above was prorated for the portion of 2020 in which he was employed with us and the payment under the 2020 Bonus Plan reflects his eligibility to receive payments based only on our achievement against the 2020 Bonus Plan metrics in the fourth quarter of 2020.

2020 Grants of Plan-Based Awards Table
The following table presents information concerning grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2020:
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or Units(5) Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Name(1)	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold	Target	Maximum
Christal Bemont	1/8/2020				—	—	—	74,000	—	—	3,031,040
	2/11/2020				—	—	—	94,600	—	—	3,438,710
	2/11/2020				70,950	94,600	189,200	—	—	—	3,438,710
	8/25/2020				—	—	—	66,613	—	—	2,559,938
	8/25/2020				49,959	66,613	133,226	—	—	—	2,559,938
		—	500,000	1,000,000
Adam Meister	2/11/2020				—	—	—	64,880	—	—	2,358,388
	2/11/2020				12,165	16,220	32,440	—	—	—	589,597
		129,594	259,188	518,375
Ann-Christel Graham	1/8/2020				—	—	—	81,400	—	—	3,334,144
		—	360,000	720,000
Jamie Kiser	1/8/2020				—	—	—	61,700	—	—	2,527,232
	11/3/2020				—	—	—	12,890	—	—	482,473
		—	163,125	326,250
Krishna Tammana	11/3/2020				—	—	—	45,113	—	—	1,688,580
	11/3/2020				—	—	—	—	106,418	39.41	1,904,882
		32,500	65,000	130,000

(1)
Mr. Tuchen, our former Chief Executive Officer, was not eligible to participate in any grants of plan-based awards in 2020 and is therefore excluded from this table.

(2)
Represents the amount such executive would be entitled to receive if the Company had achieved 80% performance against each of the Total Net New ARR target and the Non-GAAP Operating Margin target under the 2020 Bonus Plan for each quarterly measurement period. Each of Ms. Bemont, Ms. Graham and Ms. Kiser were guaranteed on-target bonus payout for 2020 and thus no threshold applied to their 2020 non-equity incentive plan awards.

(3)
Represents the amount such executive would be entitled to receive if the Company had achieved 100% performance against each of the Total Net New ARR target and the Non-GAAP Operating Margin target under the 2020 Bonus Plan for each quarterly measurement period.

(4)
Represents the annual maximum amount such executive would be entitled to receive if the Company achieved 120% or better performance against each of the Total Net New ARR target and the Non-GAAP Operating Margin target under the 2020 Bonus Plan for each quarterly measurement period.

(5)
Each of these grants was made pursuant to the 2019 Free Share Plan or the 2020 Free Share Plan.

(6)
Each of these grants was made pursuant to the 2020 Stock Option Plan.

(7)
The exercise prices were converted to U.S. dollar equivalents using the European Central Bank rate as of December 31, 2020 (€1.00 = $1.2271).

(8)
The amount in this column represents the aggregate grant date fair value of stock awards as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718.
2020 Outstanding Equity Awards as of Fiscal Year End Table
The following table presents information regarding outstanding share options and share awards held by our named executive officers as of December 31, 2020:
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Christal Bemont	1/8/2020	—	—	—	—	74,000(4)	2,837,160	—	—
	2/11/2020	—	—	—	—	94,600(5)	3,626,964	—	—
	2/11/2020	—	—	—	—	—	—	94,600(6)	3,626,964
	8/25/2020	—	—	—	—	66,613(7)	2,553,942	—	—
	8/25/2020	—	—	—	—	—	—	66,613(8)	2,553,942
Michael Tuchen	12/17/2013	63,707	—	5.60	12/16/2023(9)	—	—	—	—
	12/17/2013	487,719	—	5.60	12/16/2023(9)	—	—	—	—
	7/8/2016	18,774	—	17.74	7/6/2026(9)	—	—	—	—
	7/8/2016	132,026	—	17.74	7/6/2023(9)	—	—	—	—
	5/3/2017	—	—	—	—	5,544(10)	212,557	—	—
	3/2/2018	—	—	—	—	13,417(11)	514,408	—	—
	3/2/2018	—	—	—	—	8,318(11)	318,912	—	—
	2/22/2019	—	—	—	—	47,362(12)	1,815,859	—	—
	2/22/2019	—	—	—	—	37,888(12)	1,452,626	—	—
Adam Meister	11/1/2018	—	—	—	—	25,500(13)	977,670	—	—
	2/22/2019	—	—	—	—	33,334(14)	1,278,026	—	—
	2/22/2019	—	—	—	—	26,666(14)	1,022,374	—	—
	12/19/2019	—	—	—	—	26,600(15)	1,019,844	—	—
	2/11/2020	—	—	—	—	64,880(5)	2,487,499	—	—
	2/11/2020	—	—	—	—	—	—	16,220(6)	621,875
Ann-Christel Graham	1/8/2020	—	—	—	—	81,400(16)	3,120,876	—	—
Jamie Kiser	1/8/2020	—	—	—	—	61,700(16)	2,365,578	—	—
	11/3/2020	—	—	—	—	12,890(17)	494,203	—	—
Krishna Tammana	11/3/2020	—	—	—	—	45,113(17)	1,729,632	—	—
	11/3/2020	—	106,418	39.41	11/3/2030(18)	—	—	—	—

(1)
The exercise prices were converted to U.S. dollar equivalents using the European Central Bank rate as of December 31, 2020 (€1.00 = $1.2271).

(2)
Represents the market value of the Ordinary Shares underlying the RSUs or PSUs, as applicable, as of December 31, 2020, based on the official closing price of our Ordinary Shares, as represented by ADSs, each ADS representing one Ordinary Share, as reported on The Nasdaq Global Market, of $38.34 per share on December 31, 2020.

(3)
The target number of PSUs is shown. In each case, between 0% and 200% of the target number of PSUs are earned depending on achievement of certain performance metrics. Earned PSUs are then subject to time-based vesting, as described in the relevant footnote corresponding to each award.

(4)
The Ordinary Shares underlying the award vest 100% on January 15, 2022.

(5)
The Ordinary Shares underlying the award vest 40% on February 15, 2022 and the remaining Ordinary Shares underlying the award vest in eight equal quarterly installments beginning on May 15, 2022.

(6)
The Ordinary Shares underlying the award vest 40% on February 15, 2022 and the remaining Ordinary Shares underlying the award vest in eight equal quarterly installments beginning on May 15, 2022, provided that the applicable performance metric is achieved.

(7)
The Ordinary Shares underlying the award vest 55% on September 15, 2022 and the remaining Ordinary Shares underlying the award vest in six equal quarterly installments.

(8)
The Ordinary Shares underlying the award vest 55% on September 15, 2022 and the remaining Ordinary Shares underlying the award vest in six equal quarterly installments, provided that the applicable performance metric is achieved.

(9)
The Ordinary Shares underlying the option are fully vested and immediately exercisable.

(10)
The unvested Ordinary Shares underlying the award vest in two equal installments on February 15, 2021 and May 15, 2021.

(11)
The unvested Ordinary Shares underlying the award vest in five equal quarterly installments beginning on March 15, 2021.

(12)
The Ordinary Shares underlying the award vest 40% on March 15, 2021 and the remaining Ordinary Shares underlying the award vest in five equal quarterly installments beginning on June 15, 2021.

(13)
The unvested Ordinary Shares underlying the award vest in eight equal quarterly installments beginning on February 15, 2021.

(14)
The Ordinary Shares underlying the award vest 40% on March 15, 2021 and the remaining Ordinary Shares underlying the award vest in eight equal quarterly installments beginning on June 15, 2021.

(15)
The Ordinary Shares underlying the award vest 100% on January 15, 2022.

(16)
The Ordinary Shares underlying the award vest 50% on January 15, 2022 and the remaining Ordinary Shares underlying the award vest in eight equal quarterly installments beginning on April 15, 2022.

(17)
The Ordinary Shares underlying the award vest 50% on November 15, 2022 and the remaining Ordinary Shares underlying the award vest in eight equal quarterly installments beginning on February 15, 2023.

(18)
The Ordinary Shares underlying the award vest 25% on November 15, 2021 and the remaining Ordinary Shares underlying the award vest in twelve equal quarterly installments beginning on February 15, 2022.

Option Exercises and Stock Vested in 2020 Table
The following table presents information concerning each exercise of stock options and vesting of stock awards during fiscal 2020 for each of the named executive officers.
	Option Awards		Stock Awards
Name	Number of Ordinary Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Ordinary Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christal Bemont	—	—	—	—
Michael Tuchen	—	—	47,311	1,522,598
Adam Meister	—	—	25,500	1,054,425
Ann-Christel Graham	—	—	—	—
Jamie Kiser	—	—	—	—
Krishna Tammana	—	—	—	—

(1)
Based on the market price of our Ordinary Shares on the vesting date multiplied by the number of units vested.

Executive Officer Employment Arrangements
Christal Bemont
Ms. Bemont entered into an employment offer letter with Talend, Inc., effective January 8, 2020 (the “Bemont Offer Letter”).
The Bemont Offer Letter provides for a starting annual base salary of $500,000 and a target annual performance-based cash bonus opportunity of $500,000, subject to the terms and conditions of our bonus plan then in effect. For fiscal 2020, Ms. Bemont was entitled to a minimum annual bonus equal to 100% of her target annual cash bonus opportunity, which was paid in four quarterly installments ($125,000 per quarterly installment), and Ms. Bemont was entitled to the opportunity to earn amounts in excess of this target cash bonus opportunity based on achievement of the 2020 performance goals.
The Bemont Offer Letter also provided for the grant of equity awards under our free share plan. These equity awards are disclosed in the preceding Compensation Discussion & Analysis section.
Pursuant to the terms of the Bemont Offer Letter, we also provided Ms. Bemont a lump sum cash bonus of $75,000, less applicable tax withholding, to facilitate the relocation of Ms. Bemont to the San Francisco Bay Area.
Michael Tuchen
On January 8, 2020, in connection with his resignation as our Chief Executive Officer, Talend S.A., Talend, Inc. and Mr. Tuchen entered into a separation agreement and release that superseded Mr. Tuchen’s employment agreements (the “Tuchen Agreement”). In finalizing the terms of the Tuchen Agreement, our board of directors and compensation committee, with input from Compensia, considered Mr. Tuchen’s valuable historical knowledge and perspectives regarding our business and the importance of providing him with incentives for remaining with our Company in order to, among things, provide a smooth transition for our new Chief Executive Officer. Our board of directors and compensation committee also considered Mr. Tuchen’s current contractual severance rights and developed a severance package for him that substantially aligned with his severance entitlements under his change of control and severance agreement as in effect immediately prior to his employment termination date.
The Tuchen Agreement provides that Mr. Tuchen’s equity awards will continue to vest, settle, and become exercisable, as applicable, on the same future vesting and settlement dates that apply to such equity awards as of immediately prior to January 8, 2020 through the term of the board seat then held by Mr. Tuchen, which term expires at our 2022 Annual General Meeting of shareholders (the “Board Term”), as long as Mr. Tuchen remains in continuous service with us through the end of the Board Term. In addition, Mr. Tuchen’s vested and outstanding stock options will remain exercisable through the date that is 12 months following the end of the Board Term, subject to earlier termination upon a change of control or similar transaction as defined in the applicable equity plan, but in no event longer than the original 10-year maximum term of the option.
The Tuchen Agreement also includes, among other terms, a general release of claims in favor of us and certain other parties, continued confidentiality obligations by Mr. Tuchen, and a mutual non-disparagement provision.
On August 4, 2020, in connection with Mr. Tuchen’s resignation from the board of directors, Mr. Tuchen entered into a consulting agreement with the Talend S.A. and Talend, Inc. (the “Consulting Agreement”), whereby he will provide consulting services for a term commencing upon his resignation from the board of directors and ending on June 30, 2022, unless earlier terminated in accordance with the terms of the Consulting Agreement. The Consulting Agreement provides that in exchange for his consulting services, Mr. Tuchen’s currently unvested equity awards to acquire the Ordinary Shares granted during his term as a director and executive officer of Talend S.A. will continue to vest during the term of the Consulting Agreement in accordance with their existing terms. The continued vesting of outstanding equity awards is the only compensation provided to Mr. Tuchen under the terms of the Consulting Agreement.
Adam Meister
Talend, Inc. entered into an employment offer letter with Mr. Meister, our Chief Financial Officer, dated August 14, 2018. The offer letter provides for “at-will” employment. Under the offer letter, Mr. Meister’s starting annual base salary is $350,000 and he is eligible for an on-target bonus of at least 55% of his base salary.
Ann-Christel Graham
Talend, Inc. entered into an employment offer letter with Ms. Graham, our Chief Revenue Officer, dated December 18, 2019. The offer letter provides for “at-will” employment. Under the offer letter, Ms. Graham’s starting base salary is $360,000 and she is eligible for an on-target bonus of 100% of her base salary. For 2020, Ms. Graham was entitled to a guaranteed bonus of $360,000, paid in quarterly installments. The offer letter also provided that Ms. Graham was entitled to a new hire RSU award with a value of $3.3 million.
Jamie Kiser
In connection with her appointment as our Chief Customer Officer, Talend, Inc. entered into an amended and restated employment offer letter with Ms. Kiser dated March 25, 2020. The offer letter provides for “at-will” employment. Under the offer letter, Ms. Kiser’s starting salary was $320,000 and she was eligible for an on-target bonus of 40.625% of her base salary. For 2020, Ms. Kiser was entitled to a guaranteed bonus of $130,000, paid in quarterly installments. The offer letter also provided that Ms. Graham was entitled to a new hire RSU award with a value of $2.5 million and entitled her to receive a one-time cash sign-on bonus of $325,000 (payable in four quarterly installments over 2020).
In connection with her appointment as our Chief Operating Officer, Talend, Inc. entered into an amendment, dated October 2, 2020, to the amended and restated employment offer letter with Ms. Kiser. Under the amendment, Ms. Kiser’s base salary was increased to $375,000 and her on-target bonus increased to 70% of her base salary.
Krishna Tammana
Talend, Inc. entered into an employment offer letter with Mr. Tammana, our Chief Technology Officer, dated September 25, 2020. The offer letter provides for “at-will” employment. Under the offer letter, Mr. Tammana’s starting base salary is $400,000 and he is eligible for an on-target bonus of 65% of his base salary. The offer letter also entitles Mr. Tammana to a sign-on bonus of $300,000, half of which is payable in four quarterly installments during and through the end of 2021 and the remaining half of which is payable in four quarterly installments during and through the end of 2022, subject to Mr. Tammana remaining an employee in good standing through each respective payment date. In addition, the offer letter entitled Mr. Tammana to a new hire RSU award with a value of $1.75 million and a new hire option award with a value of $1.75 million. The offer letter also provides that it is expected that the board of directors will grant him annual equity refreshment grants in each of 2021, 2022, 2023 and 2024 with a potential value of $3 million, assuming target achievement of any performance metrics.
Potential Payments Upon Termination or Change of Control
Executive Change of Control and Severance Benefits
Talend, Inc. entered into change of control and severance agreements with each of Ms. Bemont, Mr. Tuchen, Mr. Meister, Ms. Graham, Ms. Kiser, and Mr. Tammana in connection with their hiring. Upon the effectiveness of his separation agreement and release in January 2020, Mr. Tuchen forfeited his rights under his change of control and severance agreement. For a discussion of the terms of Mr. Tuchen’s separation agreement and release, please refer to “Executive Officer Employment Arrangements — Michael Tuchen.”

In November 2020, Talend, Inc. entered into amended and restated change of control and severance agreement with Mr. Meister and in February 2021, Talend, Inc. entered into an amended and restated change of control and severance agreement with Ms. Bemont (the “February 2021 COC Agreement”), in each case to make modifications to their rights regarding acceleration of equity awards outside of a change of control event.
Each executive officer’s change of control and severance agreement supersedes any change of control or severance arrangements previously provided for in the applicable executive officer’s employment agreement or otherwise. These change of control and severance agreements have an initial three-year term from the agreement date and will renew automatically for additional one-year terms unless either party provides the other party with written notice of nonrenewal at least six months prior to the date of automatic renewal. The following disclosure regarding the change of control and severance agreements relates to Ms. Bemont’s February 2021 COC Agreement, the change of control agreement Mr. Tammana entered into in February 2021, and the change of control agreements in effect on December 31, 2020 for our other named executive officers.
Under our named executive officers’ change of control agreements, if an executive officer’s employment is terminated without “cause” (and other than for death or “disability”) or he or she terminates his or her employment for “good reason” in each case within the period beginning on three months prior to and ending 12 months following a “change of control” (as such terms are defined in the change of control and severance agreement) (such period, the “change of control period”), then such executive officer will be eligible to receive the following payments and benefits, subject to the executive officer’s timely execution and non-revocation of a release of claims:
•
A lump sum payment in an amount equal to 100% (or 150% for Ms. Bemont) of his or her annual base salary;

•
A lump sum payment equal to the pro-rata portion of the executive officer’s target annual bonus (based on the number of full months worked by the executive officer during the fiscal year in which the executive officer’s termination occurs), offset by any portion of the annual bonus attributable to such fiscal year that has become payable as of the date of the named executive officer’s termination;

•
Reimbursement of COBRA premiums through the earliest of (i) the 12-month anniversary (or 18-month anniversary for Ms. Bemont) of the date of the termination of employment, (ii) the date on which the executive officer or his or her eligible dependents become covered under similar plans, or (iii) the date on which the executive officer or his or her eligible dependents, as applicable, cease to be eligible under COBRA; provided, however, that if we determine that we cannot make these COBRA reimbursements without potentially violating applicable law, such executive officer will receive a lump sum payment equal to the cost of his or her group health coverage in effect on the date of his or her termination of employment, multiplied by 12 (or 18, in the case of Ms. Bemont); and

•
100% acceleration of vesting of any then-unvested shares subject to then-outstanding equity awards and, for any outstanding equity awards with performance-based vesting requirements, the performance metrics will be deemed achieved at the greater of actual performance or 100% of target levels.

Under our named executive officers’ change of control agreements, if an executive officer’s employment is terminated without cause (and other than for death or “disability”) (or, in the case of Ms. Bemont, she terminates her employment for “good reason”) and such termination occurs outside of the change of control period, then such executive officer will be eligible to receive the following payments and benefits, subject to his or her timely execution and non-revocation of a release of claims:
•
A lump sum payment in an amount equal to 50% (100% for Ms. Bemont) of his or her annual base salary;

•
A lump sum payment equal to the pro-rata portion of the executive officer’s target annual bonus (based on the number of full months worked by the executive officer during the fiscal year in which the executive officer’s termination occurs), offset by any portion of the annual bonus attributable to such fiscal year that has become payable as of the date of the named executive officer’s termination;

•
Reimbursement of COBRA premiums through the earliest of (i) the six-month anniversary for (12-month anniversary for Ms. Bemont) of the date of the termination of employment, (ii) the date on which the executive officer or his or her eligible dependents become covered under similar plans, or (iii) the date on which the executive officer or his or her eligible dependents, as applicable, cease to be eligible under COBRA; provided, however, that if we determine that we cannot make these COBRA reimbursements without potentially violating applicable law, such executive officer will receive a lump sum payment equal to the cost of his or her group health coverage in effect on the date of his or her termination of employment, multiplied by six (12 for Ms. Bemont); and
•
Acceleration of vesting of 50% of any then-unvested shares subject to then-outstanding equity awards and, for any outstanding equity awards with performance-based vesting requirements, the performance metrics will be deemed achieved at the greater of actual performance or 100% of target levels (for avoidance of doubt, no more than 50% of the shares subject to the then-outstanding portion of an equity award may vest and become exercisable).

Under the change of control and severance agreements, in the event any of the payments and/or benefits provided for under this agreement or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Code, such executive officer would be entitled to receive either full payment of such benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer.
Potential Payments upon Termination Apart from a Change of Control
The following table sets forth quantitative estimates of the payments and benefits that would have accrued to each of our named executive officers, upon the termination of employment by us without “cause” or upon termination of employment by the named executive officer for “good reason” (in the case of Ms. Bemont only), in each case apart from a “change of control” (as such terms are defined in the change of control and severance agreements) and such termination occurred on December 31, 2020, in each case, upon such named executive officer’s signing and not revoking a release agreement with us. The table below assumes that each of Ms. Bemont’s February 2021 COC Agreement and Mr. Tammana’s change of control agreement was in place as of December 31, 2020. The table excludes Mr. Tuchen who did not have a change of control and severance agreement in place with us as of December 31, 2020.
Named Executive Officer	Salary-based Cash Severance ($)(1)	Bonus-based Cash Severance ($)(2)	Continuing Health Coverage ($)(3)	Value of Accelerated Equity Awards ($)(4)	Total ($)
Christal Bemont(5)	500,000	83,333	21,241	7,599,448	8,204,022
Adam Meister(6)	207,500	162,582	3,391	3,703,644	4,077,116
Ann-Christel Graham(6)	180,000	60,000	8,984	1,560,438	1,809,422
Jamie Kiser(6)	187,500	52,031	10,620	1,429,890	1,680,042
Krishna Tammana(6)	200,000	43,333	15,674	864,797	1,123,804

(1)
Represents the portion of each named executive officer’s 2020 annual base salary, as of December 31, 2020, to be paid to such named executive officer upon a termination of employment outside of a change of control.

(2)
Represents the pro-rata portion of the named executive officer’s 2020 target bonus, offset by amounts that had been paid under the 2020 Bonus Plan based on achievement against the performance metrics for the first, second and third quarters of 2020, to be paid to such named executive officer upon a termination of employment outside of a change of control.

(3)
Represents the value of all monthly COBRA reimbursements to be paid to such named executive officer upon a termination of employment apart from in connection with a change of control.

(4)
For each named executive officer, the estimated value of accelerated equity awards was calculated by adding (a) the product of (x) the number of unvested RSUs and PSUs subject to acceleration held by the applicable named executive officer and (y) the closing price of our Ordinary Shares on December 31, 2020, as represented by our ADSs (which was $38.34 per share), and (b) the product of (x) the number of unvested stock options subject to acceleration held by the applicable named executive officer and (y) the difference of (i) the closing price of our Ordinary Shares on December 31, 2020, as represented by our ADSs (which was $38.34), less (ii) the exercise price of the stock option, provided that if the exercise price exceeds the closing price of our Ordinary Shares on December 31, 2020, then the value of the accelerated options is determined to be $0. To determine the number of unearned and unvested Ordinary Shares underlying PSUs subject to accelerated vesting, performance goals and other vesting criteria are deemed to be achieved at 100% of target levels. To calculate the exercise price of a stock option, exercise prices were converted into U.S. dollar equivalents using the European Central Bank exchange rate as of December 31, 2020 (€1.00 = $1.2271).
(5)
As of December 31, 2020, and assuming her February 2021 COC Agreement was in effect as of such date, Ms. Bemont would have received: (i) 100% of her 2020 annual base salary; (ii) the pro-rata portion of her target annual bonus (based on the 11 full months worked by her in 2020), offset by amounts that had become payable on the date of termination; (iii) 12 months of continuing COBRA reimbursements; and (iv) 50% accelerated vesting of her then-outstanding equity awards in accordance with her change of control and severance agreement.

(6)
As of December 31, 2020, each of Mr. Meister, Ms. Graham, Ms. Kiser, and Mr. Tammana (assuming Mr. Tammana’s change of control was in place) would have received: (i) 50% of his or her 2020 annual base salary; (ii) the pro-rata portion of his or her target annual bonus (based on the 12 full months worked by Mr. Meister, 11 full months worked by each of Ms. Graham and Ms. Kiser, and 2 full months worked by Mr. Tammana during 2020, respectively), offset by amounts that had become payable on the date of termination; (iii) 6 months of continuing COBRA reimbursements in accordance with his or her change of control and severance agreement; and (iv) 50% accelerated vesting of his or her then-outstanding equity awards in accordance with her change of control and severance agreement.

In addition to those payments and benefits reflected in the table above provided pursuant to the applicable change of control and severance agreement, our RSU and PSU award agreements generally provide for accelerated vesting in certain circumstances upon a termination of employment of the beneficiary. Specifically, if an award recipient’s employment with us terminates prior to the two-year anniversary of the grant’s vesting commencement date but after the date that is one-year prior to the two-year anniversary of the grant’s vesting commencement date (the “one-year anniversary”), then RSU awards and PSU awards, to the extent earned, generally vest as to 20% of the award plus five percent of the award for each full quarter of service completed after the one-year anniversary, except for new hire or promotion RSU awards, which vest as to 25% of the award plus one-sixteenth of the award for each full quarter of service completed after the one-year anniversary. None of Ms. Bemont, Ms. Graham, Ms. Kiser or Mr. Tammana had reached the one-year anniversary with respect to any of their awards as of December 31, 2020 and, therefore, no portion of their outstanding equity awards would have vested had they terminated their employment with us as of December 31, 2020 (other than for Ms. Bemont for “good reason” as disclosed above). If Mr. Meister terminated his employment with us as of December 31, 2020, the value of his accelerated equity awards would have been $805,102. If Mr. Tuchen terminated his consulting agreement with us as of December 31, 2020, the value of his accelerated equity awards would have been $1,476,052.
Moreover, our free share plans that govern our RSU and PSU awards provide that in the event of death or “disability” (as such term is defined in the free share plans), all the then-outstanding unvested shares underlying the award, including the maximum number of then-outstanding unearned shares underlying a PSU award, will vest upon timely request and notification by the participant’s estate or legally authorized representative. The following table sets forth the value of the accelerated equity awards of each of our named executive officers had they died or suffered a qualifying disability on December 31, 2020.

Named Executive Officer	Value of Accelerated Equity Awards ($)(1)
Christal Bemont	21,379,879
Michael Tuchen	4,314,362
Adam Meister	8,029,163
Ann-Christel Graham	3,120,876
Jamie Kiser	2,859,780
Krishna Tammana	1,729,632

(1)
For each named executive officer, the estimated value of accelerated equity awards in the event of death or Disability as of December 31, 2020 was calculated as the product of (x) the number of unvested RSUs and PSUs held by the applicable named executive officer and (y) the closing price of our Ordinary Shares on December 31, 2020, as represented by our ADSs (which was $38.34 per share). For then-outstanding unearned and unvested Ordinary Shares underlying PSU awards, the maximum number of Ordinary Shares is used.

Under Mr. Tuchen’s consulting agreement, if the consulting agreement is terminated by us prior to June 30, 2022, all of his outstanding equity awards will vest in full. Assuming the consulting agreement was terminated by us on December 31, 2020, the total value of his equity awards that would have vested was $4,314,362.
Potential Payments upon Termination in Connection with a Change of Control
The following table sets forth quantitative estimates of the payments and benefits that would have accrued to each of our named executive officers, upon the termination of employment by us without “cause” or upon termination of employment by the named executive officer for “good reason”, in each case within 3 months prior to or 12 months following a “change of control” (as such term is defined in the change of control and severance agreements) and such termination occurred on December 31, 2020, in each case, upon such named executive officer’s signing and not revoking a release agreement with us. The table below assumes that each of Ms. Bemont’s February 2021 COC Agreement and Mr. Tammana’s change of control agreement was in place as of December 31, 2020. The table excludes Mr. Tuchen who did not have a change of control and severance agreement in place with us as of December 31, 2020.
Named Executive Officer	Salary-based Cash Severance ($)(1)	Bonus-based Cash Severance ($)(2)	Continuing Health Coverage ($)(3)	Value of Accelerated Equity Awards ($)(4)	Total ($)
Christal Bemont(5)	750,000	83,333	31,861	15,198,973	16,064,167
Adam Meister(6)	415,000	162,582	6,782	7,407,288	7,991,651
Ann-Christel Graham(6)	360,000	60,000	17,969	3,120,876	3,558,845
Jamie Kiser(6)	375,000	52,031	21,241	2,859,781	3,308,052
Krishna Tammana(6)	400,000	43,333	31,348	1,729,632	2,204,314

(1)
Represents the portion of each named executive officer’s 2020 annual base salary, as of December 31, 2020, to be paid to such named executive officer upon a termination of employment in connection with a change of control.

(2)
Represents the pro-rata portion of the named executive officer’s 2020 target bonus, offset by amounts that had been paid under the 2020 Bonus Plan based on achievement against the performance metrics for the first, second and third quarters of 2020, to be paid to such named executive officer upon a termination of employment in connection with a change of control.

(3)
Represents the value of all monthly COBRA premium payments to be paid to such named executive officer upon a termination of employment in connection with a change of control.

(4)
For each named executive officer, the estimated value of accelerated equity awards was calculated by adding (a) the product of (x) the number of unvested RSUs and PSUs subject to acceleration held by the applicable named executive officer and (y) the closing price of our Ordinary Shares on December 31, 2020, as represented by our ADSs (which was $38.34 per share), and (b) the product of (x) the number of unvested stock options subject to acceleration held by the applicable named executive officer and (y) the difference of (i) the closing price of our Ordinary Shares on December 31, 2020, as represented by our ADSs (which was $38.34), less (ii) the exercise price of the stock option, provided that if the exercise price exceeds the closing price of our Ordinary Shares on December 31, 2020, then the value of the accelerated options is determined to be $0. To determine the number of unearned and unvested Ordinary Shares underlying PSUs subject to accelerated vesting, performance goals and other vesting criteria are deemed to be achieved at 100% of target levels. To calculate the exercise price of a stock option, exercise prices were converted into U.S. dollar equivalents using the European Central Bank exchange rate as of December 31, 2020 (€1.00 = $1.2271).

(5)
As of December 31, 2020, assuming her February 2021 COC Agreement was in effect on such date, Ms. Bemont would have received (i) 150% of her 2020 annual base salary; (ii) the pro-rata portion of her target annual bonus (based on the 11 full months worked by her in 2020), offset by amounts that had become payable on the date of termination; (iii) 18 months of continuing COBRA premium payments; and (iv) 100% acceleration of her outstanding equity awards in accordance with her change of control and severance agreement.

(6)
As of December 31, 2020, each of Mr. Meister, Ms. Graham, Ms. Kiser, and Mr. Tammana (assuming Mr. Tammana’s change of control was in place) would have received: (i) 100% of his or her 2020 annual base salary; (ii) the pro-rata portion of his or her target annual bonus (based on the 12 full months worked by Mr. Meister, 11 full months worked by each of Ms. Graham and Ms. Kiser, and 2 full months worked by Mr. Tammana during 2020, respectively), offset by amounts that had become payable on the date of termination; (iii) 12 months of continuing COBRA reimbursements in accordance with his or her change of control and severance agreement; and (iv) 100% accelerated vesting of his or her then-outstanding equity awards in accordance with her change of control and severance agreement.

Under Mr. Tuchen’s consulting agreement, if the consulting agreement is terminated prior to June 30, 2022, all of his outstanding equity awards will vest in full. Assuming the consulting agreement terminated on December 31, 2020, the total value of his equity awards that would have vested was $4,314,362.
CEO Pay Ratio
Under SEC rules, we are required to provide information regarding the relationship between the annual total compensation of Ms. Bemont, our Chief Executive Officer, as of December 31, 2020, and the total annual compensation of our median employee (excluding Ms. Bemont). For our last completed fiscal year, which ended December 31, 2020:
•
The median of the annual total compensation of all employees (excluding Ms. Bemont) of ours (including our consolidated subsidiaries) was $104,151.

•
Ms. Bemont’s annual total compensation, as reported in the 2020 Summary Compensation Table included in this Proxy Statement, was $16,097,812.

•
Based on the above, for fiscal 2020, the ratio of Ms. Bemont’s annual total compensation to the median of the annual total compensation of all employees was 155 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.
In light of the meaningful equity compensation granted to Ms. Bemont in connection with her hiring in 2020, we expect our 2020 CEO pay ratio to be significantly higher than our CEO pay ratio in future years when we are not providing compensation to onboard a new chief executive officer.

The methodology we used to calculate the pay ratio is described below.
•
To identify the median employee for fiscal 2020, we included all of our employees as of November 1, 2020, excluding Ms. Bemont. As of November 1, 2020, excluding Ms. Bemont, we (including our consolidated subsidiaries) had approximately 1,390 employees, approximately 37% of whom were U.S. employees.

•
We then compared the annual target total cash compensation (annualized for each employee applying the applicable base salary and target incentive cash compensation, each as of November 1, 2020) for each of these employees for fiscal 2020 as reflected in our payroll records to determine the median employee. Compensation payable in a foreign currency was converted to U.S. dollars using currency conversion ratios in effect as of November 1, 2020. In determining the median total compensation of all of these employees, we did not make any cost of living adjustments to the compensation payable to any employee outside of the U.S.

•
Once we identified our median employee, we estimated the median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. With respect to Ms. Bemont’s annual total compensation, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in the Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2020. Information is included for equity compensation plans approved by our shareholders and equity compensation plans not approved by our shareholders.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	4,937,279(3)	$23.97	2,210,311(4)
Equity compensation plans not approved by security holders	—	—	—
Total	4,937,279(3)	$23.97	2,210,311(4)

(1)
The weighted average price is calculated based solely on outstanding share options and warrants. It does not take into account the Ordinary Shares underlying RSUs, which have no exercise price.

(2)
Includes the following plans: our 2010 Stock Option Plan, 2011 Stock Option Plan, 2012 Stock Option Plan, 2013 Stock Option Plan, 2014 Stock Option Plan, 2015 Stock Option Plan, 2016 Stock Option Plan, 2017 Stock Option Plan, 2020 Stock Option Plan, 2016 Free Share Plan, 2017 Free Share Plan, 2018 Free Share Plan, 2019 Free Share Plan, 2020 Free Share Plan, and Amended and Restated 2017 Employee Stock Purchase Plan.

(3)
Includes 2,068,465 shares subject to outstanding stock options and warrants (BSAs) and 2,868,814 shares subject to outstanding RSU awards.

(4)
Includes (i) 1,736,381 shares remaining available for future issuance under the 2020 Free Share Plan, 2020 Stock Option Plan, and the shareholder authorization at the 2020 annual general meeting of shareholders to issue warrants (BSAs), and (ii) 473,930 shares available for purchase under the Amended and Restated 2017 Employee Stock Purchase Plan.

PROPOSAL NO. 6
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables shareholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The say-on-pay vote is advisory, and therefore not binding on us, the compensation committee, or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies, and practices, which the compensation committee and board of directors will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with shareholders to better understand the concerns that influenced the vote, consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in “Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Philosophy and Program Design” beginning on page 29, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation.
For the full text of Proposal No. 6, please see Annex A.
Vote Required
The advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast by the shareholders present in person, represented by proxy, or voting by mail at the Annual General Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION.

PROPOSAL NOS. 7 TO 9
APPROVAL OF THE 2020 STATUTORY FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH FRENCH GAAP, ALLOCATION OF EARNINGS, AND APPROVAL OF THE 2020 FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH IFRS
Proposal No. 7
In accordance with French law, our statutory financial statements prepared in accordance with generally accepted accounting principles in France (“French GAAP”) must be approved by our shareholders within six months following the close of the year. Proposal No. 7 seeks the approval of the Company’s statutory financial statements prepared in accordance with French GAAP for the fiscal year ended December 31, 2020, as certified by the Company’s statutory auditors. An English translation of such statutory financial statements will be made available on our investor website at https://investor.talend.com.
Proposal No. 8
Pursuant to French law, each year at the annual general meeting, the shareholders must allocate profits or losses, as applicable, of the Company. Proposal No. 8 seeks shareholder approval for the allocation of recognized losses of €33,732,908 for the fiscal year ended December 31, 2020 to the retained earnings account, bringing the balance of such account to €170,081,749 or $199,778,022 using the European Central Bank exchange rate of €1.00 = $1.1746 as of April 1, 2021.
Proposal No. 9
In accordance with French law, the Company’s consolidated financial statements prepared in accordance with IFRS must be approved by shareholders within six months following fiscal year end. Proposal No. 9 seeks shareholder approval of its consolidated financial statements for the fiscal year ended December 31, 2020 reflecting a comprehensive loss of $83.8 million. Such financial statements will be made available on our investor website at https://investor.talend.com.
For the full text of Proposal Nos. 7 to 9, please see Annex A.
Vote Required
Proposal Nos. 7 to 9 require the affirmative vote of a majority of the votes cast by the shareholders present in person, represented by proxy, or voting by mail at the Annual General Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the votes.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE PROPOSAL NOS. 7 TO 9

PROPOSAL NOS. 10 TO 13
VOTE ON THE AGREEMENTS REFERRED TO IN ARTICLES L. 225-38 ET SEQ. OF THE FRENCH COMMERCIAL CODE
Pursuant to French law, each of our board of directors and our statutory auditors must report annually to our shareholders on any new related party transactions entered into during the past fiscal year and such transactions generally must be approved, prior to their execution, by the board of directors, and then submitted to our shareholders for approval at our Annual General Meeting. As a result, each year we ask that the shareholders approve any related party transactions referred to in Articles L. 225-38 et seq. of the French Commercial Code. Only new agreements entered into over the course of 2020 are subject to a vote at the Annual General Meeting, though we are permitted to subject agreements entered into during 2021 prior to the Annual General Meeting to a vote at the Annual General Meeting. Agreements entered into between the Company and its wholly-owned subsidiaries are not subject to the procedure of related party transactions. Pursuant to French law, interested persons may not participate in the board of directors’ prior approval or the shareholders’ vote on such agreement and, in each case, their vote or votes will not be taken into account in calculating the quorum or majority for such resolution. Any such agreement not approved in advance by the board of directors and which has a harmful effect on us can be annulled during a three-year period starting on the date of the execution of such agreement unless it is subsequently ratified by the shareholders.
Indemnification Agreements
Proposal Nos. 10 and 11 relate to agreements to subscribe for liability insurance and provide indemnification that we have entered into with each of our executive officers and directors. Under French law, provisions of by-laws that limit the liability of directors are prohibited.
However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by a company or through liability insurance.
The agreements we have entered into with our directors and officers provide for liability insurance and contractual indemnification. With certain exceptions and subject to limitations on indemnification under French law, these agreements provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity. The coverage and cost of our insurance policies are in line with standard practice for companies with a similar profile. Director and officer indemnification agreements and insurance are customary among listed companies in the United States, including our peer companies. As a result, we believe that these arrangements are necessary to attract qualified directors and executive officers.
The following agreements entered into on January 21, 2021 and January 20, 2021, respectively, are related party transactions within the meaning of Article L. 225-38 et seq. of the French Commercial Code and are subject to ratification or approval pursuant to Proposal Nos. 10 and 11.
•
Entry into an agreement to subscribe liability insurance and provide indemnification with Ms. Elissa Fink; and

•
Entry into an agreement to subscribe liability insurance and provide indemnification with Mr. Ryan Kearny.

The indemnification agreements entered into with each of Ms. Fink and Mr. Kearny were each approved by the board of directors on November 17, 2020, and each is submitted for approval pursuant to Proposal Nos. 10 and 11, respectively.
A copy of the form of offer to subscribe for liability insurance and provide indemnification was filed with the SEC as Exhibit 10.7 to our Annual Report on Form 10-K filed on March 1, 2021.

Consulting Agreement
Proposal No. 12 relates to a consulting agreement we entered into with Mr. Tuchen on August 4, 2020 in connection with his resignation as a member of our board of directors. For a description of the material terms of Mr. Tuchen’s consulting agreement, please refer to the section of this proxy statement titled “Executive Compensation — Executive Officer Employment Agreements — Michael Tuchen”.
The consulting agreement entered into with Mr. Tuchen was approved by the board of directors and is submitted for approval pursuant to Proposal No. 12. A copy of the consulting agreement was filed as Exhibit 10.10 to our Annual Report on Form 10-K filed on March 1, 2021.
Separation and Release Agreement
Proposal No. 13 relates to a separation agreement and release we entered into with Laurent Bride, our former Chief Operating Officer and Chief Technology Officer, on October 2, 2020 in connection with his resignation as an executive officer. We refer to this agreement as the Bride Agreement.
Under the Bride Agreement, Mr. Bride was entitled to the following severance payments and benefits: (1) cash severance equal to $430,000, which represented 100% of his annual base salary, payable in installments; (ii) the remaining pro-rata portion of Mr. Bride’s target annual bonus for calendar year 2020, in the amount of $17,200, payable in a lump sum, (iii) reimbursement of the COBRA premiums of Mr. Bride and his dependents for up to 12 months following October 2, 2020, subject to Mr. Bride timely electing COBRA continuation coverage, (iv) continued vesting of the unvested portion of each of Mr. Bride’s Company equity awards that otherwise is scheduled to vest through March 15, 2021 under the existing terms of the equity agreement applicable to such award had Mr. Bride continued to be employed with the Company through each such date, (v) a cash payment of $30,000, payable in a lump sum, for Mr. Bride to relocate himself and his family to France, (vi) an additional cash payment of $107,500, which represents 3 months of his annual base salary, payable in a lump sum, and (vii) the ability to retain his Company-issued laptop (subject to compliance with the terms of the Bride Agreement). The Bride Agreement also includes, among other terms, a general release of claims in favor of the Company and certain other parties, continued confidentiality obligations by Mr. Bride, and a mutual nondisparagement provision.
The separation and release agreement entered into with Mr. Bride was ratified by the board of directors and is submitted for approval pursuant to Proposal No. 13. A copy of the separation agreement and release was filed as Exhibit 10.13 to our Annual Report on Form 10-K filed on March 1, 2021.
Special Report of the Statutory Auditors
A special report of the Statutory Auditors on the related party transactions submitted for shareholder approval will be made available to the shareholders in accordance with Articles L. 225-40 and L. 225-40-1 of the French Commercial Code.
For the full text of Proposal Nos. 10 to 13, please see Annex A.
Vote Required
The approval of the agreements referred to in articles L. 225-38 et seq. of the French Commercial Code requires the affirmative vote of a majority of the votes cast by the shareholders present in person, represented by proxy, or voting by mail at the Annual General Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the votes.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE PROPOSAL NOS. 10 TO 13

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Report of the Audit Committee
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market and rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the Corporate Governance section of our website at https://investor.talend.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm for fiscal 2020, KPMG LLP, was responsible for auditing the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•
reviewed and discussed the audited financial statements with management and KPMG LLLP;

•
discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the audit committee’s review and discussions with management and KPMG LLP, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Patrick Jones (Chair)
Elizabeth Fetter
Ryan Kearny
Thierry Sommelet
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to the Company by KPMG S.A. for our fiscal year ended December 31, 2019 and by KPMG LLP for our fiscal year ended December 31, 2020. The board of directors, upon the recommendation of the audit committee, approved all of the fees presented in the table below.
	2019 ($)(1)	2020 ($)(1)
Audit Fees(2)	2,107,894	2,097,409
Audit-Related Fees(3)	183,476	17,815
Tax Fees(4)	—	—
All Other Fees(5)	—	—
Total Fees	2,291,369	2,115,224

(1)
The audit fee amounts were billed to the Company mainly in euros in 2019 and partially in euros in 2020, but have been translated from euros to U.S. dollars based on the Federal Reserve Bank of New York’s average exchange rate for the relevant year which was €1.00 = $1.1113 for 2019 and €1.00 = $1.142 for 2020. Numbers may not foot due to rounding.

(2)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(3)
Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(4)
Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance.

(5)
All Other Fees consist of permitted services other than those that meet the criteria above.

Representatives of KPMG LLP are expected to be present at the annual meeting by telephone and will have the opportunity to make a statement and will be available to respond to appropriate questions from our shareholders.
Audit and Non-Audit Services Pre-Approval Policy
The board of directors’ Audit and Non-Audit Services Pre-Approval Policy requires a general pre-approval by the board of directors, upon the recommendation of the audit committee, of all audit and permissible non-audit services provided by our independent accountant on an annual basis. It also requires additional specific approval of significant non-audit services. More specifically, the policy requires specific approval of non-audit services by the board of directors if our Chief Financial Officer determines that the non-audit services to be provided by the independent auditor will cause the total non-audit services costs to exceed a specific dollar threshold set forth in the policy in any given quarter.
Changes in Independent Registered Public Accountants
Dismissal of Independent Registered Public Accounting Firm
On March 30, 2020, KPMG S.A. was dismissed as the Company’s independent registered public accounting firm effective immediately. The dismissal of KPMG S.A. was approved by the Company’s audit committee. KPMG S.A. remains our statutory auditor for purposes of complying with our obligations under French law.
The audit reports of KPMG S.A. on the Company’s consolidated financial statements as of and for the year ended December 31, 2018 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:
•
KPMG S.A.’s report on the consolidated financial statements as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, contained a separate paragraph stating that: “As discussed in Note 2 (c) to the consolidated financial statements, the Company has changed its method of accounting for revenue recognition in 2018, due to the adoption of ASC Topic 606, Revenue from Contracts with Customers, as amended.”

•
KPMG S.A.’s report on the consolidated financial statements as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, contained separate paragraphs stating that: (i) “As discussed in Note 2 (t) to the consolidated financial statements, the Company has changed its method of accounting for revenue recognition in 2018, due to the adoption of ASC Topic 606, Revenue from Contracts with Customers, as amended”; and (ii) “As discussed in Notes 2 (t) and 16 to the consolidated financial statements, the Company has changed its method of accounting for leases in 2019 due to the adoption of ASU No. 2016-02 Leases (Topic 842).”

The audit reports of KPMG S.A. on the effectiveness of internal control over financial reporting as of December 31, 2018 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that:
•
The audit report of KPMG S.A. on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states that: “The Company acquired Stitch Inc. in November 2018, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018, Stitch Inc.’s internal control over financial reporting associated with total assets of $2.3 million (excluding goodwill and intangibles which are included within the scope of the assessment) and total revenues of $0.6 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2018. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Stitch Inc.”

•
The audit report of KPMG S.A. on the effectiveness of internal control over financial reporting as of December 31, 2019 indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2019 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that: “A material weakness, related to ineffective process level controls over assumptions in the Company’s stand-alone selling price model (SSP) used to determine the allocation of the transaction price of the Company’s on-premise license arrangements between the IP element and the post-contract customer support (PCS) element, which resulted from an ineffective risk assessment process to identify changes to risks resulting from the adoption of ASC Topic 606 and design appropriate controls to address those risks, has been identified and included in management’s assessment.”

During the two fiscal years ended December 31, 2019 and 2018, which preceded KPMG S.A.’s dismissal, and the subsequent period through March 30, 2020, there were (i) no disagreements with KPMG S.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG S.A., would have caused KPMG S.A. to make reference in connection with their opinion to the subject matter of the disagreement for such periods, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in internal control over financial reporting as of December 31, 2019 that the Company disclosed in Item 9A of its Annual Report on Form 10-K filed with the SEC on March 17, 2020 and that was described in KPMG S.A.’s report on the effectiveness of internal control over financial reporting as of December 31, 2019.
Engagement of Independent Registered Public Accounting Firm
On March 30, 2020, the audit committee approved the engagement of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 with respect to the Company’s financial statements prepared in accordance with generally accepted accounting principles in the United States for SEC reporting purposes.
During the Company’s two fiscal years ended December 31, 2019 and 2018, which preceded the appointment of KPMG LLP, and through the date of KPMG LLP’s appointment, neither the Company nor anyone acting on its behalf consulted with KPMG LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to us that KPMG LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

PROPOSAL NO. 14
RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM WITH RESPECT TO THE COMPANY’S FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES FOR SEC REPORTING PURPOSES
The audit committee of the board of directors has selected KPMG LLP as the Company’s independent registered public accountant for purposes of auditing and reviewing our financial statements prepared in accordance with generally accepted accounting principles in the United States for purposes of our reporting obligations with the SEC. Representatives of KPMG LLP are expected to be present at the Annual General Meeting by telephone and will have the opportunity to make a statement and will be available to respond to appropriate questions from our shareholders. KPMG S.A. and Vachon et Associés serve as the Company’s statutory auditors for purposes of satisfying our obligations under French law.
Even if the ratification of KPMG LLP is ratified by shareholders, the audit committee, in its discretion, could decide to terminate the engagement of KPMG LLP and to engage another firm if the committee determines such action to be necessary or desirable. Conversely, if the selection of KPMG LLP is not ratified by shareholders, the audit committee, in its discretion, could still decide to continue the engagement with KPMG LLP for the 2021 audit if the committee determines such action is necessary or desirable.
For the full text of Proposal No. 14, please see Annex A.
Vote Required
Proposal No. 14 requires the affirmative vote of a majority of the votes cast by the shareholders present in person, represented by proxy, or voting by mail at the Annual General Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM WITH RESPECT TO THE COMPANY’S FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES FOR SEC REPORTING PURPOSES

PROPOSAL NO. 15
DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO
CARRY OUT THE FREE ALLOCATION OF SHARES TO EMPLOYEES OF THE COMPANY
Proposal No. 15 seeks shareholder approval to authorize the board of directors to grant up to 2,300,000 free shares to employees of the Company and its subsidiaries in accordance with the 2021 Free Share Plan, subject to the overall limitation set forth in Proposal No. 18. Such authority is valid for a period of 38 months from the date of the Annual General Meeting. The 2021 Free Share Plan is expected to have the same terms as our 2020 Free Share Plan, a copy of which was filed as Exhibit 10.38 to our Annual Report on Form 10-K, filed with the SEC on March 1, 2021.
The board of directors recommends the approval of this delegation of authority to proceed with the allocation of existing or newly created free shares in order to allow the Company to attract, retain, and incentivize its employees competitively.
On March 10, 2021, we announced that we entered into a Memorandum of Understanding, or MoU, with Tahoe Bidco (Cayman), LLC, an exempted company incorporated under the laws of the Cayman Islands, which we refer to as Parent, which is an affiliate of Thoma Bravo, L.P. It is contemplated that pursuant to the MoU, Parent and the Company shall pursue a series of transactions, pursuant to which, among other transactions, Parent is seeking to acquire (through one or more of its affiliates) all of the issued and outstanding Ordinary Shares of the Company, including ADSs representing Ordinary Shares, and Ordinary Shares of the Company issuable upon the exercise of any options, warrants, convertible securities or rights to purchase, subscribe for, or be allocated Ordinary Shares, pursuant to a cash tender offer. We refer to these contemplated transactions as the Thoma Bravo Transactions. The MoU restricts our ability to make grants of free shares prior to the completion of the Thoma Bravo Transactions, including with respect to grants to our executive officers. In addition, if the Thoma Bravo Transactions are successfully completed, we do not anticipate making any new grants of free shares following the date of completion. As a result, it is possible that no awards will be made pursuant to this delegation of authority.
Approval of Proposal No. 15 would supersede and replace, and would not be cumulative with, any existing authorization of our board of directors to grant free shares approved at our 2020 Annual General Meeting held on June 30, 2020.
For the full text of Proposal No. 15, please see Annex A.
Description of Principal Expected Features of the 2021 Free Share Plan
If Proposal Nos. 15 and 18 are approved, our board of directors is expected to adopt a 2021 Free Share Plan, which is expected to have the same terms as our 2020 Free Share Plan. Pursuant to SEC requirements, we are providing the following description of the material terms that we expect to be included in our 2021 Free Share Plan. This description is based on the material terms of the 2020 Free Share Plan. The description below is qualified in its entirety by the complete text of the 2020 Free Share Plan, as attached as Exhibit 10.38 to our Annual Report on Form 10-K, filed with the SEC on March 1, 2021.
Types of Awards; Eligibility.   The 2021 Free Share Plan is expected to provide for the grant of free shares to our employees and employees of any company or group in which we hold, directly or indirectly, 10% or more of the share capital or voting rights as of the date of grant. As of December 31, 2020, we and our subsidiaries had 1,397 employees. Participants in the 2021 Free Share Plan are determined at the discretion of the board of directors subject to the terms of the 2021 Free Share Plan.
Shares Available, Certain Limitations.   The maximum number of free shares that may be acquired and issued upon the vesting of awards of free shares granted under the 2021 Free Share Plan will not exceed the overall number of shares remaining available for issuance under the Company’s equity compensation plans pursuant to the shareholder authorization in effect at the time of grant, which, following the Annual General Meeting and subject to shareholder approval under Proposal No. 18, will be a maximum number of 2,300,000 Ordinary Shares available for issuance as free shares, options or warrants. Free shares issued under the 2021 Free Share Plan may consist of authorized but unissued Ordinary Shares or existing shares of the Company. Under French law, the maximum number of outstanding unvested free shares and free shares subject to a mandatory holding period may not exceed ten percent of the outstanding share capital on a non-diluted basis as of the date of grant.
In case an award of free shares granted under the 2021 Free Share Plan is canceled before the underlying shares are definitively acquired pursuant to its terms and conditions and provided that the delegation under Proposal No. 15 is still effective pursuant to applicable French law, the relevant underlying shares are expected to be available for making future grants of free shares under the 2021 Free Share Plan.
Administration.   The 2021 Free Share Plan is expected to be administered by our board of directors. Subject to the provisions of the delegations of the shareholders under Proposal No. 15 and applicable French law, the board of directors is expected to have the authority, in its discretion, to determine (i) the terms, conditions and restrictions applicable to free shares (which need not be identical) to any participant and any shares acquired pursuant to such grant and (ii) whether, to what extent, and under what circumstances an award of free shares may be settled, canceled, forfeited, exchanged or surrendered.
Vesting; Holding Period.   Free shares are expected to vest at the times and upon the conditions that our board of directors may determine, as reflected in an applicable award grant letters and the 2021 Free Share Plan, subject to waiver and release by our board of directors in its sole discretion. Awards of free shares granted under the 2021 Free Share Plan generally are expected to vest on the basis of continued employment through the end of the vesting period, and may require the satisfaction of performance conditions to be determined by the board of directors. Awards of free shares generally are expected to have a minimum vesting period of one year, and are expected to be granted with a four-year vesting term and default initial vesting of two years from the grant date. The 2021 Free Share Plan is expected to include a provision that free shares that have been definitively acquired may not be sold or transferred before the second anniversary of their grant date pursuant to French law.
Equitable Adjustments.   In the event certain changes occur to our capitalization such as (i) an amortization or reduction of our share capital, (ii) a change to the allocation of our profits, (iii) a distribution of our free shares, (iv) the capitalization of reserves, profits, issuance premiums or (v) an issuance of shares or securities giving right to shares to be subscribed for in cash or by set-off of existing indebtedness offered exclusively to all our then-existing shareholders, the board of directors is expected to have the ability to adjust the maximum number of shares or take other such action as may be provided in Article L. 228-99 of the French Commercial Code.
Award Treatment Upon a Change in Control.   The 2021 Free Share Plan is expected to include the following treatment of awards upon a change in control. In the event of a change in control (to be defined in the 2021 Free Share Plan), if a successor corporation or a parent or subsidiary of the successor corporation does not agree to assume or substitute outstanding awards of free shares, and if the awards of free shares were granted less than one year prior to the date of the change in control, the restrictions and forfeiture conditions applicable to the awards of free shares will lapse and the awards of free shares will be deemed fully vested on the first anniversary of the date of grant of the awards of free shares, provided that (i) the service vesting conditions will be satisfied on the first anniversary of the award’s grant date, (ii) if not satisfied earlier, any performance vesting conditions will be satisfied as if such performance conditions were achieved at target levels on the first anniversary of the grant date and (iii) the relevant shares will be automatically subject to a mandatory additional one-year holding period starting on the first anniversary of the grant date of the relevant free shares.
In the event of a change in control, if a successor corporation or a parent or subsidiary of the successor corporation does not agree to assume or substitute outstanding awards of free shares, and if the awards of free shares were granted at least one year prior to the date of the change in control, the restrictions and forfeiture conditions applicable to the awards of free shares will lapse and the awards of free shares will be deemed fully vested prior to the consummation of a change in control, provided that (i) the service vesting requirement will be satisfied on the date of the consummation of the change in control, (ii) if not satisfied earlier, any performance vesting conditions will be satisfied as if such performance conditions were achieved at target levels on the date of the consummation of the change in control and (iii) the relevant shares shall be automatically subject to a mandatory additional holding period starting on the date of the change in control until the second anniversary of the grant date of the relevant free shares.

A successor corporation or a parent or subsidiary of a successor corporation will be considered to have assumed or substituted for outstanding awards of free shares where: (i) following the change in control, the terms of the awards provide the right to receive, for each Ordinary Share of the Company subject to the awards immediately prior to the change in control, the consideration (whether stock, cash or other securities or property) or the fair market value of the consideration that the shareholders of the Company received for their Ordinary Shares on the effective date of the change in control (if the consideration received by the shareholders does not consist solely of common stock of the successor corporation or its parent, the board of directors may, with the consent of the successor corporation, provide for the consideration to be received for each free share to consist of common stock of the successor corporation or its parent, which is equal in fair market value to the per share consideration received by the shareholders of the Company in the change in control); (ii) any securities of the successor corporation or its parent forming part of the awards of free shares following the change in control are freely tradable on a major stock exchange; and (iii) the awards of free shares otherwise remain subject to the same terms and conditions that were applicable immediately prior to the change in control.
In the event of a change in control where the successor corporation or parent or subsidiary of the successor corporation does agree to assume or substitute for any outstanding award of free shares, then, in the event that an “involuntary termination” of the holder occurs within the period beginning three months before and ending 12 months following a “change in control,” and subject to holder timely executing and not revoking a release of claims (i) the restrictions and forfeiture conditions applicable to the awards of free shares will lapse on the 55th day following such involuntary termination (or, if later and if necessary to satisfy any applicable Laws, the first anniversary of the grant date), (ii) if not satisfied earlier, any performance conditions shall be satisfied automatically as if those performance conditions were achieved at target levels of performance on the 55th following such involuntary termination (or, if later and if necessary to satisfy any applicable laws, the first anniversary of the grant date), and (iii) to the extent necessary to satisfy any applicable laws, the relevant Ordinary Shares of the Company (or any securities substituted therefor) shall be automatically subject to a mandatory additional 1-year holding period starting on the first anniversary of the grant date.
Except as would otherwise result in adverse tax consequences under Section 409A of the U.S. Internal Revenue Code, if the relevant holder of free shares is subject to taxation in the United States, our board of directors may, in its discretion, subject to applicable French law, provide that each unvested free share not acquired yet will, immediately upon the occurrence of a change in control, be canceled in exchange for a payment in cash or securities in an amount equal to (i) the consideration paid per Ordinary Share of the Company in the change in control multiplied by (ii) the number of shares subject to each award. Our board of directors will not be required to treat each outstanding grant of free shares similarly. The 2021 Free Share Plan provides the board of directors discretion to determine how such cancellation payments are made, including subjecting such payments to vesting conditions comparable to the awards of free shares surrendered, subjecting such payments to escrow or holdback provisions comparable to those imposed upon the Company’s shareholders in connection with the change in control, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
Amendment and Termination of the Plan.   Our board of directors is expected to have the authority to amend, alter, suspend or terminate the 2021 Free Share Plan at any time, provided that no amendment, alteration, suspension or termination of the 2021 Free Share Plan shall impair the rights of any beneficiary without the prior written consent of the relevant beneficiary.
Prohibition on Payment of Dividends.   The 2021 Free Share Plan is expected to expressly prohibit the payment or accumulation of dividends on unvested awards of free shares.
Governing Law.   The 2021 Free Share Plan is expected to be governed by the laws of France.
Certain Federal Income Tax Consequences For U.S. Taxpayers
The following is a summary of certain U.S. federal income tax consequences of an award of free shares granted under the 2021 Free Share Plan, the material terms of which is discussed above. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. The summary discusses only federal income tax laws and does not discuss any state or local or non-U.S. tax laws that may be applicable.
In general, the grant of an award of free shares will not result in U.S. taxable income for the participant being a U.S. taxpayer or in a U.S. tax deduction for Talend. Upon the settlement of the grant in shares, the U.S. participant will recognize ordinary income equal to the aggregate value of the payment received, and Talend or the surviving corporation following a change in control generally will be entitled to a tax deduction at the same time and in the same amount.
New Plan Benefits
Awards under the 2021 Free Share Plan are within the discretion of our board of directors. As a result, the benefits or amounts that will be awarded or allocated thereunder are not determinable at this time. The discretion of our board of directors to make grants under the 2021 Free Share Plan is subject to the overall limit on the number of shares to be issued under our equity incentive programs as awards of free shares, warrants or options being approved pursuant to Proposal No. 18. In addition, the MoU governing the Thoma Bravo Transactions restricts our ability to make free share grants, and therefore it is possible that no awards will be made pursuant to this delegation of authority.
The table below shows, as to each of the named executive officers who was employed with us as of December 31, 2020, and the various other indicated groups, the number and dollar value of free shares underlying free share awards granted by our board of directors during fiscal year 2020, and, for our named executive officers other than Mr. Meister, include amounts that were granted to them in connection with their hiring in 2020. For Ms. Bemont and certain other named executive officers, these amounts are larger than the annual equity grants that otherwise might be granted to them in future years, as these amounts were being provided, in part, to recruit them to the Company. Non-employee directors are not eligible to receive awards of free shares.
Name and Principal Position	Number of free shares(1)	Dollar Value(2) ($)
Christal Bemont Chief Executive Officer	396,426	15,028,335
Adam Meister Chief Financial Officer	81,100	2,947,985
Ann-Christel Graham Chief Revenue Officer	81,400	3,334,144
Jamie Kiser Chief Operating Officer and Chief Customer Officer	74,590	3,009,705
Krishna Tammana Chief Technology Officer	45,113	1,688,580
Executive Group (all current executive officers (as of December 31, 2020) as a group)	678,629	26,008,749
Non-Executive Director Group (all current directors (as of December 31, 2020) (other than executive officers) as a group)	—	—
Non-Executive Officer Employee Group (all current employees (as of December 31, 2020), including current officers who are not executive officers)	746,261	25,474,126

(1)
For purposes of this table, the fiscal year 2020 performance-based free shares are counted at the target number of shares underlying such awards.

(2)
The amount in this column represents the aggregate grant date fair value of stock awards as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718.

Text of Proposal
For the full text of Proposal No. 15, please see Annex A.
Vote Required
The delegation of authority to our board of directors to carry out the free allocation of existing shares or newly issued shares to employees of the Company requires the affirmative vote of a two-thirds majority of the votes cast by the shareholders present in person, represented by proxy, or voting by mail at the Annual General Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO
CARRY OUT THE ALLOCATION OF FREE SHARES TO EMPLOYEES OF THE COMPANY.

PROPOSAL NO. 16
DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS
TO ISSUE AND GRANT NON-EMPLOYEE WARRANTS (BONS DE SOUSCRIPTION D’ACTIONS)
The Company is seeking shareholder approval of the delegation of authority to the board of directors to issue and grant a maximum number of non-employee warrants (“BSAs”), subject to the overall limitation set forth in Proposal No. 18. Each BSA shall give entitlement to subscribe to one ordinary share of the Company with a nominal value of €0.08, representing a capital increase of a maximum par amount of €184,000. Each BSA is expected to have the same terms as our Warrant Agreement, a copy of which was filed as Exhibit 10.48 to our Annual Report on Form 10-K, as filed with the SEC on March 1, 2021. Such authority is valid for up to 18 months from the date of this extraordinary general meeting.
Scope of the Request
We ask that the shareholders eliminate the shareholders’ preferential subscription right in connection with the issuance of the BSAs because the BSAs may only be granted to the following categories of beneficiaries: (i) non-employee directors of the Company or one of its subsidiaries; (ii) independent members of any committee of the board of directors of the Company; and (iii) any natural or legal person bound to the Company or one of its subsidiaries by means of a consultancy agreement.
Rationale for the Request
The board of directors recommends the approval of this delegation of authority to grant warrants in order to ensure the Company can attract, recruit, and compensate independent directors and consultants competitively by providing for customary compensatory grants to our existing and future non-employee directors. To continue to attract and retain highly talented directors with deep industry knowledge and experience, we must be able to offer our directors compensation in line with North American technology market standards, which include an equity-based component. However, pursuant to French law, non-employee directors may not be granted stock options or RSUs. As a result, the right to subscribe for BSAs is a key element of our current non-employee director compensation. In addition, vesting of the BSAs is conditioned on 75% attendance at convened meetings of the board of directors held between the date of grant and the vesting date on which the relevant warrants become vested. This delegation of authority is critical to our business strategy because it enables us to continue issuing BSAs, which is vital to our ability to attract and retain highly talented directors, compete with compensation arrangements provided by our U.S.-based peers and strengthen the alignment of our directors’ interests with those of our shareholders.
We are also seeking authorization to grant BSAs to persons bound to the Company or one of its subsidiaries by a consultancy agreement who, pursuant to French law, cannot be granted stock options or RSUs. In certain circumstances, it is important for the Company to be able to offer a long-term compensation element to such persons in order to engender loyalty in our highly competitive industry and align their incentives with the long-term interests of our shareholders.
Context for the Request
The MoU governing the Thoma Bravo Transactions restricts our ability to make grants of options, warrants, convertible securities or rights to purchase company shares, including free shares, prior to the completion of the Thoma Bravo Transactions, including with respect to grants of BSAs to our directors. In addition, if the Thoma Bravo Transactions are successfully completed, we do not anticipate making any additional new grants of BSA awards following the date of completion. As a result, it is possible that no awards will be made pursuant to this delegation of authority
Description of Principle Features of the BSAs
Pursuant to SEC rules, we are providing the following description of the material terms of the BSA awards we expect to be included in our BSA award agreement letters.
Type of Awards.   BSAs entitle a holder to exercise the warrant for the underlying vested Ordinary Shares at an exercise price per share determined by the board of directors based on the fair market value of the underlying Ordinary Shares as of the date of the grant. In addition to any exercise price payable by a holder upon the exercise of a BSA, BSAs must be subscribed for at a price at least equal to 5% of the volume-weighted average price of the last five trading sessions on the Nasdaq Global Market preceding the date of allocation of the BSA by the board of directors. We use BSAs as part of our compensation for non-employee directors and consultants.
Administration.   Subject to shareholder approval of this Proposal No. 16, the board of directors will determine the recipients, dates of grant and exercise price of BSAs, the number of BSAs to be granted and the terms and conditions of the BSAs, including the period of their exercisability and their vesting schedule.
Exercisability and Vesting.   Under current non-employee director compensation, the BSAs granted to non-employee directors on an annual basis will vest over a one-year period from their grant date, with underlying Ordinary Shares vesting in equal quarterly installments, except in the event of a termination or change of control. The BSAs granted to non-employee directors on an annual basis are conditioned on their continued service as a member of the board of directors and an attendance rate of at least 75% of the board meetings held during the period from the date of grant to the relevant vesting date on which the relevant warrants become vested. The vesting provisions for BSA awards granted to consultants are determined by the board of directors on a case-by-case basis. The term of the BSAs is 10 years from the date of grant or, in the case of death, unless otherwise decided by the board of directors, six months from the death of the beneficiary.
Award Treatment Upon a Change of Control.   The board of directors has the discretion to determine whether or not a beneficiary’s right to exercise the BSAs will be accelerated in the event of a merger of the Company into another corporation, the sale by one or several shareholders, acting alone or in concert, of the Company to one or several third parties of a number of shares of the Company resulting in a transfer of more than 50% of the shares of the Company to such third parties, or the sale of all or almost all assets of the Company to any acquirer not controlled by the Company or its shareholders.
Governing Law.   The BSAs are governed by the laws of France.
Certain Federal Income Tax Consequences.   In general, no taxable income is realized by a participant upon the grant of a BSA. Rather, at the time of exercise of the BSA, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the ordinary shares purchased over the sum of (a) the exercise price and (b) the subscription price paid at grant. The participant’s tax basis in any ordinary shares received upon exercise of a BSA will be the fair market value of the ordinary share on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
New Plan Benefits
The benefits or amounts that will be awarded or allocated under the delegation of authority to grant BSAs are not determinable at this time because the number of shares underlying BSA awards depends on the Company’s stock price, which cannot be predicted, the decision of directors of whether to subscribe for the BSA awards and the exercise of discretion by our board of directors. The discretion of our board of directors to make BSA grants is subject to the overall limit on the number of shares to be issued under our equity incentive programs as awards of free shares, warrants or options being approved pursuant to Proposal No. 18. In addition, the MoU governing the Thoma Bravo Transactions restricts our ability to make BSA grants, and therefore it is possible that no awards will be made pursuant to this delegation of authority.
The table below shows the number of free shares underlying BSA awards granted by our board of directors during fiscal year 2020. Of these categories of persons, only non-employee directors and consultants of the Company were entitled to receive BSA awards. Employees were not entitled to receive BSA awards.

Name and Principal Position	Number of shares underlying BSA awards	Dollar Value(1) ($)
All current executive officers (as of December 31, 2020) as a group	—	—
All current directors (as of December 31, 2020) (other than executive officers) as a group	34,084	391,966
Each nominee for election as a director(2)	6,608	75,992
Each associate of any current directors, nominees for director and current executive officers	—	—
Other persons who received 5 percent of BSA awards	—	—

(1)
The amount in this column represents the aggregate grant date fair value of BSA awards as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718.

(2)
Represents the BSA award granted to Mr. Jones in 2020. As our Chief Executive Officer, Ms. Bemont is not offered the opportunity to subscribe for BSA awards. Neither Ms. Fink nor Mr. Kearny, each of whose provisional appointment is subject to shareholder ratification at the Annual General Meeting, received any BSA awards in 2020. Each of Ms. Fink and Mr. Kearny were provisionally appointed as a director in November 2020. In February 2021, each of Ms. Fink and Mr. Kearny were granted BSA awards representing 459 Ordinary Shares with an aggregate grant date fair value of $9,336.

Approval of Proposal No. 16 Would Supersede and Replace Existing Authorization
Approval of Proposal No. 16 would supersede and replace, and would not be cumulative with, any existing authorization of our board of directors to grant non-employee warrants approved at our 2020 Annual General Meeting held on June 30, 2020.
Text of Proposal
For the full text of Proposal No. 16 please see Annex A.
Vote Required
The delegation of authority to the board of directors to issue and grant non-employee warrants requires the affirmative vote of a two-thirds majority of the votes cast by the shareholders present in person, represented by proxy, or voting by mail at the Annual General Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO
ISSUE AND GRANT NON-EMPLOYEE WARRANTS.

PROPOSAL NO. 17
DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO
GRANT OPTIONS TO EMPLOYEES OF THE COMPANY
Proposal No. 17 seeks shareholder approval to authorize the board of directors to grant options to subscribe for new Ordinary Shares or options to purchase Ordinary Shares of the Company, provided that the options granted by the board of directors may not give an entitlement to subscribe for or purchase more than 2,300,000 Ordinary Shares, and provided further that the authorization is subject to the overall limitation set forth in Proposal No. 18. Such authority is valid for a period of 38 months from the date of the Annual General Meeting. The 2021 Stock Option Plan is expected to have the same material terms as our 2020 Stock Option Plan, a copy of which was filed as Exhibit 10.41 to our Registration Statement on Form 10-K, as filed with the SEC on March 1, 2021.
The MoU governing the Thoma Bravo Transactions restricts our ability to make grants of options, warrants, convertible securities or rights to purchase company shares, including free shares, prior to the completion of the Thoma Bravo Transactions, including with respect to grants of employee share options. In addition, if the Thoma Bravo Transactions are successfully completed, we do not anticipate making any additional new grants of employee share options following the date of completion. As a result, it is possible that no awards will be granted pursuant to this delegation of authority.
The board of directors recommends the approval of this delegation of authority to proceed with the allocation of options to subscribe for new Ordinary Shares or options to purchase Ordinary Shares of the Company, in either case, in order to ensure the Company can attract, retain and incentivize its employees competitively.
Approval of Proposal No. 17 would supersede and replace, and would not be cumulative with, any existing authorization of our Board to grant options approved at our 2020 Annual General Meeting held on June 30, 2020.
For the full text of Proposal No. 17, please see Annex A.
Description of Principal Expected Features of the 2021 Stock Option Plan
If Proposal Nos. 17 and 18 are approved, our board of directors is expected to adopt a 2021 Stock Option Plan, which is expected to have the same material terms as our 2020 Stock Option Plan. Pursuant to SEC requirements, we are providing the following description of the material terms that we expect to be included in our 2021 Stock Option Plan.
Types of Awards; Eligibility.   Under the delegation under this Proposal No. 17, employee share options may be granted to any individual employed by us or by any affiliated company under the terms and conditions of an employment contract. Employee share options may also be granted to the chairman of our board of directors, our general manager (currently our Chief Executive Officer, Ms. Bemont) and our deputy general managers (each of whom is also currently an employee of the group). As of December 31, 2020, we and our subsidiaries had 1,397 employees. Participants in the 2021 Stock Option Plan are determined at the discretion of the board of directors subject to the terms of the 2021 Stock Option Plan.
Shares Available; Certain Limitations.   Subject to the limitations below, the maximum aggregate number of Ordinary Shares subject to employee share options that may be issued under the delegation under this Proposal No. 17 is 2,300,000. Under French law, the maximum number of shares issuable upon the exercise of outstanding employee share options may not exceed one-third of the outstanding share capital on a non-diluted basis as of the date of grant. Employee share options may be granted under the delegation under this Proposal No. 17 until August 29, 2024. It is expected that under the 2021 Stock Option Plan, Ordinary Shares withheld by the Company as full or partial payment in connection with the exercise of any employee share option or to satisfy any tax withholding obligations related to the exercise of an employee share option, in each case, will not become available again for future grant under the 2021 Stock Option Plan.
Administration.   Our board of directors has the authority to administer the 2021 Stock Option Plans. Subject to the expected terms and conditions of the 2021 Stock Option Plan, our board of directors determines the recipients, dates of grant, exercise prices, number of Ordinary Shares underlying and the terms and conditions of the employee share options, including their periods of exercisability and their vesting schedules.
The board of directors has the authority to amend or modify employee share options outstanding under the delegation under this Proposal No. 17, including in particular the authority to extend the post-termination exercise period of the options, subject to the written consent of the optionees holding such options, if such amendments or modifications impair the rights of the optionees.
No Option Repricing or Exchange Program.   Under the 2021 Stock Option Plan, the board of directors will not be permitted to implement an option repricing or exchange program with respect to employee share options granted under the delegation under this Proposal No. 17 whereby (i) options could be surrendered or canceled in exchange for options with different exercise conditions, awards of a different type and/or cash, (ii) options could be transferred to a financial institution or any other person or entity or (iii) the purchase or subscription price of options could be increased or reduced.
Employee Share Options.   The 2021 Stock Option Plan is expected to provide for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, and non-statutory share options. These employee share options are granted pursuant to employee share option agreements adopted by the board of directors. The board of directors determines the exercise price for an employee share option, within the expected terms and conditions of the 2021 Stock Option Plan. Except as provided in the next sentence, the exercise price of an option granted pursuant to the 2021 Stock Option Plan must equal to the fair market value of the underlying share, which is no less than 95% of the closing price on the day prior to the grant date. With respect to incentive stock options granted to U.S. optionees, the exercise price of an employee share option generally cannot be less than the per share fair market value of our Ordinary Shares on the date of grant, as expected to be defined under the 2021 Stock Option Plan (110% of the per share fair market value for persons, who at the time of grant, own stock representing more than ten percent (10%) of the voting rights of all classes of stock of us or any parent or subsidiary of ours (“10% Owners”)).
Employee share options granted under the delegation under this Proposal No. 17 will vest at the rate specified by the board of directors, but will generally be granted subject to a four-year vesting schedule under which 25% of the employee share options vest upon the first anniversary of the grant date and then an additional 6.25% of the employee share options vest at the end of each quarter thereafter, subject to the optionees’ continued service with the company through each applicable vesting date. Any option granted shall provide for a vesting period of at least one year following the date of grant; provided, however, that a maximum of five percent of the Ordinary Shares reserved for issuance under the delegation under this Proposal No. 17 may be granted hereunder (or may be subject to accelerated vesting) without any minimum vesting condition.
The term of each employee share option is generally ten years (five years for incentive stock options granted to 10% Owners) from the date of grant.
For share options granted under the delegation under this Proposal No. 17, unless a longer period is specified in the notice of grant or otherwise resolved by the board of directors, an employee share option shall remain exercisable, to the extent vested, for three month following an optionee’s termination of continuous status with the company whether such termination is due to the optionee or the company.
In the event that an optionee’s continuous status terminates as a result of the optionee’s disability, unless otherwise resolved by the board of directors, the optionee may exercise vested employee share options at any time within nine months following the date of such termination. In the event of the death of an optionee, unless otherwise resolved by the board of directors, the vested employee share options may be exercised at any time within six months following the date of death, by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance.
Notwithstanding the foregoing, in no event shall an employee share options be exercisable later than the expiration of their term (and in the case of an incentive stock option, three months following the optionee’s termination).

Employee share options may not be transferred in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.
Employee share options granted under the delegation under this Proposal No. 17, including any gain realized upon exercise, shall be subject to any applicable clawback policy in effect as of the grant date of the employee share option or that may be adopted following the grant date to comply with applicable laws.
U.S. Tax Limitations on incentive stock options.   The aggregate fair market value, determined at the time of grant, of our Ordinary Shares issuable under incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our Stock Option Plans may not exceed $100,000. Employee share options, or portions thereof, that exceed such limit will generally be treated as non-statutory share options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own shares possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the exercise price is at least 110% of the fair market value of the shares subject to the employee share option on the date of grant and (2) the term of the incentive stock option does not exceed five years from the date of grant.
Equitable Adjustments.   In the event of the carrying out by the company of any of the financial operations pursuant to Article L. 225-181 of the French Commercial Code as follows: (i) amortization or reduction of share capital, (ii) a change to the allocation of profits, (iii) a distribution of free shares, (iv) capitalization of reserves, profits or issuance premiums, (v) a distribution of reserves, or (vi) an issuance of shares or securities giving right to shares to be subscribed for in cash or by set-off of existing indebtedness offered exclusively to shareholders, the board of directors will take the required measures to protect the interest of the optionees in the conditions set forth in Article L. 228-99 of the French Commercial Code.
Change in Control.   Unless otherwise provided by the board of directors, in the event of a Change in Control (as expected to be defined in the 2021 Stock Option Plan), all outstanding employee share options will be assumed or an equivalent option or right substituted by the successor corporation or one of its affiliates. In the event an employee share option is not assumed or substituted by the successor corporation or an affiliate, the option will accelerate and become fully vested and exercisable prior to the consummation of the Change in Control on such conditions as determined by the board of directors, and we will provide any such optionees with notice that such options will be fully vested and exercisable for a period of time determined by the board of directors. Alternatively, if employee share options are not assumed or substituted in connection with a Change in Control, the board of directors may provide that each option will, upon the occurrence of the Change in Control, be canceled in exchange for a payment in cash or securities equal to (i) the difference between the per-share consideration paid in the Change in Control and the exercise or purchase price subject to the option multiplied by (ii) the number of Ordinary Shares granted under the employee share option.
Amendment and Termination.   Our board of directors will have the authority to amend, alter, suspend, or terminate our 2021 Stock Option Plan, provided that such action does not impair the rights of any optionee without such optionee’s written consent. The 2021 Stock Option Plan is subject to its adoption by our board of directors within 12 months following the approval of its material terms by our shareholders. The Company shall be required to obtain shareholder approval of any amendment to the 2021 Stock Option Plan to the extent necessary and desirable to comply with applicable laws.
Governing Law.   The 2021 Stock Option Plan is expected to be governed by the laws of France.
Certain Federal Income Tax Consequences for U.S. Taxpayers
The following is a summary of certain U.S. federal income tax consequences of an award of employee share options granted under the delegation under this Proposal No. 17, the material terms of which is discussed above. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. The summary discusses only federal income tax laws and does not discuss any state or local or non-U.S. tax laws that may be applicable.
Incentive stock options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an employee share option that qualifies as an incentive stock option under Section 422 of the

Code. If an optionee exercises the option and then later sells or otherwise disposes of the Ordinary Shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the optionee will recognize a capital gain or loss equal to the difference between the sale price of the Ordinary Shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.
However, if the optionee disposes of such Ordinary Shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the Ordinary Shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the Ordinary Shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the Ordinary Shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Ordinary Shares on the exercise date is treated as an adjustment item in computing the optionee’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the Ordinary Shares or provide certain basis adjustments or tax credits.
Non-statutory Stock Options
An optionee generally recognizes no taxable income as the result of the grant of such an employee share option. However, upon exercising the option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the Ordinary Shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Ordinary Shares acquired by the exercise of a non-statutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a non-statutory stock option or the sale of the Ordinary Shares acquired through the exercise of the non-statutory stock option.
New Plan Benefits
Awards under the delegation under this Proposal No. 17 are within the discretion of our board of directors. As a result, the benefits or amounts that will be awarded or allocated thereunder are not determinable at this time. The discretion of our board of directors to make grants under the delegation under this Proposal No. 17 is subject to the overall limit on the number of shares to be issued under our equity incentive programs as awards of free shares, warrants or options being approved pursuant to Proposal No. 18. Non-employee directors are not eligible to receive awards of employee share options under the delegation under this Proposal No. 17. In addition, the MoU governing the Thoma Bravo Transactions restricts our ability to make employee share option grants, and therefore it is possible that no awards will be made pursuant to this delegation of authority.
Mr. Tammana was the only executive officer who received an award of options in 2020. The table below shows, as to him and the various other indicated groups, the number of shares underlying option awards granted by our board of directors during fiscal year 2020. Non-employee directors, other than the chairman of the board of directors, are not eligible to receive awards of stock options.

Name and Principal Position	Number of shares underlying stock option awards	Dollar Value(1) ($)
Krishna Tammana Chief Technology Officer	106,418	1,904,882
All current executive officers (as of December 31, 2020) as a group	106,418	1,904,882
Other persons who received 5 percent of stock option awards	—	—
All current employees (as of December 31, 2020), including current officers who are not executive officers	711,161	9,221,992

(1)
The amount in this column represents the aggregate grant date fair value of stock awards as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718.

Vote Required
Shareholder approval of the delegation of authority to the board of directors to carry out the grant of options to employees of the Company requires the affirmative vote of a two-thirds majority of the votes cast by the shareholders present in person, represented by proxy, or voting by mail at the Annual General Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO
CARRY OUT THE GRANT OF OPTIONS TO EMPLOYEES OF THE COMPANY

PROPOSAL NO. 18
APPROVAL OF THE OVERALL LIMITS ON THE NUMBER OF
SHARES TO BE ISSUED PURSUANT TO PROPOSAL NOS. 15, 16 AND 17
The Company is seeking shareholder approval of a maximum aggregate number of shares that the board of directors may issue pursuant to the authorization to grant free shares under Proposal No. 15, the delegation to grant non-employee warrants under Proposal No. 16, and the authorization to grant options under Proposal No. 17, in an aggregate total amount of up to €184,000 of nominal value in the aggregate representing up to 2,300,000 new shares.
Rationale For Request
In determining the overall limitation being requested for shareholder approval by this proposal, the board of directors considered the following:
•
Remaining Competitive by Attracting and Retaining Talent.   The board of directors considered the importance of maintaining an equity incentive program to attract, retain and reward high-performing employees, consultants, and directors particularly in the highly competitive technology markets in which we compete for talent.

•
Number of Shares Outstanding; Number of Shares Available for Grant.   As of December 31, 2020, 32,010,526 Ordinary Shares are outstanding and if the preceding resolutions are approved, no Ordinary Shares other than the 2,300,000 will be available for new grants of free shares, warrants or options. The Ordinary Shares available for issuance under the Company’s equity incentive programs are not increased due to forfeitures or expiration of outstanding awards from prior delegations.

•
Annual Share Usage.   The annual share usage, or burn rate, under our equity compensation program for the last three fiscal years was as follows is set forth below. The burn rate for fiscal year 2020 was meaningfully higher than in the previous two fiscal years as we heavily relied upon equity compensation in an effort to recruit new executives to our Company as part of the leadership transition in 2020.

	Fiscal Year 2020	Fiscal Year 2019	Fiscal Year 2018	Three-Year Average
A: Stock Options and Warrants Granted	897,471	79,260	55,435	344,055
B: RSUs Granted	1,359,589	1,286,716	837,892	1,161,399
C: PSUs Granted (at maximum)	410,746	351,110	354,349	372,068
D: PSUs Vested and Released	45,395	36,783	41,298	41,159
E: Total Options, Warrants and RSUs Granted and PSUs Vested and Released (A+B+D)	2,302,455	1,402,759	934,625	1,546,613
F: Basic Weighted Average Ordinary Shares Outstanding	31,534,580	30,562,600	29,840,751	30,645,977
G: Burn Rate (E/F)	7.30%	4.59%	3.13%	5.05%

•
Overhang.   Overhang measures the potential dilution to which the Company’s existing shareholders are exposed due to outstanding equity awards. As of March 31, 2021, the Company had outstanding 1,807,220 shares subject to outstanding options and warrants with an average remaining term of 6.1 years and a weighted average exercise price of $23.96 per share, and 2,553,186 outstanding free shares.

•
Forecasted Grant Practices.   We currently forecast that 2,300,000 free shares, warrants and options, in the aggregate under the Company’s equity programs will be sufficient to help us achieve our goals of attracting, motivating, and retaining our employees, directors and other service providers over the next year. This forecast may be impacted by events beyond our control. Our forecasted number is equal to approximately 7.2% of the Company’s Ordinary Shares outstanding as of December 31, 2020. We anticipate cancellation or forfeiture of awards covering approximately 638,000 Ordinary Shares over the next year, based on the Company’s historic rates. If the Company’s expectation for cancellations is accurate, the Company’s net grants (grants less cancellations) over the next year would be approximately 1,662,000 Ordinary Shares, or approximately 5.2% of the Company’s Ordinary Shares outstanding as of December 31, 2020. These forecasts do not take into account the impact of the signing of the MoU with Thoma Bravo and the completion of the Thoma Bravo Transactions that could result in us issuing no awards covering shares being requested for approval under this Proposal No. 18 as described in greater detail in the “Context for this Request” section below.
It is important to note that, pursuant to French law, the 2,300,000 shares will not accumulate with any other shares available for grant so that the maximum number of shares that will be available to grant will be 2,300,000 shares. Other than the shares being requested in this Proposal No. 18 for purposes of the delegations set forth in Proposal No. 15, Proposal No. 16, and Proposal No. 17, no shares will be available for future grants. In particular, shares reserved under the prior plans or prior corresponding shareholder delegations will not be available for future grants. This is different from a standard U.S. company equity plan where any new share authorizations are cumulative.
The equity programs under which free shares, warrants and options may be granted include provisions that are considered best practices for compensation and corporate governance.
•
No Annual Evergreen.   The equity programs do not contain an annual “evergreen” provision that automatically increases the number of share available for issuance each year. As a result, any future issuances of free shares, warrants or options outside of the delegation being requested for approval hereunder will require approval from our shareholders.

•
No Liberal Share Recounting for Outstanding Warrants.   Shares subject to outstanding unexercised warrants granted under prior delegations or to any warrants granted under this delegation, if approved, which, in either case, expire or are canceled without having been exercised pursuant to their terms and conditions will not be available for making future grants of warrants or other awards.

•
No Liberal Share Recounting for Outstanding Free Share Awards.   In case the right to acquire a share for free granted pursuant to prior delegations is canceled before such share is definitively acquired pursuant to its terms and conditions, the relevant underlying share will not be available for making future grants of free shares or other awards.

•
No Liberal Share Recounting for Outstanding Options.   In case employee share options granted pursuant to prior delegations are canceled before such options are exercised pursuant to their terms and conditions, the relevant underlying shares will not be available for making future grants of employee share options or other awards.

•
No Liberal Share Recounting for Free Shares Granted under Proposal No. 15 or Options Granted under Proposal No. 17.   In case the right to acquire a share for free granted pursuant to the delegation under Proposal No. 15 is canceled before such underlying share is definitively acquired pursuant to its terms and conditions and provided that this delegation is still effective pursuant to applicable French law, the relevant underlying share will be available for making future grants of free shares under the delegation set forth in Proposal No. 15. This is the only way a free share granted under Proposal No. 15 may become available for future grant. In all other cases, the relevant underlying share will not be available for future grant under Proposal No. 15. In case an employee share option granted pursuant to the delegation under Proposal No. 17 expires or becomes unexercisable for any reason without having been exercised in full, the unexercised Ordinary Shares subject to such option will again be available for future grant under the 2021 Stock Option Plan, unless the 2021 Stock Option Plan has been terminated. This is the only way shares subject to options granted under Proposal No. 17 may become available for future grant.

•
No Liberal Share Recounting for Subscription Price or Tax Withholding.   French law does not permit an award holder to tender shares to us or have us withhold shares for purposes of satisfying an award’s purchase or subscription price or tax withholding obligations. Therefore, our equity programs do not include provisions whereby shares are tendered to us or withheld by us to pay an award’s purchase or subscription price or to satisfy such award’s tax withholding obligations, in either case, for purposes of making those shares available for future awards.

•
No Option Repricing or Exchange Program Permitted.   The board of directors will not be permitted to implement an option repricing or exchange program with respect to employee share options granted under the delegation under Proposal No. 17 whereby (i) options could be surrendered or canceled in exchange for options with different exercise conditions, awards of a different type and/or cash, (ii) options could be transferred to a financial institution or any other person or entity or (iii) the purchase or subscription price of options could be increased or reduced.

•
Minimum Vesting Requirements.   Awards of free shares generally cannot be acquired through vesting before one year from the date of grant, even in the case of a “change in control” or similar transaction. Our free share awards typically are granted with a four-year vesting term and a default initial vest of two years from the grant date. Employee share options issued pursuant to the delegation under Proposal No. 17 will provide for a minimum vesting period of at least one year following the date of grant; provided, however, that a maximum of 5% of the Ordinary Shares reserved for issuance under the 2021 Stock Option Plan may be granted without any minimum vesting condition (or may be subject to accelerated vesting).

•
Limited Transferability.   Awards of free shares and employee share options generally may not be sold or otherwise transferred before such free shares or the Ordinary Shares underlying the employee share options are definitively acquired.

•
Holding Periods for Free Shares.   Free shares that have been definitively acquired may not be sold or transferred before the second anniversary of their grant date pursuant to French law.

•
No Single-Trigger Vesting Acceleration upon a Change in Control; No Liberal Change in Control Definition.   The vesting of the awards does not automatically accelerate upon a “change in control” or similar transaction. The definition of “change in control” is not considered “liberal.” For example, in connection with a transaction or series of transactions where shareholders sell shares, a “change in control” is triggered only if more than 50% of the shares and voting rights are transferred.

•
No Tax Gross Ups.   Our free share program and employee share option program do not provide for any tax gross ups. When issuing warrants to our independent directors, we typically provide a tax gross up in respect of the additional tax liability our directors incur for the fees paid to the directors to cover the purchase price of the warrants. As we are not permitted to issue free shares to directors, this is done solely to put the directors in the same economic position they would be in had we been able to issue them free shares with no corresponding subscription price, as is typically done for directors of U.S. issuers.

•
No Dividends on Unvested Free Shares or Employee Share Options.   Neither awards of free shares nor employee share options will be entitled to receive any dividends or other distributions with respect to such awards until the underlying free shares vest and are definitively acquired or such options are exercised and the underlying shares are acquired, in each case, pursuant to their terms and conditions.

For the full text of Proposal No. 18, please see Annex A.
Context for the Request
The MoU governing the Thoma Bravo Transactions restricts our ability to make grants of options, warrants, convertible securities or rights to purchase company shares, including free shares, prior to the completion of the Thoma Bravo Transactions. In addition, if the Thoma Bravo Transactions are successfully completed, we do not anticipate making any additional new grants of options, warrants, or free shares following the date of completion. As a result, it is possible that no awards will be made pursuant to delegations of authority under Proposal Nos. 15 to 17, which would be subject to the overall limits pursuant to this Proposal No. 18.
Vote Required
The approval of the overall limits on the number of shares to be issued pursuant to Proposal No. 18 requires the affirmative vote of a two-thirds majority of the votes cast by the shareholders present in person, represented by proxy, or voting by mail at the Annual General Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE OVERALL LIMITS ON THE NUMBER OF
SHARES TO BE ISSUED PURSUANT TO PROPOSAL NOS. 15, 16 AND 17.

PROPOSAL NO. 19
SHARE CAPITAL INCREASE FOR THE ISSUANCE OF
SHARES TO PARTICIPANTS IN A COMPANY SAVINGS PLAN
Proposal No. 19 seeks shareholder approval of the delegation of power to the board of directors to increase the share capitalization of the Company, subject to the limitation that the total par amount of capital increases that may be carried out must not exceed the maximum amount of €44,000, through issuances of shares to employees pursuant to a French company savings plan. Such authority is valid for up to 18 months from the date of this extraordinary general meeting.
Approval of Proposal No. 19 would supersede and replace, and would not be cumulative with, any existing corresponding authorization of our board of directors to grant shares to participants in a company savings plan approved at our 2020 Annual Combined Shareholders’ Meeting.
Although to date we have not implemented any company savings plan involving equity of the Company and thus employees have not received any shares thereunder, the board of directors recommends the approval of this delegation of authority in order to have the ability, if it determines in the future that such a plan is appropriate to strengthen employee and shareholder alignment, to implement a Company savings plan that allows employees to build a portfolio of securities through Company contributions. The sums are unavailable to employees for at least five years, except in exceptional cases where there are early releases of funds. This Company savings plan would maintain the Company’s ability to compensate and incentivize employees competitively and align the incentives of Company employees with corporate performance through equity ownership.
For the full text of Proposal No. 19, please see Annex A.
Vote Required
The approval of the share capital increase for the issuance of shares to participants in a company savings plan, requires the affirmative vote of a two-thirds majority of the votes cast by the shareholders present in person, represented by proxy, or voting by mail at the Annual General Meeting and entitled to vote thereon. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained, or voted blank or void. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE SHARE CAPITAL INCREASE FOR THE ISSUANCE OF SHARES TO
PARTICIPANTS IN A COMPANY SAVINGS PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Ordinary Shares as of February 28, 2021 for:
•
each person or group, known by us to be the beneficial owner of more than 5% of our Ordinary Shares;

•
each of our named executive officers;

•
each of our directors and nominees for director; and

•
all of our current directors and executive officers as a group.

We have based our calculation of the percentage of beneficial ownership on 32,261,732 shares of our Ordinary Shares outstanding as of February 28, 2021. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
As required by SEC rules, we have deemed shares of our Ordinary Shares subject to stock options or BSAs that are currently exercisable or exercisable within 60 days of February 28, 2021 and RSUs and PSUs that are subject to vesting within 60 days of February 28, 2021 to be beneficially owned by the person holding the stock option, BSA, RSU or PSU for the purpose of computing the percentage ownership of that person. These shares, however, are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Talend, Inc., 800 Bridge Parkway, Redwood City, CA 94065. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders:
40 North Management LLC(1)	2,600,000	8.1%
Praesidium Investment Management Company, LLC(2)	2,066,673	6.4%
Putnam Investment Company, LLC(3)	2,040,424	6.3%
Named Executive Officers and Directors:
Christal Bemont(4)	43,908	*
Adam Meister(5)	46,451	*
Ann-Christel Graham(6)	21,668	*
Jamie Kiser(7)	15,767	*
Krishna Tammana	—	—
Nora Denzel(8)	30,725	*
Elizabeth Fetter(9)	3,304	*
Elissa Fink	—	—
Patrick Jones(10)	58,485	*
Ryan Kearny	—	—
Steve Singh(11)	67,139	*
Thierry Sommelet	—	—
Michael Tuchen(12)	735,734	2.2%
All current executive officers and directors as a group (12 persons)(13)	287,447	*

*
Represents beneficial ownership of less than one percent (1%) of our outstanding Ordinary Shares.

(1)
Based on a Schedule 13G/A filed with the SEC on February 5, 2021, as of February 5, 2021, 40 North Management LLC (“40 North”), holds shared voting power with respect to 2,600,000 Ordinary Shares and shared dispositive power with respect to 2,600,000 Ordinary Shares. The address for 40 North is 9 West 57th Street, 47th Floor, New York, New York 10019.

(2)
Based on a Form 13F filed with the SEC on February 16, 2021, as of December 31, 2020, Praesidium Investment Management Company, LLC (“Praesidium”), holds sole voting power with respect to 1,909,012 Ordinary Shares and sole dispositive power with respect to 2,066,673 Ordinary Shares. The address for Praesidium is 1411 Broadway, 29th Floor, New York, New York 10018.

(3)
Based on a Schedule 13G/A filed with the SEC on February 16, 2021, as of December 31, 2020, Putnam Investments, LLC (“Putnam”), holds sole voting power with respect to 4,823 Ordinary Shares and sole dispositive power with respect to 2,040,424 Ordinary Shares. The address for Putnam is 100 Federal Street, Boston, Massachusetts 02210.

(4)
Consists of 43,908 Ordinary Shares underlying RSUs and PSUs that are deemed beneficially owned because vesting of the awards accelerates in the event of Ms. Bemont’s resignation.

(5)
Consists of (i) 2,987 Ordinary Shares held by Mr. Meister, (ii) 24,000 Ordinary Shares issuable upon vesting of RSUs and PSUs scheduled to vest within 60 days of February 28, 2021, and (iii) 40,463 Ordinary Shares underlying RSUs and PSUs (inclusive of 20,999 Ordinary Shares underlying RSUs and PSUs scheduled to vest within 60 days of February 28, 2021) that are deemed beneficially owned because vesting of the awards accelerates in the event of Mr. Meister’s resignation.

(6)
Consists of (i) 682 Ordinary Shares held by Ms. Graham; (ii) 636 Ordinary Shares acquired in March 2021 under our ESPP; and (iii) 20,350 Ordinary Shares underlying RSUs that are deemed beneficially owned because vesting of the awards accelerates in the event of Ms. Graham’s resignation.

(7)
Consists of (i) 257 Ordinary Shares held by Ms. Kiser; (ii) 85 Ordinary Shares acquired in March 2021 under our ESPP; and (iii) 15,425 Ordinary Shares underlying RSUs that are deemed beneficially owned because vesting of the awards accelerates in the event of Ms. Kiser’s resignation.

(8)
Consists of (i) 2,390 Ordinary Shares held by Ms. Denzel and (ii) 28,335 BSAs exercisable within 60 days of February 28, 2021.

(9)
Consists of 3,304 BSAs exercisable within 60 days of February 28, 2021.

(10)
Consists of 58,485 BSAs exercisable within 60 days of February 28, 2021.

(11)
Consists of 18,000 Ordinary Shares held by Mr. Singh and (ii) 49,139 BSAs exercisable within 60 days of February 28, 2021.

(12)
Consists of (i) 38,794 Ordinary Shares held by Mr. Tuchen, (ii) 68,648 Ordinary Shares held of record in IRA accounts for Mr. Tuchen; (iii) 579,945 options exercisable within 60 days of February 28, 2021, (iv) 38,499 Ordinary Shares underlying RSUs and PSUs that are deemed beneficially owned because vesting of the awards accelerates in the event of Mr. Tuchen’s termination of his consulting agreement; and (v) 48,347 Ordinary Shares underlying RSUs and PSUs scheduled to vest within 60 days of February 28, 2021 (inclusive of the 38,499 Ordinary Shares referenced in (iv) above).

(13)
Consists of (i) 24,316 Ordinary Shares held, directly or indirectly, by our current executive officers and directors, (ii) 721 Ordinary Shares acquired in March 2021 under our ESPP; (iii) 139,263 BSAs exercisable within 60 days of February 28, 2021; (iv) 24,000 Ordinary Shares underlying RSUs and PSUs scheduled to vest within 60 days of February 28, 2021, and (v) 120,146 Ordinary Shares (inclusive of 20,999 Ordinary Shares scheduled to vest within 60 days of February 28, 2021) underlying RSUs and PSUs that are deemed beneficially owned because vesting of the awards accelerates in the event the individual resigns.

RELATED PERSON TRANSACTIONS
In addition to the compensation arrangements, including employment, consultant, termination of employment and change in control arrangements discussed above in the sections titled “Board of Directors and Corporate Governance — Director Compensation” and “Executive Compensation,” we describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, nominees for director, executive officers, or holders of more than 5% of our outstanding share capital, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.
Transactions with our Principal Shareholders, Directors and Executive Officers
Shareholder Agreement
We have entered into the Shareholder Agreement with entities affiliated with Balderton Capital, Bpifrance Investissement, Idinvest Partners and Silver Lake Sumeru, which are referred to as our Major Shareholders. The Shareholder Agreement, as further described below, contains specific rights, obligations, and agreements of these parties as holders of our Ordinary Shares or equity securities representing our Ordinary Shares (including the ADSs), which we refer to herein, collectively, as Company Securities. In addition, the Shareholder Agreement contains provisions related to the composition of our board of directors. As of December 31, 2020, none of the Major Shareholders retained any beneficial ownership of our Ordinary Shares and we have no material remaining obligations under the Shareholder Agreement.
Voting Rights
Under the Shareholder Agreement, our existing shareholders that are affiliated with our Major Shareholders agreed to take all necessary action, including casting all votes to which such existing shareholders are entitled to cast at any general or special meeting of shareholders, so as to ensure that the composition of our board of directors complies with (and includes all of the nominees in accordance with) the provisions of the Shareholder Agreement related to the composition of our board of directors. As of December 31, 2020, none of the Major Shareholders continued to satisfy the requirements to nominate any director and as such no Major Shareholder is subject to the voting agreement provisions in the Shareholder Agreement.
Registration Rights
Under the Shareholder Agreement, certain holders of Company Securities had the right, subject to certain limitations, to demand that we register the sale of Company Securities held by them, other than Company Securities (i) which have previously been registered, (ii) which have been sold to the public either pursuant to a registration statement or Rule 144, or (iii) which have been sold in a private transaction in which the transferor’s rights under the Shareholder Agreement are not validly assigned in accordance with the Shareholder Agreement (which we refer to herein, collectively, as Registrable Securities).
In addition, certain holders of Company Securities had the right to request that we register the sale of Registrable Securities to be sold by them on Form F-3 or Form S-3 (as applicable) and, no more than three times during any 12-month period, each such holder could demand that we make available shelf registration statements permitting sales of Registrable Securities into the market from time to time over an extended period. Subject to certain limitations, at any time when we had an effective shelf registration statement, certain shareholders each had the right to make no more than two marketed takedown demands during any 12-month period.

In addition, certain holders of Company Securities had the ability to exercise certain piggyback registration rights in respect of Registrable Securities in connection with registered offerings requested by certain other shareholders or initiated by us.
With respect to each Major Shareholder, registration rights under the Shareholder Agreement terminate on the earlier of (i) the date when all Registrable Securities could immediately be sold under Rule 144 and the Registrable Securities for each Major Shareholder represented less than one percent of the Company Securities, and (ii) on the seven-year anniversary of the date of our IPO. This termination provision has been triggered with respect to each Major Shareholder.
Center ID Transaction
During 2020 we engaged in a pilot program to assess the use of an expense management platform and corresponding corporate credit card provided by Center ID, a fintech company, which is majority owned by Steve Singh, the chairman of our board of directors. In addition, Mr. Singh’s son, Naveen Singh, is the chief executive officer of Center ID. In the first quarter of 2021, we began a broader roll out of the Center ID expense management platform and corporate credit card. We do not make payments to Center ID in connection with the use of its expense management platform or corporate credit card. Rather, Center ID charges merchant fees to vendors, which are a percent of the transaction value charged to the Center ID credit card. During 2020 and through March 31, 2021, we have used the Center ID corporate credit card and expense management platform for transactions totaling approximately $200,000. We estimate that Center ID has derived approximately $3,000 from such transactions.
Agreements with our Directors and Officers
Employment and Related Agreements
For a discussion of our employment agreements with our executive officers, see “Executive Compensation”.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers, which require us to provide our directors and executive officers the benefit of an insurance policy providing coverage for certain expenses and liabilities incurred in actions and proceedings arising of any event or occurrence related to the director’s or executive officer’s service to us or to another corporation, partnership, joint venture, trust or other enterprise at our request. Under French law, provisions of by-laws that limit the liability of directors are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.
We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act, and we have entered into agreements with our directors and executive officers to provide contractual indemnification to bear attorneys’ fees and costs that are not otherwise covered by insurance for directors prevailing in a third-party action.
We believe that this insurance and these agreements are necessary to attract qualified directors and executive officers.
Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured against certain liabilities in their capacity as members of our board of directors.
Employment Arrangement
Corinne Chaumont-Bride, the spouse of Laurent Bride, our former Chief Operating Officer and Chief Technology Officer, is employed by one of our subsidiaries, Talend, Inc. Since the beginning of fiscal 2020, she received from us cash compensation, comprised of base pay, cash bonuses and 401(k) employer matching contributions, of approximately $154,000 in 2020 and approximately $39,000 in fiscal 2021 through March 31, 2021, and a time-based RSU award grant of 900 Ordinary Shares approved by the board of directors in 2020 with an aggregate grant date fair market value of $27,936. Her compensation is consistent with other employees at her level, with similar responsibilities, skill, experience, and performance. She also participates in company benefit programs generally available to similarly situated employees.
Other Transactions
Bpifrance Financement provides advances for research and development projects, which we reimburse should the project be successful. Bpifrance Financement is registered as a bank with the French Banking Authority. Thierry Sommelet, one of our directors, is a director of Bpifrance Investissement (an affiliate of Bpifrance Financement), which was a greater than 5% shareholder of ours during part of 2020.
In connection with our acquisition of Restlet SAS in November 2017, we assumed debt totaling $1.2 million related to advances for research and development projects from Bpifrance Financement to Restlet SAS. During fiscal 2020, we made payments to Bpifrance Financement of $0.7 million. As of December 31, 2020, the debt had been completely repaid.
Mark Nelson, a former member of our board of directors who resigned as a member of our board of directors on November 17, 2020, also served as the Executive Vice President of Product Development at Tableau Software, Inc., a software company, during his tenure as one of our directors. Tableau, Inc. is also a wholly-owned subsidiary of Salesforce.com. Inc., a software company. We have purchased and may purchase from time to time, software and other products and services from each of Tableau Software, Inc. and Salesforce.com, Inc. in the ordinary course of business and Tableau Software, Inc. and Salesforce.com, Inc. have purchased and may from time to time purchase software and other services from us in the ordinary course of business. Mr. Nelson did not participate in negotiations involving and does not have a direct or indirect material interest in these transactions.
Policies and Procedures for Related Party Transactions
Our audit committee has the primary responsibility for reviewing related party transactions and recommending approval to the board of directors, which under French law must make the final determination. We have a formal written policy providing that a related party transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our share capital, or any member of the immediate family of any of the foregoing persons, and in which such party has a direct or indirect material interest. In reviewing any related party transaction, our audit committee and board of directors is to consider the relevant facts and circumstances available to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our audit committee and board of directors has determined that certain transactions will be deemed to be pre-approved by our audit committee and board of directors, including certain executive officer and director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our Ordinary Shares and all holders of our Ordinary Shares received the same benefit on a pro rata basis, and transactions available to all employees generally.

OTHER MATTERS
Incorporation by Reference
The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We are incorporating by reference the following, which includes the information required by Item 13(a) of Schedule 14A:
•
Sections of our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021: “Part II. Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Part II. Item 7A — Quantitative and Qualitative Disclosure about Market Risk,” “Part II. Item 8 — Financial Statements and Supplementary Data” and “Part II. Item 9 — Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”.

Fiscal Year 2020 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2020 are included in our Annual Report on Form 10-K, which we will make available to shareholders at the same time as this proxy statement. This proxy statement and our annual report are posted on the Financial Information section of our website at https://investor.talend.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Talend S.A., Attention: General Counsel, 5-7 rue Salomon de Rothschild, 92150 Suresnes, France.
*      *      *
The board of directors does not know of any other matters to be presented at the Annual General Meeting. If any additional matters (amendments ou resolutions nouvelles) are properly presented during the Annual General Meeting, a vote against such matter will be cast unless the specific box in the enclosed proxy card is checked to abstain from voting or give a proxy either to the chairman of the Annual General Meeting or to the person named in the enclosed proxy card.
It is important that your shares of our Ordinary Shares be represented at the Annual General Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote in accordance with the procedures described herein.
THE BOARD OF DIRECTORS
April 29, 2021

ANNEX A
ENGLISH TRANSLATION OF THE FULL TEXT OF RESOLUTIONS TO BE
VOTED ON AT THE ANNUAL GENERAL MEETING
RESOLUTIONS SUBMITTED TO THE COMBINED SHAREHOLDERS’ MEETING AS OF JUNE 29, 2021
Within the authority of the Ordinary Shareholders’ Meeting
First Resolution
Ratification of the provisional appointment of Ms. Elissa Fink as Director.
The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings, having considered the Board of Directors’ report,
having noted that the Board of Directors, by written consultation dated November 17, 2020, appointed on a provisional basis Ms. Elissa Fink as a director to replace Mr. Michael Tuchen, who has resigned, for the remaining period of the latter’s term of office, i.e. up to the Ordinary General Shareholders’ Meeting called to approve the financial statements for the financial year ending December 31, 2021, ratifies the co-optation of Ms. Elissa Fink as a director and, as far as necessary, any grant of warrants and payment of attendance fees decided by the Board of Directors since her appointment.
Second Resolution
Ratification of the provisional appointment of Mr. Ryan Kearny as Director.
The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings, having considered the Board of Directors’ report,
having noted that the Board of Directors, by written consultation dated November 17, 2020, appointed on a provisional basis Mr. Ryan Kearny as a director to replace Mr. Mark Nelson, who has resigned, for the remaining period of the latter’s term of office, i.e. up to the Ordinary General Shareholders’ Meeting called to approve the financial statements for the financial year ended December 31, 2020, ratifies the co-optation of Mr. Ryan Kearny as a director and, as far as necessary, any grant of warrants and payment of attendance fees decided by the Board of Directors since his appointment.
Third Resolution
Renewal of the term of office of Mr. Ryan Kearny as a director.
The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings, having considered the Board of Directors’ report,
having noted that the term of office of Mr. Ryan Kearny expires at the end of this General Meeting, renews the term of office of Mr. Ryan Kearny as a director for a period of three (3) years expiring at the end of the annual general meeting called to approve the financial statements for the year ending December 31, 2023.
Mr. Ryan Kearny has already indicated that he accepts the renewal of his mandate as director and is not subject to any conflict likely to prohibit him from serving this term.

Fourth Resolution
Renewal of the term of office of Mr. Patrick Jones as a director.
The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings, having considered the Board of Directors’ report,
having noted that the term of office of Mr. Patrick Jones expires at the end of this General Meeting, renews the term of office of Mr. Patrick Jones as a director for a period of three (3) years expiring at the end of the annual Ordinary General Meeting called to approve the financial statements for the year ending December 31, 2023.
Mr. Patrick Jones has already indicated that he accepts the renewal of his mandate as director and is not subject to any conflict likely to prohibit him from serving this term.
Fifth Resolution
Renewal of the term of office of Ms. Christal Bemont as a director.
The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings, having considered the Board of Directors’ report,
having noted that the term of office of Ms. Christal Bemont expires at the end of this General Meeting, renews the term of office of Ms. Christal Bemont as a director for a period of three (3) years expiring at the end of the annual Ordinary General Meeting called to approve the financial statements for the year ending December 31, 2023.
Mrs. Christal Bemont has already indicated that she accepts the renewal of her mandate as director and is not subject to any conflict likely to prohibit her from serving this term.
Sixth Resolution
Approval, on an advisory basis, of the compensation of our named executive officers.
The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings, having considered the Board of Directors’ report,
approves, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.
Seventh Resolution
Approval of the financial statements for the year ended December 31, 2020.
The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings, having considered the Board of Directors’ management report on the Company’s business and situation during the financial year ended December 31, 2020, the financial statements for the aforementioned year and the Statutory Auditors’ report on the performance of their responsibilities during the year, approves the financial statements for the year ended December 31, 2020, as presented to it, as well as the transactions reflected in these accounts and summarized in these reports, duly notes that these annual financial statements do not address excess amortization and non-deductible amortization and that the amount of the non-deductible expenses referred to in Article 39-4 of the French General Tax Code during the financial year amounts to €0 and consequently approves these expenses and the corresponding tax.
Eighth Resolution
Allocation of earnings for the year ended December 31, 2020.
The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings, having considered the Board of Directors’ management report, recognizing that the losses for the year ended December 31, 2020 amount to a total of €33,732,908, resolves to allocate these losses to “retained earnings”, the balance of which, after this allocation, will amount to €170,081,749,
In accordance with applicable legal provisions, it is recalled that no dividend has been paid in respect of any of the past three years.
Ninth Resolution
Approval of the consolidated financial statements for the year ended December 31, 2020.
The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings, having considered the report on the management of the group during the financial year ended December 31, 2020, the financial statements for the aforementioned year and the Statutory Auditors’ report on the financial statements, approves the annual financial statements for the year ended December 31, 2020 as presented which show a comprehensive loss of $83.8 million, and also the transactions reflected in these financial statements and summarized in these reports.
Tenth Resolution
Approval of an indemnification agreement entered into with Ms. Elissa Fink (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code).
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for Ordinary Shareholders’ Meetings, having considered the special report of the Statutory Auditors concerning the agreements and undertakings referred to as in Article L. 225-38 of the French Commercial Code,
having noted that the Board of Directors, by written consultation dated November 17, 2020, authorized the conclusion of an indemnification agreement between the Company and Ms. Elissa Fink, director, approves, in accordance with Article L. 225-40 of the French Commercial Code, the indemnification agreement entered into between the Company and Ms. Elissa Fink, director.
Eleventh Resolution
Approval of an indemnification agreement entered into with Mr. Ryan Kearny (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code).
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for Ordinary Shareholders’ Meetings,

having considered the special report of the Statutory Auditors concerning the agreements and undertakings referred to as in Article L. 225-38 of the French Commercial Code,
having noted that the Board of Directors, by written consultation dated November 17, 2020, authorized the conclusion of an indemnification agreement between the Company and Mr. Ryan Kearny, director, approves, in accordance with Article L. 225-40 of the French Commercial Code, the indemnification agreement entered into between the Company and Mr. Ryan Kearny, director.
Twelfth Resolution
Approval of a consulting agreement entered into with Mr. Michael Tuchen (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code).
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for Ordinary Shareholders’ Meetings, having considered the special report of the Statutory Auditors concerning the agreements and undertakings referred to as in Article L. 225-38 of the French Commercial Code,
having noted that the Board of Directors, during its meeting held on August 4, 2020, authorized the conclusion of a consulting agreement between the Company and Mr. Michael Tuchen, director, approves, in accordance with Article L. 225-40 of the French Commercial Code, the consulting agreement entered into between the Company and Mr. Michael Tuchen, director.
Thirteenth Resolution
Approval of a separation agreement and release agreement entered into with Mr. Laurent Bride (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code).
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for Ordinary Shareholders’ Meetings, having considered the special report of the Statutory Auditors concerning the agreements and undertakings referred to as in Article L. 225-38 of the French Commercial Code,
having noted that the Board of Directors, during its meeting held on November 3, 2020, authorized the conclusion of a separation agreement and release between the Company and Mr. Laurent Bride, Deputy Managing Director,
approves, in accordance with Article L. 225-40 of the French Commercial Code, the separation agreement and release entered into between the Company and Mr. Laurent Bride, Deputy Managing Director.
Fourteenth Resolution
Ratification of the selection of KPMG LLP as the independent registered public accountant for the Company for the fiscal year ending December 31, 2021 with respect to the Company’s financial statements prepared in accordance with generally accepted accounting principles in the United States for SEC reporting purposes.
The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings, recalls that KPMG SA and VACHON et ASSOCIES are and will remain the statutory auditors of the Company until the end of the Ordinary General Meeting of shareholders called to approve the financial statements for the year ending December 31, 2023, notes that pursuant to an engagement letter entered into between the Company and KPMG LLP, the Company has mandated KPMG LLP for the special mission of serving as the independent registered public accountant for the Company for the fiscal year ending December 31, 2020 and for each subsequent fiscal year until terminated by either party to this letter, with respect to the Company’s financial statements prepared in accordance with generally accepted accounting principles in the United States for SEC reporting purposes, notes that this agreement was approved by the Audit Committee of the Board of Directors of the Company and signed by the Chief Executive Officer on March 30, 2020, decides to ratify the nomination of KPMG LLP for the said special mission.
Within the authority of the Extraordinary Shareholders’ Meeting
Fifteenth Resolution
Delegation of authority given to the Board of Directors to grant existing and/or newly issued free ordinary shares of the Company to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L.225-197-1 et seq. of the French Commercial Code with automatic waiver of the shareholders’ subscription right.
The General Shareholders Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings, having considered the Board of Directors’ report and the Statutory Auditors’ special report, in accordance with the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code.
authorizes the Board of Directors, under Articles L. 225-197-1 et seq. of the French Commercial Code, to grant, on one or more occasions, free existing or newly issued Company ordinary shares to salaried employees, or certain categories of them of the Company or companies or economic interest groups related to the Company who meet the conditions provided for in Article L. 225-197-2 of the said Code, and / or to the corporate officers of the Company who meet the conditions stipulated in Article L. 225-197-1, II of the French Commercial Code, on the terms stipulated below, resolves to set the total number of free ordinary shares that may be granted by the Board of Directors pursuant to this authorization at 2,300,000, with a par value of €0.08 per ordinary share and that the Board of Directors will be able to modify the number of free ordinary shares granted in case of operations on the share capital of the Company occurring before the end of the “Vesting Period” as defined here below, in order to protect the rights of the beneficiaries, resolves that the total number of free ordinary shares granted by the Board of Directors pursuant to this authorization may never exceed:
(i)
the overall limit of 10% of the existing share capital of the Company as of the date of the granting decision, or

(ii)
the overall limit of 30% of the existing share capital of the Company as of the date of the granting decision provided that the conditions set forth under article L. 225-197-1, I paragraph 3 are met: the free shares granted by the Board of Directors benefit to all salaried employees of the Company and of the companies and economic interest groups included in the granting decision in question and the difference between the number of shares granted by the Board of Directors to each employee beyond the percentage of 10% may not exceed a ratio of one to five;

and shall be deducted from the overall limit provided by the Eighteenth Resolution below, resolves that the granting of the ordinary shares to the beneficiaries shall be final, subject to the conditions or criteria that may be set by the Board of Directors being met, at the end of a period of at least one (1) year (the “Vesting Period”) and that the beneficiaries of the shares must, where applicable, hold them during a period set by the Board of Directors (the “Holding Period”) which, combined with the Vesting Period, may not be less than two (2) years, resolves, notwithstanding the foregoing provisions, that the ordinary shares shall be definitely granted before the end of the term of the Vesting Period and freely transferable in the event of the disability of the beneficiary corresponding to the second or third category referred to in Article L. 341-4 of the French Social Security Code,
resolves that the duration of the Vesting Period and, where applicable, the Holding Period, shall be set by the Board of Directors in accordance with the above-mentioned limits, resolves that the Board of Directors shall determine the holding period applying to the corporate officers of the Company, in accordance with Article L. 225-197-1, II paragraph 4 of the French Commercial Code.
notes that, in accordance with the provisions of Article L. 225-197-1 of the French Commercial Code, when the granting involves newly issued ordinary shares, this authorization automatically entails, in favor of the beneficiaries of the free share granting, the waiver by shareholders of their preferential subscription right to the newly issued shares, with the corresponding share capital increase being fully completed by sole virtue of the final granting of the shares to the beneficiaries, authorizes the Board of Directors, when the granting will concern newly issued shares, to proceed with one or more capital increase(s) through the capitalization of premiums, reserves, profits or other sums in order to grant shares subject to the conditions provided under this resolution and acknowledges that it shall imply the waiver by shareholders in favor of the beneficiaries of free shares, of the portion of premiums, reserves, profits or other sums which would be used in the event of the issuance of new shares at the end of the Vesting Period and, for which purpose, all powers are delegated to the Board of Directors, resolves to give all powers to the Board of Directors necessary to implement this resolution within the limits set our above and, in particular, in order to:
-
determine whether the free ordinary shares to be issued are existing or new ordinary shares and, as the case may be, to change its choice before the free ordinary shares are definitely granted,

-
decide on the identity of the beneficiaries of the granting and the number of shares that may be granted to each of them, provided that the Board of Directors ensures that the conditions set forth under Article L. 225-197-1, I paragraph 3 of the French Commercial Code referred above are met when the number of shares granted exceeds the overall limits of 10% or 30% of the existing share capital of the Company as of the date of the granting decision,

-
set the conditions and, as the case may be, the criteria to grant the ordinary shares, notably the Vesting Period and, where appropriate, the duration of the Holding Period, and

-
ensure existing reserves are sufficient and transfer to a blocked reserve account upon each granting, the amounts required to pay for the new shares to be granted,

where applicable:
-
decide, in due course, the capital increase(s) relating to any issuance of new ordinary shares that are freely granted through the capitalization of premiums, reserves or profits and to proceed with the issuance of new ordinary shares for free;

-
acquire the shares, where applicable, that are necessary for the delivery of any existing shares that are freely granted;

-
take any appropriate measures to ensure beneficiaries’ compliance with the required holding obligation;

-
make any necessary adjustments in accordance with legal or regulatory provisions and, where applicable, contractual stipulations, to protect the rights of holders of securities and other rights giving access to the Company’s share capital,

-
make any decision to get the securities and securities so issued admitted to trading on the Nasdaq

Global Market in the United States of America or on any other market on which the Company’s shares would then be listed and,
-
generally, in the context of legislation in effect, do all that is required to implement this resolution.

acknowledges that this delegation supersedes the unused portion of any previous delegation with the same purpose, acknowledges the fact that if the Board of Directors makes use of the present authorization, it will inform the Ordinary General Meeting annually of the transactions carried out pursuant to Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code, on the terms stipulated in Article L. 225-197-4 of said Code, decides that this delegation is granted for a period of thirty-eight (38) months from the date of this meeting.
Sixteenth Resolution
Delegation of authority given to the Board of Directors to issue share warrants (bons de souscription d’actions), without shareholders’ preferential subscription right for the benefit of a category of persons meeting certain characteristics.
The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings, having considered the Board of Directors’ report and the Statutory Auditors’ special report, in accordance with the provisions of Articles L. 228-91 et seq., Articles L. 225-129 et seq. and Articles L. 225-132 et seq. of the French Commercial Code,
delegates to the Board of Directors its authority to issue a maximum number of 2,300,000 warrants (“BSAs”), it being specified that this number be deducted from the overall limit provided by the Eighteenth Resolution below, resolves that each BSA shall give entitlement to subscribe to one ordinary share of the Company with a par value of €0.08, representing a capital increase of a maximum par amount of €184,000, resolves that the issue price of a BSA shall be determined by the Board of Directors on the date the BSA is issued in accordance with its characteristics and shall be at least equal to the equivalent in Euros of 5% of the volume-weighted average price of the ordinary shares of the Company (whether or not in the form of American Depositary Shares) over the last five (5) trading sessions on the Nasdaq Global Market preceding the date of allocation of the aforementioned BSA by the Board of Directors, resolves to waive, for these BSAs, the shareholders’ preferential subscription right and to reserve the subscription in favor to the following category of persons:
-
directors of the Company or of one of its subsidiaries according to the date of allocation of the BSAs, who are not employees or managers of the Company or of one of its subsidiaries,

-
independent members of any committee that the Board of Directors of the Company has established or will establish, and

-
any natural or legal person related to the Company or to one of its subsidiaries by means of a consultancy agreement,

(the “Beneficiaries”),
resolves, in accordance with the provisions of Article L. 225-138-I of the French Commercial Code, to delegate to the Board of Directors the powers to determine the list of Beneficiaries and number of BSAs allocated to each Beneficiary designated as such, authorizes the Board of Directors, within the limits of the foregoing, to issue and allocate BSAs, on one or more occasions, to each Beneficiary, resolves to delegate to the Board of Directors the powers to determine, for each Beneficiary, the terms and conditions for exercising BSAs and, in particular, the issue price of BSAs and the BSA exercise schedule, it being specified that these must be exercised no later than ten (10) years from their issuance and that the BSAs not exercised at the expiry of this ten (10) year period shall automatically lapse, resolves that each BSA will allow the subscription of one ordinary share with a par value of €0.08 at an exercise price determined by the Board of Directors on the date of issuance of the BSAs, which must be at least equal to the equivalent in Euros of the closing price in US dollars of an ordinary share (whether or not in the form of American Depositary Shares) on the Nasdaq Global Market on the day preceding the Board of Directors’ decision to allocate the BSAs, resolves that the ordinary shares thus subscribed must be fully paid up at the time of their subscription, either by cash or through offsetting of any debt, resolves that the new shares delivered to the Beneficiary upon the exercise of their BSAs shall be subject to all legal provisions and shall carry dividend rights from the first day of the financial year in which they are issued, resolves that the BSAs shall be transferable. They shall be issued in registered form and held in an administered account, resolves to issue a maximum of 2,300,000 ordinary shares to which the BSAs issued shall grant entitlement, acknowledges that, in accordance with the provisions of Articles L. 228-91 and L. 225-132 of the French Commercial Code, the decision to issue BSA shall imply that the shareholders waive their preferential subscription right to the shares to which the BSA issued entitles, immediately and/or in the future, for the benefit of the holders of those securities;
recalls that pursuant to Article L. 228-98 of the French Commercial Code:
-
in the event of capital decrease caused by losses through the reduction in the number of shares, the rights of the BSA holders as regards the number of shares to be received upon exercise of the BSA shall be reduced accordingly as if the said holders had been shareholders as from the issuance date of the BSA;

-
in the event of capital decrease caused by losses through the reduction of the nominal value of shares, the subscription price of the shares to which the BSA give right shall not vary, the issue premium being increased by the amount of the reduction in the nominal value, resolves further that:
-
in the event of capital decrease, non-caused by losses, through the reduction of the nominal value of shares, the subscription price of the shares to which the BSA give right will be reduced proportionally;

-
in the event of capital decrease, non-caused by losses, through the reduction in the number of shares, the BSA holders, if they exercise their BSA, shall be able to request the redemption of their shares in the same conditions as if they had been shareholders at the time of redemption by the Company of its own shares;

resolves, as stipulated in Article L. 228-98 of the French Commercial Code, that the Company is authorized, without having to request the authorization of the BSA holders, to modify its form and corporate purpose, recalls that pursuant to the provisions of Article L. 228-98 of the French Commercial Code, the Company may neither amend the rules for distributing its profits, nor redeem its capital or create preference shares involving such a modification or redemption unless so authorized by the contract of issuance or in the circumstances stipulated in Article L. 228-103 of the French Commercial Code and subject to making the provisions necessary to maintain the rights of the holders of securities giving access to the capital of the Company according to the conditions defined in Article L. 228-99 of the French Commercial Code, decides, in the event that it would be necessary to proceed with the adjustment provided for in Article L. 228-99 3° of the French Commercial Code, that the adjustment would be made by applying the method provided for by Article R. 228-91 of the French Commercial Code, it being specified that the value of the preferential subscription right as well as the value of the share before removal of the subscription right would, if necessary, be determined by the Board of Directors depending on the subscription, exchange or sale price per share fixed during the last transaction involving the Company’s capital (capital increase, contribution of securities, sales of shares, etc.) during the six (6) months preceding the Board of Directors’ decision or, failing the completion of such an operation during this period, depending on the actual and/or forecast turnover of the Company or any other financial parameter which will appear relevant to the Board of Directors (and which will be validated by the Company’s Statutory Auditors), authorizes the Company to impose on the holders of BSAs the repurchase or redemption of their rights as stipulated in Article L. 228-102 of the French Commercial Code,
resolves to give all powers to the Board of Directors to implement this resolution within the limits set out above and, in particular, in order to:
-
determine the subscription price of the BSAs and of the shares to which they give right pursuant to the terms of this resolution;

-
issue and allocate BSAs and to decide the conditions of their exercise and the final terms and conditions of the BSAs, including the exercise schedule, in accordance with the provisions of this resolution and within the limits set by this resolution, it being specified that the terms and conditions can differ from a beneficiary to another;

-
collect BSAs’ subscriptions and the related payments;

-
report the number of ordinary shares issued following the exercise of BSAs, carry out the formalities following the corresponding capital increases and make the relevant amendments to the Bylaws;

-
take all measures to ensure that BSA holders are protected in the event of a financial transaction involving the Company and in accordance with the legal and regulatory provisions in effect;

-
make any decision to get the shares issued following the exercise of BSAs (whether or not in the form of American Depositary Shares) admitted to trading on the Nasdaq Global Market in the United States of America or on any other market on which the Company’s shares would then be listed and,

-
generally, in the context of legislation in effect, do all that is required to implement this resolution.

acknowledges that this delegation supersedes the unused portion of any previous delegation with the same purpose, decides that this delegation is granted for a period of eighteen (18) months from the date of this meeting.
Seventeenth Resolution
Delegation of authority given to the Board of Directors to grant options to subscribe for new ordinary shares or options to purchase ordinary shares of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L. 225-180 et seq. of the French Commercial Code.
The General Shareholders Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

having considered the Board of Directors’ report and the Statutory Auditors’ special report, in accordance with the provisions of Articles L. 225-177 et seq. of the French Commercial Code,
authorizes the Board of Directors, pursuant to Articles L. 225-177 to L. 225-185 of the French Commercial Code, to grant options giving the right to subscribe or to purchase ordinary shares of the Company, in one or several times, to salaried employees, or certain of them, of the Company or companies or economic interest groups related to the Company who meet the conditions stipulated in the last paragraph of Article L. 225-177 of the said Code and/or to the corporate officers of the Company who meet the conditions stipulated in Article L. 225-185 of the French Commercial Code, on the terms stipulated below, resolves that the options granted by the Board of Directors pursuant to this authorization may not give an entitlement to subscribe or purchase for more than 2,300,000 ordinary shares of the Company with a par value of €0.08 each and that the Board of Directors will be able to modify the number of shares underlying the options in case of operations on the share capital of the Company in order to protect the rights of the beneficiaries, it being specified that this number shall be deducted from the overall limit provided by the Eighteenth Resolution below, and the total number of shares to be issued on exercise of issued but unexercised options to subscribe shares may never exceed one third of the share capital, resolves that this authorization includes, in favor of the beneficiaries of options to subscribe shares, an express waiver by shareholders of their preferential subscription right with respect to shares that may be issued as options to subscribe shares are exercised, and shall be implemented in accordance with the terms and conditions provided by applicable laws and regulations in force on the day the options to subscribe shares are granted, decides that the purchase or subscription price per share that may be issued pursuant to this resolution shall be fixed by the Board of Directors in accordance with the provisions of Article L. 225-177 of the French Commercial Code and shall be equal to the equivalent in Euros of at least 95% of the closing trading price of an ordinary share of the Company (whether or not in the form of an American Depositary Share) admitted to trading on the Nasdaq Global Market in the United States of America on the last trading day before the grant date, it being specified that when an option allows its beneficiary to buy shares previously purchased by the Company, its exercise price, without prejudice to the foregoing and in accordance with the applicable legal provisions, may also not be less than 80% of the average price paid by the Company for all of the shares that it may previously have purchased, recalls that the subscription or purchase price for the shares to which the options give right cannot be modified during the term of the options, provided that, if the Company were to carry out one of the transactions referred to in Article L. 225-181 of the French Commercial Code, it shall take the necessary steps to protect the interests of the beneficiaries of the options under the conditions provided in Article L. 228-99 of the French Commercial Code, resolves that in the event of the issue of new shares or new securities giving access to the Company’s share capital in connection with a merger or demerger of the Company, the Board of Directors may suspend, if necessary, the exercise of options, resolves that, in the event the adjustment referred to in Article L. 228-99 3° of the French Commercial Code is necessary, the adjustment would be realized by applying the method provided in Article R. 228-91 of the French Commercial Code, provided that the value of the preferential subscription right and the value of the share before detachment of the preferential subscription right would, if necessary, be determined by the Board of Directors based on the subscription, exchange or sale price per share used for the last transaction with respect to the share capital of the Company (capital increase, contributions-in-kind of securities, sale of shares, etc.) during the six (6) months preceding such meeting of the Board of Directors, or, if no such transaction occurred, based on other financial parameters deemed appropriate by the Board of Directors (which parameters will be validated by the Statutory Auditors of the Company), sets the term of the options at ten (10) years from their allocation, provided that this term may be shortened by the Board of Directors for beneficiaries residing in a specific country insofar as necessary to comply with the laws of such country, resolves to give all powers to the Board of Directors necessary to implement this resolution within the limits set out above and, in particular, in order to:
-
determine the nature of the options granted (options to subscribe for or purchase shares) and whether the options granted give entitlement to new shares or existing shares and, if need be, to change its choice before the relevant exercise date,

-
determine the identity of beneficiaries of options to subscribe shares or options to purchase shares, as well as the number of options to grant to each beneficiary,

-
set the purchase and/or subscription price of the shares underlying the options, within the limits set forth above, provided that the subscription price per share shall be at least equal to the par value of the share,

-
ensure that number of options to subscribe shares granted by the Board of Directors is set such that the total number of options to subscribe shares granted but not exercised does not give rights to subscribe to a number of shares exceeding a third of the share capital,

-
determine the modalities of options to subscribe shares or options to purchase shares plan and set the conditions in which the options will be granted, including, in particular, the schedule of exercise of options granted, which may vary according to the holders; provided that these conditions may include clauses prohibiting immediate resale of all or part of the shares issued upon exercise of the options, within the limits set by applicable law,

-
acquire shares of the Company, if any, as necessary for the allocation of any shares to which options to purchase shares give right,

-
complete, either itself or through a representative, all acts and formalities in order to finalize the capital increases that may be effected pursuant to the authorization subject to this resolution,

-
charge, if it deems necessary, fees of capital increases from the amount of premiums related to these increases and deduct from this amount the necessary sums to bring the legal reserve to a tenth of the new share capital following any increase,

-
make any decision to get the shares issued following the exercise of the options (whether or not in the form of American Depositary Shares) admitted to trading on the Nasdaq Global Market in the United States of America or on any other market on which the Company’s shares would then be listed,

-
modify the Company’s Bylaws in connection herewith and,

-
generally, in the context of the legislation in effect, do all that is required to implement this resolution,

resolved that the Board of Directors shall inform the ordinary shareholders’ meeting every year of the transactions completed pursuant to this resolution, acknowledges that this delegation supersedes the unused portion of any previous delegation with the same purpose, acknowledges the fact that if the Board of Directors makes use of the present authorization, it will inform the ordinary general meeting annually of the transactions carried out pursuant to Articles L. 225-177 et seq. of the French Commercial Code, on the terms stipulated in Article L. 225-184 of said Code, decides that the delegation granted to the Board of Directors is valid for a period of thirty-eight (38) months from this meeting.
Eighteenth Resolution
Overall limits on the amount of issues under the Fifteenth Resolution, Sixteenth Resolution and Seventeenth Resolution above.
The Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

having considered the Board of Directors’ report,
resolves that the total number of (i) shares that would be granted for free pursuant to the Fifteenth Resolution above and (ii) shares that may be issued upon the exercise of share warrants allocated pursuant to the Sixteenth Resolution above, and (iii) shares that may be subscribed or purchased upon the grant of options pursuant to the Seventeenth Resolution above, may not exceed 2,300,000 shares with a par value of €0.08 each, it being specified that to this limit shall be added the additional amount of shares to be issued in order to protect, in accordance with the applicable contractual stipulations, the rights of the holders of securities and other rights giving access to the shares.
Nineteenth Resolution
Delegation of authority given to the Board of Directors to increase the share capital by way of the issue of shares of the Company to participants in a company savings plan (plan d’épargne d’entreprise) established in accordance with Articles L. 3332-1 et seq. of the French Labor Code.
The Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings, having considered the Board of Directors’ report and the Statutory Auditors’ special report, in accordance, in particular, with the provisions of Articles L. 225-129 et seq. and L. 255-138, L. 225-138-1 of the French Commercial Code and Articles L. 3332-1 and L. 3332-18 et seq. of the French Labor Code,
delegates to the Board of Directors its authority in order to increase the share capital, on one or more occasions, at its discretion, in the proportions and at the times it considers appropriate, in France and/or abroad, by issuing ordinary shares reserved to employees and eligible corporate officers of the Company and of companies related to it within the meaning of Article L. 225-180 of the French Commercial Code and Article L. 3344-1 of the French Labor Code and which, moreover, meet the conditions that may be set by the Board of Directors (hereafter, “Group Employees”), subscribing directly or indirectly through the intermediary of one or several companies mutual funds, as long as the Group Employees adhere to a collective employee shareholding plan as stipulated in Articles L. 3332-1 et seq. of the French Labor Code,
resolves, consequently, to waive the preferential subscription right granted to shareholders by Article L. 225-132 of the French Commercial Code and to reserve subscription for the aforementioned shares to Group Employees, the other shareholders waiving any right to receive any free share in relation to the discount or employer contribution that would be issued on the basis of this resolution, resolves that the total nominal amount of capital increases that may be carried out pursuant to this resolution must not exceed the maximum amount of €44,000 or the equivalent in any other currency. This limit shall be increased, where appropriate, by nominal value of the shares to be issued to preserve the rights of holders of securities or other rights granting access to the Company capital, in accordance with the legislative and regulatory provisions and, where appropriate, the contractual provisions applicable, resolves that the issue price for a share shall be determined by the Board of Directors in accordance with the terms and conditions stipulated in Article L. 3332-20 of the French Labor Code, it being specified, however, that if, when use is made of this delegation, the shares of the Company were admitted for trading on a regulated market within the meaning of the French Commercial Code, the price would be set in accordance with the provisions of Article L. 3332-19 of the French Labor Code, resolves that, in the case where the beneficiaries have not subscribed, within the concerned time-period, the totality of the share capital increase, the share capital increase would be realized only up to the amount of the shares actually subscribed. In this case the unsubscribed shares can be proposed again to the beneficiaries in the context of a new share capital increase, resolves that the Board of Directors shall have all powers, in order to implement this delegation, resolves to give all powers, with the ability to delegate further according to the conditions stipulated in law, to the Board of Directors necessary to implement this resolution within the limits set above and, in particular:

-
determine the companies the Group Employees of which will be able to benefit from the subscription offer,

-
determine, within the limits fixed by law, the conditions of the issuance of the shares and the exercise period for the Group Employees to exercise their rights,

-
determine the time period and modalities of paying-up of the shares, it being specified that the time limit cannot be higher than 3 years,

-
deduct, as the case may be, the costs of the share capital increases on the share premium amount corresponding to those share capital increases, in case of newly issued shares in relation to the discount and/or employer contribution to capitalize reserves, results or shares premiums necessary to the paying-up of those shares and, if it deems it necessary, take from this amount, the amount necessary to increase the legal reserve to one tenth of the new share capital post increase;

-
acknowledge the paying-up of the share capital increase(s) proportionally to the number of subscribed shares and modify the articles of association accordingly;

-
to allot shares, pursuant to article L.3332-21 of the French Labor Code, to be issued or already issued, for free, in replacement of the contribution and/or, where appropriate, of the discount, provided that taking their pecuniary equivalent value into account, valued at the subscription price, does not result in exceeding the limits provided for by article L.3332-11 of the French Labor Code;

-
generally, take any measures and perform any formality appropriate to this issuance.

acknowledges that this delegation supersedes the unused portion of any previous delegation with the same purpose, decides that this delegation is granted for a period of eighteen (18) months from the date of this meeting.

## TALEND

## ASSEMBLÉE GÉNÉRALE MIXTE

## *COMBINED GENERAL MEETING*

**CADRE RÉSERVÉ À LA SOCIÉTÉ - *FOR COMPANY'S USE ONLY***

Identifiant - *Account*

Nombre d'actions / *Number of shares*: Nominatif / *Registered* (Vote simple / *Single vote*; Vote double / *Double vote*); Porteur / *Bearer*

Nombre de voix - *Number of voting rights*

| | 1 | 2 | 3 | 4 | 5 | 6 | 7 | 8 | 9 | 10 |
|---|---|---|---|---|---|---|---|---|---|---|
| Non / *No* | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |
| *Abs.* | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |
| | **11** | **12** | **13** | **14** | **15** | **16** | **17** | **18** | **19** | **20** |
| Non / *No* | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |
| *Abs.* | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |
| | **21** | **22** | **23** | **24** | **25** | **26** | **27** | **28** | **29** | **30** |
| Non / *No* | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |
| *Abs.* | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |
| | **31** | **32** | **33** | **34** | **35** | **36** | **37** | **38** | **39** | **40** |
| Non / *No* | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |
| *Abs.* | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |
| | **41** | **42** | **43** | **44** | **45** | **46** | **47** | **48** | **49** | **50** |
| Non / *No* | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |
| *Abs.* | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |

Sur les projets de résolutions non agréés, je vote en noircissant la case correspondant à mon choix.
***On the draft resolutions not approved, I cast my vote by shading the box of my choice.***

| | A | B |
|---|---|---|
| Oui / *Yes* | ☐ | ☐ |
| Non / *No* | ☐ | ☐ |
| *Abs.* | ☐ | ☐ |
| | **C** | **D** |
| Oui / *Yes* | ☐ | ☐ |
| Non / *No* | ☐ | ☐ |
| *Abs.* | ☐ | ☐ |
| | **E** | **F** |
| Oui / *Yes* | ☐ | ☐ |
| Non / *No* | ☐ | ☐ |
| *Abs.* | ☐ | ☐ |
| | **G** | **H** |
| Oui / *Yes* | ☐ | ☐ |
| Non / *No* | ☐ | ☐ |
| *Abs.* | ☐ | ☐ |
| | **J** | **K** |
| Oui / *Yes* | ☐ | ☐ |
| Non / *No* | ☐ | ☐ |
| *Abs.* | ☐ | ☐ |

***I HEREBY GIVE MY PROXY TO THE CHAIRMAN OF THE GENERAL MEETING***
*See reverse (3)*

Adresse / *Address*

**sur 1ère convocation** / *on 1st notification* — 25 juin 2021 / *June 25th, 2021*
**sur 2ème convocation** / *on 2nd notification*

**Date & Signature**

Important : Avant d’exercer votre choix, veuillez prendre connaissance des instructions situées au verso - Important : Before selecting please refer to instructions on reverse sideQuelle que soit l’option choisie, noircir comme ceci la ou les cases correspondantes, dater et signer au bas du formulaire - Whichever option is used, shade box(es) like this , date and sign at the bottom of the form1112131412122232423132333434142434445152535456162636467172737478182838489192939491020304050Pour être pris en considération, tout formulaire doit parvenir au plus tard : To be considered, this completed form must be returned no later than: sur 1ère convocation / on 1st notification sur 2ème convocation / on 2nd notificationla banque / to the bank à la société / to the companyJE DÉSIRE ASSISTER À CETTE ASSEMBLÉE et demande une carte d’admission : dater et signer au bas du formulaire / I WISH TO ATTEND THE SHAREHOLDER’S MEETING and request an admission card: date and sign at the bottom of the formCADRE RÉSERVÉ À LA SOCIÉTÉ - FOR COMPANY’S USE ONLYIdentifiant - AccountNumber of shares [[Nombre d’actions [ NominatifRegisteredVote doubleDouble votePorteurBearerNombre de voix - Number of voting rightsJE DONNE POUVOIR AU PRÉSIDENT DE L’ASSEMBLÉE GÉNÉRALECf. au verso (3)I HEREBY GIVE MY PROXY TO THECHAIRMAN OF THE GENERAL MEETINGSee reverse (3)JE DONNE POUVOIR À : Cf. au verso (4) pour me représenter à l’Assemblée I HEREBY APPOINT: See reverse (4) to represent me at the above mentioned MeetingM. Mme ou Mlle, Raison Sociale / Mr, Mrs or Miss, Corporate NameAdresse / AddressATTENTION : Pour les titres au porteur, les présentes instructions doivent être transmises à votre banque.CAUTION: As for bearer shares, the present instructions will be valid only if they are directly returned to your bank.Nom, prénom, adresse de l’actionnaire (les modifications de ces informations doivent être adressées à l'établissement concerné et ne peuvent être effectuées à l'aide de ce formulaire). Cf au verso (1)Surname, first name, address of the shareholder (Change regarding this information have to be notified to relevant institution, no changes can be made using this proxy form). See reverse (1)ACEGJBDFHKVote simpleSingle voteNon / NoAbs.Oui / YesNon / NoAbs.Oui / YesNon / NoAbs.Oui / YesNon / NoAbs.Oui / YesNon / NoAbs.Oui / YesNon / NoAbs.Non / NoAbs.Non / NoAbs.Non / NoAbs.Non / NoAbs.« Si le formulaire est renvoyé daté et signé mais qu’aucun choix n’est coché (carte d’admission / vote par correspondance / pouvoir au président / pouvoir à mandataire), cela vaut automatiquement pouvoir au Président de l’assemblée générale » ‘If the form is returned dated and signed but no choice is checked (admission card / postal vote / power of attorney to the President / power of attorney to a representative), this automatically applies as a proxy to the Chairman of the General Meeting’JE VOTE PAR CORRESPONDANCE / I VOTE BY POSTCf. au verso (2) - See reverse (2)Sur les projets de résolutions non agréés, jevote en noircissant la casecorrespondant à mon choix. On the draft resolutions not approved, I cast my vote byshading the box of my choice. Je vote OUI à tous les projets de résolutions présentés ou agréés par le Conseil d’Administration ou le Directoire ou la Gérance, à l’EXCEPTION de ceux que je signale en noircissant comme ceci l’une des cases “Non” ou “Abstention”. / I vote YES all the draft resolutions approved by the Boardof Directors, EXCEPT those indicated by a shaded box, like this , for which I vote No or I abstain.Si des amendements ou des résolutions nouvelles étaient présentés en assemblée, je vote NON sauf si je signale un autre choix en noircissant la case correspondante : In case amendments or new resolutions are proposed during the meeting, I vote NO unless I indicate another choice by shading the corresponding box: - Je donne pouvoir au Président de l’assemblée générale. / I appoint the Chairman of the general meeting………………………………………….………......- Je m’abstiens. / I abstain from voting .....................................................................................................................................................................................- Je donne procuration [cf. au verso renvoi (4)] à M., Mme ou Mlle, Raison Sociale pour voter en mon nom .......................................................................................I appoint [see reverse (4)] Mr, Mrs or Miss, Corporate Name to vote on my behalf.............................................................................................................................TALENDSociété Anonyme au capital de 2 567 521,60 €Siège Social :5-7 rue Salomon de Rothschild92150 Suresnes484 172 252 R.C.S. NANTERREASSEMBLÉE GÉNÉRALE MIXTEConvoquée pour le 29 Juin 2021 à 14h30Au Siège Social : 5-7 rue Salomon de Rothschild - 92150 SuresnesCOMBINED GENERAL MEETINGTo be held on June 29th, 2021, at 2:30 p.m.At the registered Office : 5-7 rue Salomon de Rothschild - 92150 Suresnes25 juin 2021 / June 25th, 2021à / to BNP Paribas Securities Services,CTO, Service Assemblées,Grands Moulins de Pantin,9, rue du Débarcadère,93761 Pantin Cedex

CONDITIONS D’UTILISATION DU FORMULAIRE (1) GENERALITES : Il s’agit d’un formulaire unique prévu par l’article R.
225-76 du Code de Commerce.QUELLE QUE SOIT L’OPTION CHOISIE :Le signataire est prié d’inscrire très exactement, dans la zone réservée à cet effet, ses nom (en majuscules), prénom usuel et adresse (lesmodifications de ces informations doivent être adressées à l'établissement concerné et ne peuvent être effectuées à l'aide de ceformulaire).Pour les personnes morales, le signataire doit renseigner ses nom, prénom et qualité.Si le signataire n'est pas l'actionnaire (exemple : Administrateur légal, Tuteur, etc.) il doit mentionner ses nom, prénom et la qualité enlaquelle il signe le formulaire de vote.Le formulaire adressé pour une assemblée vaut pour les assemblées successives convoquées avec le même ordre du jour (articleR. 225-77 alinéa 3 du Code de Commerce).Le texte des résolutions figure dans le dossier de convocation joint au présent formulaire (article R. 225-81 du Code de Commerce). Nepas utiliser à la fois « Je vote par correspondance » et « Je donne pouvoir » (article R. 225-81 paragraphe 8 du Code de Commerce).Un guide méthodologique de traitement des assemblées générales, incluant une grille de lecture de ce formulaire de vote parcorrespondance est disponible sur le site de l’AFTI : www.afti.asso.fr.La version française de ce document fait foi.(2) VOTE PAR CORRESPONDANCEArticle L. 225-107 du Code de Commerce (extrait) :“Tout actionnaire peut voter par correspondance, au moyen d’un formulaire dont les mentions sont fixées par décret en Conseild'Etat. Les dispositions contraires des statuts sont réputées non écrites.Pour le calcul du quorum, il n’est tenu compte que des formulaires qui ont été reçus par la société avant la réunion de l’assemblée,dans les conditions de délais fixées par décret en Conseil d'Etat. Les formulaires ne donnant aucun sens de vote ou exprimant uneabstention ne sont pas considérés comme des votes exprimés”La majorité requise pour l’adoption des décisions est déterminée en fonction des voix exprimées par les actionnaires présents oureprésentés. Les voix exprimées ne comprennent pas celles attachées aux actions pour lesquelles l’actionnaire n’a pas pris part auvote, s’est abstenu ou a voté blanc ou nul. (articles L. 225-96 et L. 225-98 du Code de Commerce et, s’agissant des sociétés ayantadopté le statut de la société européenne, et articles 57 et 58 du Règlement du Conseil (CE) N°2157/2001 relatif au statut dela société européenne)Si vous votez par correspondance : vous devez obligatoirement noircir la case “Je vote par correspondance” au recto.1 - il vous est demandé pour chaque résolution en noircissant individuellement les cases correspondantes :- soit de voter “Oui” (vote exprimé par défaut pour les projets de résolutions présentés au agréés, en l’absence d’un autre choix);- soit de voter “Non”;- soit de vous “Abstenir” en noircissant individuellement les cases correspondantes.2 - Pour le cas où des amendements aux résolutions présentées ou des résolutions nouvelles seraient déposées lors de l’assemblée,il vous est demandé d'opter entre vote contre (vote exprimé par défaut en l’absence d’un autre choix), pouvoir au président del'assemblée générale, abstention ou pouvoir à personne dénommée en noircissant la case correspondant à votre choix.(3) POUVOIR AU PRÉSIDENT DE L’ASSEMBLÉE GÉNÉRALEArticle L. 225-106 du Code de Commerce (extrait) :"Pour toute procuration d’un actionnaire sans indication de mandataire, le président de l’assemblée générale émet un vote favorableà l’adoption de projets de résolutions présentés ou agréés par le conseil d’administration ou le directoire, selon le cas, et un votedéfavorable à l’adoption de tous les autres projets de résolution. Pour émettre tout autre vote, l’actionnaire doit faire choix d’unmandataire qui accepte de voter dans le sens indiqué par le mandant".(4) POUVOIR À UNE PERSONNE DÉNOMMÉEArticle L. 225-106 du Code de Commerce (extrait) :“I - Un actionnaire peut se faire représenter par un autre actionnaire, par son conjoint ou par le partenaire avec lequel il a concluun pacte civil de solidarité.II - Le mandat ainsi que, le cas échéant, sa révocation sont écrits et communiqués à la société. Les conditions d'application duprésent alinéa sont précisées par décret en Conseil d'Etat.III - Avant chaque réunion de l'assemblée générale des actionnaires, le président du conseil d'administration ou le directoire, selonle cas, peut organiser la consultation des actionnaires mentionnés à l'article L. 225-102 afin de leur permettre de désigner un ouplusieurs mandataires pour les représenter à l'assemblée générale conformément aux dispositions du présent article.Cette consultation est obligatoire lorsque, les statuts ayant été modifiés en application de l'article L. 225-23 ou de l'article L. 225-71, l'assemblée générale ordinaire doit nommer au conseil d'administration ou au conseil de surveillance, selon le cas, un ou dessalariés actionnaires ou membres des conseils de surveillance des fonds communs de placement d'entreprise détenant des actionsde la société. Cette consultation est également obligatoire lorsque l'assemblée générale extraordinaire doit se prononcer sur unemodification des statuts en application de l'article L. 225-23 ou de l'article L. 225-71.Les clauses contraires aux dispositions des alinéas précédents sont réputées non écrites."Article L. 22-10-39 du Code de Commerce:"Outre les personnes mentionnées au I de l'article L. 225-106, un actionnaire peut se faire représenter par toute autre personnephysique ou morale de son choix lorsque les actions de la société sont admises aux négociations sur un marché réglementé ou surun système multilatéral de négociation soumis aux dispositions du II de l'article L. 433-3 du code monétaire et financier dans lesconditions prévues par le règlement général de l'Autorité des marchés financiers, figurant sur une liste arrêtée par l'autorité dans desconditions fixées par son règlement général, à condition dans cette seconde hypothèse, que les statuts le prévoient.Les clauses contraires aux dispositions du précédent alinéa sont réputées non écrites."Article L. 22-10-40 du Code de Commerce“Lorsque, dans les cas prévus au premier alinéa du I de l'article L. 22-10-39, l'actionnaire se fait représenter par une personne autreque son conjoint ou le partenaire avec lequel il a conclu un pacte civil de solidarité, il est informé par son mandataire de tout faitlui permettant de mesurer le risque que ce dernier poursuive un intérêt autre que le sien.Cette information porte notamment sur le fait que le mandataire ou, le cas échéant, la personne pour le compte de laquelle il agit :1° Contrôle, au sens de l'article L. 233-3, la société dont l'assemblée est appelée à se réunir ;2° Est membre de l'organe de gestion, d'administration ou de surveillance de cette société ou d'une personne qui la contrôle ausens de l'article L. 233-3 ;3° Est employé par cette société ou par une personne qui la contrôle au sens de l'article L. 233-3 ;4° Est contrôlé ou exerce l'une des fonctions mentionnées au 2° ou au 3° dans une personne ou une entité contrôlée par unepersonne qui contrôle la société, au sens de l'article L. 233-3.Cette information est également délivrée lorsqu'il existe un lien familial entre le mandataire ou, le cas échéant, la personne pour lecompte de laquelle il agit, et une personne physique placée dans l'une des situations énumérées aux 1° à 4°.Lorsqu'en cours de mandat, survient l'un des faits mentionnés aux alinéas précédents, le mandataire en informe sans délai sonmandant. A défaut par ce dernier de confirmation expresse du mandat, celui-ci est caduc.La caducité du mandat est notifiée sans délai par le mandataire à la société.Les conditions d'application du présent article sont précisées par décret en Conseil d'Etat.”Article L. 22-10-41 du Code de commerce“Toute personne qui procède à une sollicitation active de mandats, en proposant directement ou indirectement à un ou plusieursactionnaires, sous quelque forme et par quelque moyen que ce soit, de recevoir procuration pour les représenter à l'assemblée d'unesociété mentionnée au premieralinéa de l'article L. 22-10-39, rend publique sa politique de vote.Elle peut également rendre publiques ses intentions de vote sur les projets de résolution présentés à l'assemblée. Elle exerce alors,pour toute procuration reçue sans instructions de vote, un vote conforme aux intentions de vote ainsi rendues publiques. Les conditionsd'application du présent article sont précisées par décret en Conseil d'Etat.”Article L. 22-10-42 du Code de commerce“Le tribunal de commerce dans le ressort duquel la société a son siège social peut, à la demande du mandant et pour une duréequi ne saurait excéder trois ans, priver le mandataire du droit de participer en cette qualité à toute assemblée de la sociétéconcernée en cas de non-respect de l'obligation d'information prévue aux troisième à septième alinéas de l'article L. 22-10-40 oudes dispositions de l'article L. 22-10-41. Le tribunal peut décider la publication de cette décision aux frais du mandataire. Le tribunalpeut prononcer les mêmes sanctions à l'égard du mandataire sur demande de la société en cas de non-respect des dispositions del'article L. 22-10-41.” Les informations à caractère personnel recueillies dans le cadre du présent document sont nécessaires à l’exécution de vos instructions de vote. Vous disposez d’un certain nombre de droits concernant vos données (accès, rectification, etc.). Ces droits peuvent être exercés auprès de votre teneur de compte aux coordonnées indiquées par ce dernier. BP2S opère des traitements de données personnelles vous concernant. Le détail de ces traitements et l’ensemble de vos droits concernant vos données figurent dans la Notice d’information sur la protection des données personnelles, disponible sur le site institutionnel de BP2S : https://securities.bnpparibas.com/fr/data-protection-notice.html FORM TERMS AND CONDITIONS (1) GENERAL INFORMATION: This is the sole form pursuant to article R. 225-76 du Code de CommerceWHICHEVER OPTION IS USED:The signatory should write his/her exact name and address in capital letters in the space provided e.g. a legal guardian: (Changeregarding this information have to be notified to relevant institution, no change can be made using this proxy form).If the signatory is a legal entity, the signatory should indicate his/her full name and the capacity in which he is entitled to sign on thelegal entity’s behalf.If the signatory is not the shareholder (e.g. a legal guardian), please specify your full name and the capacity in which you are signingthe proxy.The form sent for one meeting will be valid for all meetings subsequently convened with the same agenda (art. R. 225-77 alinéa 3 duCode de Commerce).The text of the resolutions is in the notification of the meeting which is sent with this proxy (article R. 225-81 du Code de Commerce).Please do not use both "I vote by post" and "I hereby appoint" (article R. 225-81 du Code de Commerce).A guide relating to the general meetings processing, including an interpretation grid of this proxy form, is available on the AFTI websiteat: www.afti.asso.frThe French version of this document governs; The English translation is for convenience only.(2) POSTAL VOTING FORMArticle L. 225-107 du Code de Commerce (extract) :“Any shareholder may vote by post, using a form the wording of which shall be fixed by a decree approved by theConseil d'Etat. Any provisions to the contrary contained in the memorandum and articles of association shall bedeemed nonexistent.When calculating the quorum, only forms received by the company before the meeting shall be taken into account,on conditions to be laid down by a decree approved by the Conseil d'Etat. The forms giving no voting direction orindicating abstention shall not be considered as votes cast.”The majority required for the adoption of the general meeting's decisions shall be determined on the basis of the votescast by the shareholders present or represented. The votes cast shall not include votes attaching to shares in respectof which the shareholder has not taken part in the vote or has abstained or has returned a blank or spoilt ballot paper(articles L. 225-96 and L. 225-98 du Code de Commerce and, for the companies which have adopted the statuteof European company, articles 57 and 58 of the Council Regulation (EC) n°2157/2001 on the statute for a Europeancompany).If you wish to use the postal voting form, you have to shade the box on the front of the document: “I vote by post”.1 - In such event, please comply for each resolution the following instructions by shading boxes of your choice:- either vote "Yes" (in absence of choice, vote expressed by default for the approved draft resolutions),- or vote “No”,- or vote “Abstention” by shading boxes of your choice.2 - In case of amendments or new resolutions during the general meeting, you are requested to choose between vote“No” (vote expressed by default in absence of choice), proxy to the chairman of the general meeting, “Abstention” orproxy to a mentioned person individual or legal entity by shading the appropriate box.(3) PROXY TO THE CHAIRMAN OF THE GENERAL MEETINGArticle L. 225-106 du Code de Commerce (extract):"In case of any power of representation given by a shareholder without naming a proxy, the chairman of the generalmeeting shall issue a vote in favor of adopting a draft resolutions submitted or approved by the Board of Directors or theManagement Board, as the case may be, and a vote against adopting any other draft resolutions. To issue any other vote,the shareholder must appoint a proxy who agrees to vote in the manner indicated by his principal.”(4) PROXY TO A MENTIONED PERSON (INDIVIDUAL OR LEGAL ENTITY)Article L. 225-106 du Code de Commerce (extract):"I - A shareholder may be represented by another shareholder, by his or her spouse, or by his or her partner who he or shehas entered into a civil union with.II - The proxy as well as its dismissal, as the case may be, must be written and made known to the company. A Conseild'Etat decree specifies the implementation of the present paragraph.III - Before every general meeting, the chairman of the board of directors or the management board, as the case may be,may organise a consultation with the shareholders mentioned in article L. 225-102 to enable them to appoint one or moreproxies to represent them at the meeting in accordance with the provisions of this Article.Such a consultation shall be obligatory where, following the amendment of the memorandum and articles of associationpursuant to article L. 225-23 or article L. 225-71, the ordinary general meeting is required to appoint to the board ofdirectors or the supervisory board, as the case may be, one or more shareholder employees or members of the supervisoryboard of the company investment funds that holds company’s shares. Such a consultation shall also be obligatory where aspecial shareholders' meeting is required to take a decision on an amendment to the memorandum and articles ofassociation pursuant to article L. 225-23 or article L. 225-71.Any clauses that conflict with the provisions of the preceding sub-paragraphs shall be deemed non-existent.”Article L. 22-10-39 du Code de commerce“He or she can also be represented by an individual or legal entity of his or her choice:1° When the shares are admitted to trading on a regulated market;2° When the shares are admitted to trading on a multilateral trading facility which is subject to the provisions of theparagraph II of the article L. 433-3 of the Code monétaire et financier as provided by the general regulation of the Autoritédes marchés financiers (French Financial Markets Regulatory Authority), included on a list issued by the AMF subject to theconditions provided by its general regulation, and stated in the company memorandum and articles of association.“Article L. 22-10-40 du Code de commerce“When, in the events envisaged by the first paragraph of the article L. 22-10-39, the shareholder is represented by a personother than his or her spouse or his or her partner who he or she has entered into a civil union with, he or she is informedby the proxy of any event enabling him or her to measure the risk that the latter pursue an interest other than his or hers.This information relates in particular to the event that the proxy or, as the case may be, the person on behalf of whom itacts :1° Controls, within the meaning of article L. 233-3, the company whose general meeting has to meet;2° Is member of the management board, administration or supervisory board of the company or a person which controlsit within the meaning of the article L. 233-3;3° Is employed by the company or a person which controls it within the meaning of article L. 233-3;4° Is controlled or carries out one of the functions mentioned with the 2° or the 3° in a person or an entity controlled by aperson who controls the company, within the meaning of the article L. 233-3.This information is also delivered when a family tie exits between the proxy or, as the case may be, the person on behalfof whom it acts, and a natural person placed in one of the situations enumerated from 1° to 4° above. When during theproxy, one of the events mentioned in the preceding subparagraphs occurs, the proxy informs without delay his constituent.Failing by the latter to confirm explicitly the proxy, this one is null and void.The termination of the proxy is notified without delay by the proxy to the company. The conditions of application of thisarticle are determined by a Conseil d’Etat decree.”Article L. 22-10-41 du Code de commerce“Any person who proceeds to an active request of proxy, while proposing directly or indirectly to one or more shareholders,under any form and by any means, to receive proxy to represent them at the general meeting of a company mentioned inthe first paragraph of the article L. 22-10-39, shall release its voting policy.It can also release its voting intentions on the draft resolutions submitted to the general meeting. It exercises then, for anyproxy received without voting instructions, a vote in conformity with the released voting intentions. The conditions ofapplication of this article are determined by a Conseil d’Etat decree.”Article L. 22-10-42 du Code de commerce“The commercial court of which the company’ s head office falls under can, at the request of the constituent and for aduration which cannot exceed three years, deprive the proxy of the right to take part in this capacity to any general meetingof the relevant company in the event of non-compliance with mandatory information envisaged from the third to seventhparagraphs of article L. 22-10-40 or with the provisions of article L. 22-10-41. The court can decide the publication of thisdecision at the expenses of the proxy.The court can impose the same sanctions towards the proxy on request of the company in the event of non- compliance ofthe provisions of the article L. 22-10-41.” Personal data included in this form are necessary for the execution of your voting instructions. You have certain minimum rights regarding your data (access, correction…). These rights may be exercised using the contact details provided by your custodian.BP2S processes personal data about you. Details of these treatments and all your data rights can be found in the Personal Data Protection Information Notice, available on the BP2S website: https://securities.bnpparibas.com/data-protection-notice.htm

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TALEND S.A.Ordre du jour de l'Assemblée
générale ordinaire des actionnairesSi vous choisissez de donner pouvoir au président de l’assemblée générale pour voter en votre nom, le président émettra un vote favorable à l’adoption des résolutions suivantes.Les points suivants, proposés par le Conseil d’administration, seront soumis au vote de l’Assemblée générale ordinaire 2021 :1. Ratification de la nomination provisoire de Madame Elissa Fink en qualité d'administrateur ;2. Ratification de la nomination provisoire de Monsieur Ryan Kearny en qualité d'administrateur ;3. Renouveler le mandat d’administrateur de Monsieur Ryan Kearny ;4. Renouveler le mandat d’administrateur de Monsieur Patrick Jones ;5. Renouveler le mandat d’administrateur de Madame Christal Bemont ;6. Approbation, à titre consultatif, de la rémunération de nos cadres dirigeants désignés (« named executive officers ») ;7. Approbation des comptes annuels de l'exercice clos le 31 décembre 2020 ;8. Affectation du résultat pour l'exercice clos le 31 décembre 2020 ;9. Approbation des états financiers consolidés établis selon les normes IFRS pour l'exercice clos le 31 décembre 2020 ;10. Approbation d'une convention d'indemnisation conclue avec Madame Elissa Fink (convention visée aux articles L. 225-38 et suivants du Code de commerce) ;11. Approbation d'une convention d'indemnisation conclue avec Monsieur Ryan Kearny (convention visée aux articles L. 225-38 et suivants du Code de commerce) ;12. Approbation d’une convention de conseil conclue avec Monsieur Michael Tuchen (convention visée aux articles L. 225-38 et suivants du Code de commerce) ;13. Approbation d'une convention de séparation et de décharge conclue avec Monsieur Laurent Bride (convention visée aux articles L. 225-38 et suivants du Code de commerce) ;14. Ratification de la désignation de KPMG LLP en tant qu'expert-comptable indépendant de la Société pour l'exercice clos le 31 décembre 2021 dans le cadre des états financiers de la Société préparés conformément aux principes comptables généralement acceptés aux États-Unis aux fins de reporting auprès de la SEC ;Agenda of the Ordinary Shareholders’ MeetingPlease note that if you grant a proxy to the chairman of the meeting to vote your ordinary shares, the chairman will vote in favor of adopting the following resolutions.The following matters proposed by the Board of Directors will be considered at the 2021 Ordinary Shareholders’ Meeting:1. To ratify the provisional appointment of Ms. Elissa Fink as Director;2. To ratify the provisional appointment of Mr. Ryan Kearny as Director;3. To renew the term of office of Mr. Ryan Kearny as Director;4. To renew the term of office of Mr. Patrick Jones as Director;5. To renew the term of office of Ms. Christal Bemont as Director;6. To approve, on an advisory basis, the compensation of our named executive officers;7. To approve the statutory financial statements for the year ended December 31, 2020;8. To allocate earnings for the year ended December 31, 2020;9. To approve the consolidated financial statements for the year ended December 31, 2020 prepared in accordance with IFRS;10. To approve an indemnification agreement entered into with Ms. Elissa Fink (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);11. To approve an indemnification agreement entered into with Mr. Ryan Kearny (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);12. To approve a consulting agreement entered into with Mr. Michael Tuchen (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);13. To approve a separation agreement and release entered into with Mr. Laurent Bride (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);14. To ratify the selection of KPMG LLP as the independent registered public accountant for the Company for the fiscal year ending December 31, 2021 with respect to the Company’s financial statements prepared in accordance with generally accepted accounting principles in the United States for SEC reporting purposes;

Ordre du jour de l'Assemblée générale extraordinaire des actionnaires :Si vous choisissez de donner pouvoir au président de l’assemblée
générale pour voter en votre nom, le président émettra un vote favorable à l’adoption des résolutions suivantes.Les points suivants, proposés par le Conseil d’administration, seront soumis au vote de l’Assemblée générale extraordinaire 2021 :15. Délégation de compétence au conseil d'administration afin d’attribuer des actions gratuites existantes et/ou à émettre de la Société à tout ou partie des salariés et/ou mandataires sociaux de la Société ou des sociétés du Groupe, conformément aux dispositions des articles L. 225-197-1 et suivants du Code de commerce ;16. Délégation de compétence au conseil d'administration afin d'émettre des bons de souscription d'actions, avec suppression du droit préférentiel de souscription des actionnaires, au profit d'une catégorie de personnes répondant à certaines caractéristiques ;17. Délégation de compétence au conseil d’administration afin de consentir des options de souscription ou d’achat d’actions de la Société, conformément aux dispositions des articles L. 225-177 et suivants du code de commerce, à tout ou partie des salariés et/ou mandataires sociaux de la Société ou des sociétés du Groupe conformément aux dispositions de l’article L. 225-180 et suivants du Code de commerce ;18. Fixation des limitations globales du montant des émissions effectuées en vertu des délégations visées aux points n° 15, 16 et 17 ci-dessus ; et19. Délégation de compétence au conseil d'administration de la Société afin d'augmenter le capital social par émission d'actions de la Société au profit des participants à un plan d'épargne d'entreprise établi conformément aux articles L. 3332-1 et suivants du Code du travail.Agenda of the Extraordinary Shareholders’ Meeting:Please note that if you grant a proxy to the chairman of the meeting to vote your ordinary shares, the chairman will vote in favor of adopting the following resolutions.The following matters proposed by the Board of Directors will be considered at the 2021 Extraordinary Shareholders’ Meeting:15. To delegate authority to the board of directors to grant existing and/or newly issued free shares of the Company to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code;16. To delegate authority to the board of directors to issue share warrants (bons de souscription d'actions), without shareholders' preferential subscription right, for the benefit of a category of persons meeting certain characteristics;17. To delegate authority to the board of directors to grant options to subscribe for new ordinary shares or options to purchase ordinary shares of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L. 225-180 et seq. of the French Commercial Code;18. To limit the amount of issues under Proposal Nos. 15, 16 and 17; and19. To delegate authority to the board of directors to increase the share capital by way of the issue of shares of the Company to participants in a company savings plan (plan d'épargne d'entreprise) established in accordance with Articles L. 3332-1 et seq. of the French Labor Code.

JPMorgan Chase Bank, N.A., Depositary
PO Box 64507 Saint Paul MN 55164-0507

# TALEND S.A.

PLEASE FOLD HERE

**Ordinary General Shareholders' Meeting**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| Res. 1 | ☐ | ☐ | ☐ |
| Res. 2 | ☐ | ☐ | ☐ |
| Res. 3 | ☐ | ☐ | ☐ |
| Res. 4 | ☐ | ☐ | ☐ |
| Res. 5 | ☐ | ☐ | ☐ |
| Res. 6 | ☐ | ☐ | ☐ |
| Res. 7 | ☐ | ☐ | ☐ |

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| Res. 8 | ☐ | ☐ | ☐ |
| Res. 9 | ☐ | ☐ | ☐ |
| Res. 10 | ☐ | ☐ | ☐ |
| Res. 11 | ☐ | ☐ | ☐ |
| Res. 12 | ☐ | ☐ | ☐ |
| Res. 13 | ☐ | ☐ | ☐ |
| Res. 14 | ☐ | ☐ | ☐ |

**Extraordinary General Shareholders' Meeting**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| Res. 15 | ☐ | ☐ | ☐ |
| Res. 16 | ☐ | ☐ | ☐ |
| Res. 17 | ☐ | ☐ | ☐ |
| Res. 18 | ☐ | ☐ | ☐ |
| Res. 19 | ☐ | ☐ | ☐ |

**Sign below** Date:________________________

JPMorgan Chase Bank, N.A., DepositaryPO Box 64507 Saint Paul MN 55164-0507 Address change Mark box, sign, and indicate changes/
comments below: TALEND S.A.TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY RECEIPTS (“ADRs”)REPRESENTING ORDINARY SHARES (“SHARES”) OFTALEND S.A.Sign below Date:Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the face of this card and on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.PLEASE FOLD HEREPlease refer to the reverse side of this card for the Resolutions to be voted at the Meeting.Mark box at immediate right if you wish to give a discretionary proxy to the Chairman of the Company’s General Shareholders’ Meeting. PLEASE NOTE: Marking this box voids any other instructions indicated above. Ordinary General Shareholders’ Meeting Extraordinary General Shareholders’ MeetingFORAGAINSTABSTAINFORAGAINSTABSTAINFORAGAINSTABSTAINRes. 1Res. 8Res. 15Res. 2Res. 9Res. 16Res. 3Res. 10Res. 17Res. 4Res. 11Res. 18Res. 5Res. 12Res. 19Res. 6Res. 13Res. 7Res. 14

AGENDAOrdinary Shareholders’ Meeting1.To ratify the provisional appointment of Ms. Elissa Fink asDirector2.To ratify the provisional appointment of Mr. Ryan Kearny asDirector3.To renew the term of office of Mr. Ryan Kearny as Director4.To renew the term of office of Mr. Patrick Jones as Director5.To renew the term of office of Ms. Christal Bemont as Director6.To approve, on an advisory basis, the compensation of ournamed executive officers7.To approve the statutory financial statements for the year ended December 31, 20208.To allocate earnings for the year ended December 31, 20209.To approve the consolidated financial statements for the yearended December 31, 2020 prepared in accordance with IFRS10.To approve an indemnification agreement entered into withMs. Elissa Fink (agreement referred to in Articles L. 225-38 etseq. of the French Commercial Code)11.To approve an indemnification agreement entered into withMr. Ryan Kearny (agreement referred to in Articles L. 225-38 etseq. of the French Commercial Code)12.To approve a consulting agreement entered into withMr. Michael Tuchen (agreement referred to in Articles L. 225-38et seq. of the French Commercial Code)13.To approve a separation agreement and release entered intowith Mr. Laurent Bride (agreement referred to in ArticlesL.225-38 et seq. of the French Commercial Code)14.To ratify the selection of KPMG LLP as the independentregistered public accountant for the Company for the fiscal yearending December 31, 2021 with respect to the Company’sfinancial statements prepared in accordance with generallyaccepted accounting principles in the United States for SECreporting purposesExtraordinary Shareholders’ Meeting15.To delegate authority to the board of directors to grant existingand/or newly issued free shares of the Company to all or certainemployees and/or all or certain corporate officers of theCompany or companies in the group, in accordance with theprovisions of Articles L. 225-197-1 et seq. of the FrenchCommercial Code16.To delegate authority to the board of directors to issue sharewarrants (bons de souscription d’actions), without shareholders’preferential subscription right, for the benefit of a category ofpersons meeting certain characteristics17.To delegate authority to the board of directors to grant optionsto subscribe for new ordinary shares or options to purchaseordinary shares of the Company, pursuant to the provisions ofArticles L. 225-177 et seq. of the French Commercial Code to allor certain employees and/or all or certain corporate officers ofthe Company or companies in the group, in accordance with theprovisions of Articles L. 225-180 et seq. of the FrenchCommercial Code18.To limit the amount of issues under Proposal Nos. 15, 16 and 1719.To delegate authority to the board of directors to increase theshare capital by way of the issue of shares of the Company toparticipants in a company savings plan (plan d’épargned’entreprise) established in accordance with Articles L. 3332-1et seq. of the French Labor CodeTalend S.A.JPMorgan Chase Bank, N.A., DepositaryPO Box 64506, Saint Paul MN 55164-0506Voting Instruction CardPLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.JPMorgan Chase Bank, N.A. (the “Depositary”) has received advice that the 2021 Annual Combined General Meeting of Shareholders (the “Meeting”) of Talend S.A. (the “Company”) will be held at 5-7 rue Salomon de Rothschild, 92150, Suresnes, France, on Tuesday, June 29, 2021, at 2:30 p.m. (Paris time), for the purposes set forth on this card. The Company is monitoring the situation regarding COVID-19 (Coronavirus) closely and it will monitor the need to potentially alter the date, time or location of the Meeting or switch to a virtual meeting format. If the Company takes any of these or other steps, it will announce the decision to do so in advance by a press release and the filing of additional proxy materials with the Securities and Exchange Commission. Please monitor its website at https://investor.talend.com for updated information.In accordance with the provisions governing the ADRs, each registered holder of ADRs (each a “Holder”) at the close of business on May 14, 2021 (NY time) (the “ADR Record Date”) will, subject to any applicable provisions of French law and of the Company’s By-Laws, be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the Shares represented by the American Depositary Shares (“ADSs”) evidenced by such Holder’s ADRs. If you are desirous of having the Shares represented by your ADSs voted by the Depositary FOR or AGAINST or to ABSTAIN from the Resolutions to be proposed at the Meeting, or any of them, as the case may be, kindly execute and forward this Voting Instruction Card to the Depositary. The enclosed postage paid envelope is provided for this purpose. The Voting Instruction Card should be executed in such a manner as to show clearly whether you desire the Depositary to vote FOR or AGAINST or to ABSTAIN from each of the Resolutions, or any of them, as the case may be. Alternatively, you may check a box to give a discretionary proxy to the Chairman of the Board of Directors to vote in favor of all Resolutions endorsed by the Company’s Board of Directors and against any Resolutions not so endorsed. To be valid, a properly completed and executed Voting Instruction Card MUST reach the Depositary before 12:00 p.m. (NY time) on June 22, 2021. By submitting this Voting Instruction Card, you will be requesting and authorizing the Depositary to vote or cause to be voted the Shares represented by their ADSs evidenced by your ADRs in accordance with the instructions contained herein at the Meeting.Upon actual receipt by the ADR department of the Depositary of instructions of an eligible Holder in the manner and on or before the 12:00 p.m. (NY time) June 22, 2021 deadline set forth above, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Shares to vote or cause to be voted the Shares represented by the ADSs evidenced by such Holder’s ADRs in accordance with such instructions. To the extent voting instructions are not so timely or properly received by the Depositary from any Holder, the Shares represented by such Holder’s ADSs will not be voted at the Meeting.If you wish to collect further information about the Resolutions, the Company has instructed us to notify you to go to the Company’s Investors’ website at: https://investor.talend.com/shareholder-services/annual-meeting.NOTE: The Depositary has not reviewed the Company’s website or any of the items thereon, and is not liable for the contents thereof.JPMorgan Chase Bank, N.A., Depositary